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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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REINSURANCE GROUP OF AMERICA,
INCORPORATED

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NOTICE OF THE ANNUAL MEETING OF
THE SHAREHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

Chesterfield, Missouri
April 8, 2020
To the Shareholders of Reinsurance Group of America, Incorporated:

The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated (the "Company") will be held virtually on May 20, 2020, commencing at 2:00 p.m. CDT. Due to safety concerns regarding the COVID-19 outbreak, this year the Company will be hosting the Annual Meeting live via the Internet. To attend the Annual Meeting via the Internet please visit www.virtualshareholdermeeting.com/RGA2020. Information on how to participate in this year's virtual meeting can be found on page 72. At this meeting only holders of record of the Company's common stock at the close of business on March 17, 2020 will be entitled to vote, for the following purposes:

1.	To elect seven directors for terms expiring in 2021;

2.	To vote to approve the compensation of the Company's named executive officers on a non-binding, advisory basis;

3.	To vote to approve the Company's Amended & Restated Articles of Incorporation;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2020; and

5.	To transact other business, if any, properly brought before the meeting.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By
J. Cliff Eason, Chair of the Board

William L. Hutton, Secretary

TABLE OF CONTENTS

Use of Non-GAAP Financial Measures	76
Appendix A - Marked Amended & Restated Articles of Incorporation	79

PROXY STATEMENT SUMMARY

These proxy materials are being provided to you because the Board of Directors is soliciting your proxy to vote your shares at the Company's 2020 Annual Shareholders' Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find additional information in this Proxy Statement. This Proxy Statement and the related proxy materials were first made available to shareholders and on the Internet on April 8, 2020.

Annual Shareholders' Meeting

Time: May 20, 2020, 2:00 p.m., Central time
Place: Virtual live meeting will be held via the Internet at www.virtualshareholdermeeting.com/RGA2020
Record Date: Close of business on March 17, 2020

Voting Matters and Board Recommendations

Proposal		Board Recommendation	Voting Options	Vote Required to Adopt the Proposal	More Information
1.	Election of Directors	FOR all nominees	For, against or abstain for each nominee	If a quorum is present, the vote required to elect each director is a majority of the common stock represented in person or by proxy at the Annual Meeting.	page 1
2.	Shareholders' Advisory Vote on Executive Compensation	FOR	For, against or abstain	If a quorum is present, the vote required to approve this Item is a majority of the common stock represented in person or by proxy at the Annual Meeting.	page 64
3.	Amended & Restated Articles of Incorporation	FOR	For, against or abstain
If a quorum is present, the vote required to approve this Item is at least a majority of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.
page 66
4.	Ratification of Appointment of Independent Auditor	FOR	For, against or abstain	If a quorum is present, the vote required to approve this Item is a majority of the common stock represented in person or by proxy at the Annual Meeting.	page 67
See "Additional Information - Voting" (page 74) for additional information.

How to Cast Your Vote

Your vote is important. Please cast your vote and play a part in the future of Reinsurance Group of America, Incorporated. Shareholders of record, who hold shares registered in their names with the Company’s transfer agent, can vote by:

STA 103
NOV 19 03 CHRIS
09:44 am
FLASH
TRANS
SPEED
CONF
MSG
FWD
MUTE
CAMP ON
ON/OFF
HOLD
VOLUME
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Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S. or Canada	mail return the signed proxy card

i

Board Nominees (page 1)

Name	Director Since	Independent	Election for Term Ending	Committee Memberships
Pina Albo	2019	Yes	2021	None
Christine R. Detrick	2014	Yes	2021	Compensation Nominating and Governance, Chair
J. Cliff Eason	1993	Yes	2021	Compensation Nominating and Governance
John J. Gauthier	2018	Yes	2021	Audit Finance, Investment and Risk Management
Anna Manning	2016	No	2021	None
Hazel M. McNeilage	2018	Yes	2021	Audit Nominating and Governance
Steven C. Van Wyk	2019	Yes	2021	Audit Finance, Investment and Risk Management

Our Board and Its Committees (page 18)

	Number of Members*	Percent Independent*	Number of Meetings in 2019
Full Board	10	90%	7
Audit	4	100%	8
Compensation	4	100%	6
Finance, Investment and Risk Management	4	100%	6
Nominating and Governance	3	100%	4
*As of January 6, 2020.

Board Diversity Snapshot

*As of January 6, 2020.

Governance Facts (page 14)

Size of Board	10
Number of Independent Directors	9
Audit, Compensation and Nominating & Governance Committees Comprised Entirely of Independent Directors	Yes
Independent Presiding Director	Yes
Separate Chair and CEO	Yes
Majority Voting for Director Elections	Yes
Advisory Vote on Executive Compensation	Annual
Annual Board and Committee Assessments	Yes
Stock Ownership Guidelines for Directors and Executive Officers	Yes
Restrictions on Hedging and Pledging of Company Shares for Directors and Employees	Yes
Executive Incentive Recoupment (Clawback) Policy	Yes
Declassified Board of Directors	Yes*
Proxy Access	Yes
Shareholder Rights Plan (Poison Pill)	No
As of January 6, 2020.
*Declassification is phased in over a three-year period. The Board will be fully declassified in 2021.

2019 Executive Compensation Highlights (page 26)

Annual Bonus Plan (based only on overall Company financial performance)
Metric	Actual Results	% of Target Payout
Adjusted Operating Income Per Share[1] (50%)	$13.35/share	133.0%
Book Value Per Share Excluding AOCI[1] (25%)	$135.10/share	132.6%
New Business Embedded Value (15%)	$662.1 million	141.5%
Annual Adjusted Operating Consolidated Revenue[1] (10%)	$14.3 billion	179.7%
Payout	138.8%

2017-2019 Performance Contingent Share Program
Metric	Actual Results	% of Target Payout
Three-Year Adjusted Operating Return on Equity[1]	10.7%	108.0%
Three-Year Relative Return on Equity[2]	TBD	TBD
Three-Year Adjusted Operating Revenue Growth Rate[1]	7.1%	200.0%
Payout	To be determined late April 2020
[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.
[2]The three-year relative ROE measure is dependent upon publicly available financial results of our peer companies; therefore our performance for the Relative Return on Equity metric will not be approved by the Compensation Committee until late April 2020, after the filing of this Proxy Statement.

2019 Business Highlights
Summarized below are highlights of our financial performance for 2019:

•	Our full-year total revenue was $14.3 billion and net premiums totaled $11.3 billion in 2019.

•	Our full-year earnings per diluted share: net income $13.62; adjusted operating income[1] $13.35.

•	Our full-year return on equity was 8.4% for 2019 and our full-year adjusted operating return on equity[1] was 10.5%.

•	Book value per share at year-end 2019 was $185.17 including accumulated other comprehensive income ("AOCI"), and $135.10 excluding AOCI.[1]

•	Our dividends for the year totaled $2.60 per share, an increase of 18 percent over the prior year.

For additional information on our 2019 financial performance, see our 2019 Annual Report on Form 10-K.

[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.

Proposal to Amend the Company's Amended & Restated Articles of Incorporation (page 65)

The Company is seeking approval to amend and restate the Company’s Amended and Restated Articles of Incorporation (the "Articles of Incorporation"). These amendments do not substantively change the Articles of Incorporation, except to reflect that special meetings of the shareholders may be called from time to time as specified in by the Bylaws. We believe this proposal will not adversely affect the rights or preferences of shareholders. Specifically:

•
The proposed amendment removes certain outdated and unnecessary provisions from the Articles of Incorporation, such as references to (i) our prior capital structure and the conversion to the current capital structure (2008), (ii) our original incorporator, (iii) the phase-in provisions relating to the declassification of our Board of Directors and (iv) the five percent ownership provisions, which have expired.

•
The proposed amendment provides that special meetings of the shareholders may be called from time to time as specified in the Company’s Amended & Restated Bylaws (the "Bylaws"). The Bylaws provide that special meetings of the shareholders may be called by the Chair of the Board of Directors or by the President or by a majority of the entire number of the Board of Directors. The Board believes this amendment would eliminate duplication between current provisions in the Articles of Incorporation and the Bylaws, and simplify the process for amending the provisions governing how special meetings may be called in the future.

The Board of Directors has approved the Amended and Restated Articles of Incorporation and recommends that shareholders vote FOR the proposal.

Five Elements of Executive Compensation (page 32)

	Element	Form	Key Features
1.	Base Salary	Cash	●	Intended to attract and retain top talent.
			●	Generally, we target base salary around the median of our pay level peer group, but varies with individual skills, experience, responsibilities and performance.
			●	Represents approximately 29%* of named executive officer target total compensation for 2019.
2.	Annual Bonus Plan	Cash	●	Tied to one or more of the following factors: overall Company performance, performance of the participant's division or business unit and individual performance.
			●	Performance goals established in the first quarter of each year with financial goals of each business unit aligning to corporate goals.
			●	Payouts range from 0% of target payout to 200% of target payout, depending on performance.
			●	Intended to motivate annual performance with respect to key financial and other measures.
			●	Represents approximately 27%* of named executive officer target total compensation for 2019.
3.	Performance Contingent Shares	Equity	●	Awards granted prior to 2018 are tied to (i) three-year adjusted operating ROE, (ii) three-year Relative ROE, and (iii) three-year adjusted operating revenue growth rate.
●
For awards granted in 2018 and onward, performance contingent share payouts are based on the following measures: (i) three-year adjusted operating return on equity; (ii) three-year adjusted operating income; and (iii) three-year book value per share, excluding accumulated other comprehensive income.

			●	Performance goals established at the beginning of each three year cycle and fully vest after three years.
			●	Payouts range from 0% of target payout to 200% of target payout, depending on Company performance.
			●	Intended to motivate performance with respect to key financial measures and align our named executive officers' interests with those of our shareholders.
			●	Represents approximately 10%* of named executive officer target total compensation for 2019.
4.	Stock Appreciation Rights	Equity	●	Fully vests on December 31 of the fourth year of grant (25% per year).
			●	Intended to motivate performance, promote appropriate risk-taking, align our named executive officers' interests with shareholders' interests and promote retention.
			●	Represents approximately 34%* of named executive officer target total compensation for 2019.
5.	Retirement and Pension Benefits	Deferred Cash
Our retirement and pension benefits are designed to provide a competitive level of post-employment income as part of a total rewards package that supports our ability to attract and retain key members of our management.
U.S. Executives:

			●	Savings Plan with 401(k) (pre-tax) and Roth 401(k) (after-tax) plan components that provides Company matching contributions in compliance with IRS limits.
			●	Qualified pension plan that is a widely available retirement plan providing a source of income during retirement.
			●	Non-qualified Augmented Benefit Plan that provides contributions without regard to IRS limits.
			●	Non-qualified Executive Deferred Savings Plan into which deferrals can be made on a pre-tax basis without regard to qualified plan limits.
Canadian Executives:
			●	A defined contribution registered pension plan that provides Company matching contributions in accordance with the Supplemental Pension Plans Act of Quebec as well as the Canadian Income Tax Act.
			●	Supplemental Executive Retirement Plan for Canadian executives providing annual pension income in addition to amounts payable from any registered pension plan.
Hong Kong Executives:
●
A supplemental retirement plan whereby the Company contributes a percentage of a Hong Kong employee's base salary toward retirement, split between the mandatory provident fund (contributions from both employee and employer) and the supplementary retirement fund (provided by the Company).

*Calculation excludes pension and retirement benefits.

v

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors of Reinsurance Group of America, Incorporated (the "Company") is making this proxy solicitation in connection with the Company's 2020 Annual Meeting of Shareholders to be held at 2:00 p.m. on May 20, 2020, and all adjournments and postponements thereof. The Company is first making available the Company's Annual Report to Shareholders for the year ended December 31, 2019 and this Proxy Statement on April 8, 2020. The solicitation will primarily be by Internet and mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by directors, officers or employees of the Company in person, or by telephone, facsimile transmission or other electronic means of communication. To aid in the solicitation of proxies, we have retained MacKenzie Partners, which will receive a fixed fee of approximately $15,000, in addition to the reimbursement of out-of-pocket expenses, for its performance of certain administrative services related to the solicitation. MacKenzie Partners will not make any recommendation to the shareholders regarding the approval or disapproval of any voting matters.
The close of business on March 17, 2020 has been fixed as the record date for the determination of the Company shareholders entitled to vote at the Annual Meeting. As of the record date, approximately 61,635,955 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Company's Notice of Annual Meeting, 2020 Proxy Statement and 2019 Annual Report to Shareholders are available on the Company's website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement.

BOARD OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of seven directors to the Company's Board of Directors: Pina Albo, Christine R. Detrick, J. Cliff Eason, John J. Gauthier, Anna Manning, Hazel M. McNeilage and Steven C. Van Wyk. The Board nominates each of these individuals for election at the Annual Meeting. Each nominee is currently a member of the Board.

All director nominees stand for election for a one-year term expiring at the Annual Meeting of the Shareholders in 2021. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies will be voted for such other person or persons as the Board may recommend unless such proxies are marked otherwise.

Appointment of New Directors
Effective October 1, 2019, Pina Albo was appointed to the Board of Directors. Ms. Albo is Chief Executive Officer of Hamilton Insurance Group, a Bermuda-based global specialty insurance and reinsurance company.
Retirement & Resignation of Directors
Pursuant to the mandatory retirement provisions of the Company's Corporate Governance Guidelines, Alan C. Henderson and John F. Danahy retired from the Board of Directors, effective December 31, 2019.
On January 5, 2020, Arnoud Boot resigned from the Board of Directors. Mr. Boot’s resignation was not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies or practices.
Limited Waiver of Mandatory Retirement
On February 21, 2020, the Board of Directors approved a limited waiver of the mandatory retirement age set forth in the Board’s Corporate Governance Guidelines (the "Guidelines") for J. Cliff Eason, Chair of the Board. The limited waiver allows Mr. Eason to continue to serve on the Board, if elected by the Company’s shareholders, until December 31, 2022. The Board approved the limited waiver to allow additional time for the Board to select a successor Board Chair and to implement a transition of the Chair’s responsibilities to the successor. Mr. Eason and Ms. Manning, President and Chief Executive Officer of the Company, were excused from the Board’s deliberations on the limited waiver and abstained from the vote.
The Guidelines provide that it is the Board’s policy that a director resigns effective December 31 of the year in which the director attains the age of 73. Mr. Eason turns 73 in 2020 and the limited waiver will allow Mr. Eason to continue to serve on the Board for up to an additional two years if elected by the Company’s shareholders.
Nominees and Continuing Directors
The Board currently has ten directors. Prior to the 2018 Annual Meeting, the directors were divided into three classes and each class served a three year term. At the 2018 Annual Meeting, shareholders voted to declassify the Board of Directors through a phase-in process, which will result in the full declassification of the Board by 2021. Certain information with respect to the director nominees proposed by the Company and the other directors whose terms of office will continue after the Annual Meeting is set forth below.
Vote Required
If a quorum is present, the vote required to elect each director is a majority of the common stock represented in person or by proxy at the annual Meeting. The Company recommends a vote FOR all nominees for election to the Board.

To Be Elected as Director for Term Ending 2021

Pina Albo

Business Experience:  Ms. Albo is the Chief Executive Officer of Hamilton Insurance Group (“Hamilton”), a Bermuda-based holding company for Hamilton Re, a global specialty insurer and property and casualty reinsurer. Prior to joining Hamilton, she spent 25 years at Munich Re, starting as a claims expert and holding increasingly senior positions that culminated in roles as President, Reinsurance Division, Munich Re America and later Member of the Board of Executive Management. She began her career as a lawyer after having earned law degrees in both Canada and France. Ms. Albo currently sits on the board of directors for the Association of Bermuda Insurers and Reinsurers.

Chief Executive Officer of Hamilton Insurance Group
Skills and Qualifications: Experience as an executive officer of major reinsurance companies; reinsurance industry knowledge; international business and insurance regulation, legal experience; management experience.

Age: 56 Director since: 2019 Independent
Christine R. Detrick

Business Experience: Ms. Detrick served as a Director/Partner, Leader of Americas Financial Services Practice, and Senior Advisor of Bain & Company, Inc., a global management consulting firm, from 2002 to 2012. Before joining Bain, Ms. Detrick served for 10 years at A.T. Kearney, Inc., a global management consulting firm, including as member of the Board of Directors, Management Committee member, Global Leader of the Financial Services Practice and Leader, Eastern U.S. Profit Center. Prior to those roles, she was a founding partner of First Financial Partners, a venture capital firm specializing in savings and loan institutions, from 1988 to 1992, and served as Chief Executive Officer for St. Louis Bank for Savings. Ms. Detrick is currently a member of the board of Hartford Mutual Funds, where she serves on the Nominating and Governance Committee and as Chair of the Investment Committee. Ms. Detrick formerly served on the board of Forethought Financial Group, Inc. a private life insurance carrier and as an independent director, chairman of the Compensation Committee and member of the Nominating & Corporate Governance Committee of the board of Forest City Realty Trust, a publicly traded real estate company.

Former Director and Head of Americas Financial Services Practice of Bain & Company, Inc.
Skills and Qualifications: Corporate finance and financial reporting; investments; financial services and life insurance business; mergers and acquisitions; management and business consulting experience

Age: 61 Director since: 2014 Independent
J. Cliff Eason (Chair)

Business Experience: Mr. Eason is Chair of the Company's Board of Directors and was President and CEO of Southwestern Bell Telephone, SBC Communications, Inc. ("SBC") from September 2000 through January 2001. Mr. Eason previously served as President, Network Services from 1999 through 2000; President, SBC International, from 1998 until 1999; President and CEO of Southwestern Bell Telephone Company ("SWBTC") from 1996 until 1998; President and CEO of Southwestern Bell Communications, Inc. from 1995 through 1996; President of Network Services of SWBTC from 1993 through 1995; and President of Southwestern Bell Telephone Company of the Midwest from 1992 to 1993. He held various other positions with SBC and its subsidiaries prior to 1992. Mr. Eason was a director of Williams Communications Group, Inc. until his retirement in January 2001. Mr. Eason served as a director of Mercantile Bankcorp from 1993 to 1995.

Retired President and CEO of Southwestern Bell Telephone, SBC Communications, Inc.	Skills and Qualifications: Information technology; international business; management and business experience; public company management experience
Age: 72 Director since: 1993 Independent

John J. Gauthier

Business Experience: Mr. Gauthier was the Chief Investment Officer of Allied World Assurance Company Holdings, AG, a global provider of insurance and reinsurance solutions, from 2008 to 2018. Mr. Gauthier also served as President of Allied World Financial Services Company, Inc. from 2012 until his retirement in 2018. Before joining Allied, Mr. Gauthier was a Managing Director with Goldman Sachs Asset Management, a division of Goldman Sachs & Co. Prior to Goldman Sachs, he was with Conning Asset Management and General Reinsurance/New England Asset Management and The Travelers. Mr. Gauthier holds a B.S. in computer information systems from Quinnipiac University and an M.B.A. in finance from The Wharton School, University of Pennsylvania. He is a Chartered Financial Analyst (CFA).He is Principal at JJG Advisory, LLC, a consulting business and serves on the board of directors of Crescent Acquisition Corp and Middlesex Health System, Inc.

Retired CIO of Allied World Assurance Company Holdings, AG and Retired President of Allied World Financial Services Company, Inc.	Skills and Qualifications: International business experience; insurance regulation; investments; public company management experience.
Age: 58 Director since: 2018 Independent
Anna Manning

Business Experience: Prior to becoming President of the Company in December 2015 and Chief Executive Officer in 2017, Ms. Manning held the position of Senior Executive Vice President, Structured Solutions, which included the Company's Global Financial Solutions and Global Acquisitions businesses. Prior to assuming this role, Ms. Manning spent four years as Executive Vice President, U.S. Markets. Ms. Manning joined the Company in 2007, and shortly thereafter assumed the role of Executive Vice President and Chief Operating Officer for the International Division. Prior to joining RGA, Ms. Manning spent 19 years in actuarial consulting at Tillinghast Towers Perrin, following an actuarial career in the Canadian marketplace at Manulife Financial from 1981 until 1988. She holds a B.Sc. in Actuarial Science from the University of Toronto, is a Fellow of the Canadian Institute of Actuaries and a Fellow of the Society of Actuaries. Ms. Manning is a member of the Board of Trustees at Washington University in St. Louis, a member of the BJC HealthCare Board of Directors and a member of St. Louis's Civic Progress.

President and Chief Executive Officer of the Company
Skills and Qualifications: RGA's President since December 1, 2015 and Chief Executive Officer since January 1, 2017; extensive knowledge of the Company's business, operations and customers; extensive knowledge and relationships in the global financial services and life insurance business; actuarial experience; mergers and acquisitions

Age: 61 Director since: 2016 Not independent
Hazel M. McNeilage

Business Experience: Ms. McNeilage was the Regional Managing Director, EMEA, for Northern Trust Corporation’s Asset Management division from 2015 to 2018 and a Director of Northern Trust Global Investment Ltd. Prior to joining Northern Trust, Ms. McNeilage held a variety of roles with Northill Capital Partners from 2012 to 2015, including interim CEO for one of Northill’s affiliates. Prior to that, she spent two years as Head of Funds Management for QIC, a major sovereign wealth fund based in Australia. From 2001 to 2009 Ms. McNeilage was with Principal Global Investors, during which she served in leadership positions around the world and was a member of several boards. Prior to Principal, Ms. McNeilage spent more than a decade with Towers Perrin (now Willis Towers Watson), including a three-year term on its board of directors. Ms. McNeilage received a Bachelor of Science from the University of Lancaster, England, with majors in Mathematics, Economics, and Operations Research. She is a Fellow of the Institute and Faculty of Actuaries, a Fellow of the Institute of Actuaries of Australia, and a Board Leadership Fellow of the National Association of Corporate Directors (U.S.). Ms. McNeilage holds a CERT certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

Retired Regional Managing Director, EMEA of Northern Trust Asset Management	Skills and Qualifications: Actuarial experience; international business; investments; mergers and acquisitions; marketing; cybersecurity; management and business consulting experience.
Age: 62 Director since: 2018 Independent

Steven C. Van Wyk

Business Experience: Mr. Van Wyk is the Head of Technology & Innovation at PNC Financial Services Group, Inc., where he is responsible for all aspects of technology and innovation across the bank. Prior to his roles at PNC, Mr. Van Wyk served as CIO of ING Insurance Americas from 2006 to 2007 before becoming CIO/COO of ING Bank and ING Group Amsterdam from 2008 to 2013. From 1996 to 2006, Mr. Van Wyk served in various roles, including Vice President - Strategic Information Technology, Managing Director, CIO and COO of the Individual Investor Group of Morgan Stanley. Mr. Van Wyk holds a B.A. in Business Management and Accounting from Central University of Iowa and is a Certified Public Accountant (CPA), Certified Internal Auditor (CIA) and a Series 27 Financial/Operations Principal.

Head of Technology & Innovation at PNC Financial Services Group, Inc.	Skills and Qualifications: Financial services experience; information technology; international business; public company management experience.
Age: 61 Director since: 2019 Independent

To Continue in Office Until 2021

Patricia L. Guinn

Business Experience: Ms. Guinn was the Managing Director of Risk and Financial Services and a member of the executive leadership team at Towers Watson from 2010 until her retirement in 2015. Previously, she served as a Member of the Board and the Managing Director of Risk and Financial Services at Towers Watson's predecessor company, Towers Perrin. Overall, she has over 39 years of experience in the insurance industry. Ms. Guinn is a member of the board of directors of Allied World Assurance Company Holdings AG, an Association Member of BUPA, a board member of the International Insurance Society, and a director of AssetMark Financial Holdings, Inc. She previously served on the board of the Actuarial Foundation. Additionally, Ms. Guinn is a member of the nominating committee and a fellow of the Society of Actuaries, a member of the American Academy of Actuaries, where she serves on the Financial Regulatory Task Force, and also a Chartered Enterprise Risk Analyst.

Retired Managing Director of Risk and Financial Services at Towers Watson
Skills and Qualifications: Experience as a senior executive at a global consulting company and as a board member of a global insurance company; risk management; actuarial; mergers and acquisitions; financial analysis and performance measurement for insurance companies

Age: 64 Director since: 2016 Independent
Frederick J. Sievert

Business Experience: Mr. Sievert was President of New York Life Insurance Company from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman from 2004 until his retirement in 2007. He joined New York Life in 1992 as Senior Vice President and Chief Financial Officer. In 1995, he was promoted to Executive Vice President and was elected to the Board of Directors in 1996. In addition, he was President and a member of the board of New York Life Insurance and Annuity Corporation, served as Chairman of the Board of NYLIFE Insurance Company of Arizona, and served on the Board of Directors for Max New York Life, the company's joint venture in India, Siam Commercial New York Life, the joint venture in Thailand and the company's South Korea operation. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert currently serves as a director of CNO Financial Group, Inc.

Retired President of New York Life Insurance Company
Skills and Qualifications: Experience as an executive officer of a major U.S.-based life insurance company with international operations; life insurance business and insurance regulation; investments; risk management

Age: 72 Director since: 2010 Independent
Stanley B. Tulin

Business Experience: Mr. Tulin joined AXA Equitable in 1996 as Senior Executive Vice President and CFO. He served on the AXA Group Executive Committee from 2000 through 2006. Following his retirement in 2006, Mr. Tulin consulted for AXA Financial, Inc. for five years. In his position at AXA, he gained extensive experience in acquisitions and divestitures, consolidated risk management and financial communications. In 1998, he was named Vice Chairman and a director of AXA Equitable, while remaining CFO of AXA Financial. Prior to that position, he was Executive Vice President and CFO of AXA Financial. Prior to joining AXA Equitable, Mr. Tulin served as Co-Chairman of Coopers & Lybrand's Insurance Industry Practice group and was part of the Actuarial and Strategic Planning Group at Milliman & Robertson, Inc. for 17 years. Mr. Tulin is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Retired Vice Chairman and CFO of AXA Financial, Inc. and its principle insurance subsidiary, AXA Equitable Life Insurance Company
Skills and Qualifications: Experience as an executive officer of a major global financial services company; risk management, actuarial and mergers and acquisitions consulting experience; life insurance business; insurance regulation

Age: 70 Director since: 2012 Independent

DIRECTOR QUALIFICATIONS AND NOMINATION
Qualifications of Directors
The Board of Directors is made up of ten individuals, each with a valuable core set of skills, talents and attributes that make them appropriate for our Company's Board as a whole. When searching for new Board candidates, the Nominating and Governance Committee considers the evolving needs of the Company's global business and searches for Board candidates who fill any current or anticipated future needs or gaps in skills, experience and overall Board composition. As determined by our Board and the Nominating and Governance Committee, all of our directors and director candidates possess the following qualifications:
DIRECTOR QUALIFICATION CRITERIA

Director Qualification	Description
Financial Literacy	Directors and candidates should be "financially literate" as such qualification is interpreted by the Board in its business judgment.
Leadership Experience
Directors and candidates should possess significant leadership experience, such as experience in business, finance/accounting, financial services regulation, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

Commitment to Our Values	Directors and candidates should be committed to promoting our financial success and preserving and enhancing our business and ethical reputation, as embodied in our codes of conduct and ethics.
Absence of Conflicting Commitments	Directors and candidates should not have any conflicts of interest or other commitments that would prevent such director from fulfilling the obligations of a director.
Reputation and Integrity
Directors and candidates should be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person will not have been found in a civil proceeding to have violated any federal or state securities or commodities law and will not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

Knowledge and Experience	Directors and candidates should possess knowledge and experience that will complement that of other directors and promote the creation of shareholder value.
Other Factors	Directors and candidates should have such other characteristics as identified by the Nominating and Governance Committee from time to time.
Other areas of expertise or experience are desirable given our Company's global reinsurance business and operations and the current make-up of the Board, such as expertise or experience in: life insurance, financial services, information technology, international markets, operations, capital markets, investments, banking, risk management, public company service and actuarial science. The process undertaken by the Nominating and Governance Committee in recommending qualified director candidates is described under "Shareholder Nominations and Proxy Access."
Director Qualifications, Attributes and Skills
All of our directors bring significant executive leadership, management and industry expertise derived from their careers and professions. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Nominating and Governance Committee and the Board of Directors focus on the diversity of experience of the directors, illustrated in the skills matrix below and director biographies above. These diverse experiences are apparent in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to drive sustainable returns and strengthen the balance sheet.

Because the table below is a summary, it does not include all of the skills, experiences, qualifications, and diversity that each director offers.

Director Qualifications, Attributes and Skills	Eason (Chair)	Albo	Detrick	Gauthier	Guinn	Manning	McNeilage	Sievert	Tulin	Van Wyk
Senior Leadership Experience. Significant leadership experience, including serving as a CEO, senior executive, division president or functional leader within a complex corporate entity	●	●	●	●	●	●	●	●	●	●
Corporate Governance/Public Company Board. Experience in public company corporate governance related issues, policies and practices, shareholder, financial reporting and compliance, strategic planning and risk oversight
	●		●	●	●	●		●	●	●
Financial Literacy. Knowledge of finance or financial reporting, complex financial management, capital allocation, experience with debt/capital market transactions and mergers and acquisitions	●	●	●	●	●	●	●	●	●	●
Industry Knowledge. Experience in the Company’s businesses and industries including traditional individual and group life and health, disability and critical illness reinsurance and financial services, such as longevity reinsurance, asset-intensive reinsurance, financial reinsurance and stable value products
		●			●	●		●	●
Risk Assessment/Management. Experience identifying and prioritizing a spectrum of risks and managing and overseeing complex risk management matters		●		●	●	●	●	●	●	●
Investments. Experience in investment policy and strategy, global asset/liability management, research and strategy development, portfolio construction, and risk management			●	●	●		●	●	●
International. Experience doing business internationally or focused on international issues and operations and exposure to markets, environments, economic conditions and cultures outside the U.S. associated with a global workforce and international business activities
	●	●		●	●	●	●	●	●	●
Government/Regulatory. Experience in government and regulatory affairs, and regulated industries, including as part of a business and/or through positions with government organizations or regulatory bodies
	●	●	●	●	●	●	●	●	●	●
Technology/Systems. Technical knowledge and experience implementing technology strategies, research and development, long-term planning and strategy	●		●				●			●

Shareholder Nominations and Proxy Access
As described in our Corporate Governance Guidelines, the Nominating and Governance Committee will consider shareholder nominations for directors who meet the notification, timeliness, consent and information requirements of our Articles of Incorporation and Bylaws.
The Company's Amended and Restated Bylaws (the "Bylaws") permit a shareholder, or a group of up to 20 shareholders, owning at least three percent (3%) of the Company's outstanding stock continuously for at least three (3) years to nominate and include in the Company's annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the members of the Board; provided that the shareholders and nominees satisfy the requirements specified in the Bylaws.
The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as directors must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Board chair and relevant committee chairs. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Nominating and Governance Committee will recommend candidates to the Board for election as directors for approval, only if the Committee determines, in its judgment, that they have the specific minimum qualifications described above.
In order for a shareholder to nominate a candidate for director under our Articles of Incorporation and Bylaws, timely notice of intent to nominate and all requisite information must be given to us in advance of the meeting. Such notice must be given not less than 120 nor more than 150 days prior to the anniversary of the date we commenced mailing of our proxy materials in connection with our most recent annual meeting of shareholders.
The shareholder filing the notice of nomination must describe various matters as specified in our Articles of Incorporation and Bylaws, including such information as name, address, occupation and all direct and indirect ownership interests, derivative interests, short interests, other economic incentives and rights to vote any shares of any security of the Company and other material interests in the Company. Shareholders nominating directors must disclose: the same information about a proposed director nominee that would be required if the director nominee were submitting a proposal; any other information that would be required to be disclosed in a proxy statement in a contested election pursuant to the Securities Exchange Act of 1934; any material relationships between the shareholder proponent and the director nominees; and, at the Company's request, any other information that would enable the Board to determine a nominee's eligibility to serve as a director, including information relating to the proposed nominee's independence or lack thereof.

DIRECTOR COMPENSATION
The Compensation Committee reviews director compensation periodically and recommends changes to the Board, when it deems appropriate, based on a variety of factors, including guidance and market information provided to the Committee by an independent compensation consultant. The Committee also reviews the responsibilities of directors generally, the responsibilities of Board and committee chairs and market practices. The Board reviews the recommendations of the Compensation Committee and provides final approval for the form and amount of director compensation. Directors who also serve as employees of the Company do not receive payment for services as a director.
The Compensation Committee reviews and sets director compensation on a triennial basis. The Compensation Committee uses an approach which aims to align director compensation with a projected median level of director pay for those companies in our Pay Level Peer Group on a forward-looking basis.

Our Pay Level Peer Group is comprised of companies based on industry and size that are appropriate comparators for purpose of evaluating the competitiveness of our pay levels. The selected companies are publicly-traded insurers and reinsurers (life, health and property-casualty), including direct competitors.
The Compensation Committee carefully reviews all presented data and discussed various compensation approaches. In October 2017, near the end of a triennial period, the Committee and Steven Hall & Partners ("SH&P"), an independent compensation consultant, evaluated the Company’s director compensation program and reviewed available market data for setting 2018-2020 director compensation. Our director compensation package was reviewed against the compensation received by directors at the ten companies listed in our Pay Level Peer Group at that time. SH&P advised the Committee that the Company’s director compensation program was aligned with current market practices, with director compensation positioned near median of the Pay Level Peer Group for all chair and non-chair positions. The Company’s director compensation program was also aligned with market practices by allocating a majority of director compensation in the form of equity, with the cash/equity mix weighted slightly more toward stock compared to director compensation of the companies in the Pay Level Peer Group.
Based on recommendations from SH&P for 2018-2020 director compensation, the Compensation Committee approved a continuation of the triennial approach, which aims to align director compensation with projected median levels of the companies in the Pay Level Peer Group during the second year of the triennial period. SH&P analyzed director compensation programs and pay levels among the 200 largest public companies based in the United States over the prior three-year period. The Compensation Committee recommended and the Board subsequently approved 2018-2020 director compensation using the same approach adopted by the Board for 2015-2017 director compensation. The Committee targeted director compensation during the second year of the triennial period (2019) at a level near the median of the Pay Level Peer Group at that time. This approach resulted in slight overpayment as compared to the peer group in the first year after enactment (2018), which should be offset by anticipated underpayment as compared to the peer group in the third year (2020).
The Compensation Committee intends to revisit various approaches to setting director compensation at the October 2020 Board meeting.
Information regarding the retention of SH&P can be found under "Compensation Discussion and Analysis - Executive Compensation Process - Compensation Consultant." Information regarding the Pay Level Peer Group companies used in October 2017 to set 2018-2020 director compensation can be found under "Compensation Discussion and Analysis - Executive Compensation Process - Competitive Marketplace Assessment" in our 2018 Proxy Statement. For more information on our current Pay Level Peer Group and how it is determined, see "Compensation Discussion and Analysis - Executive Compensation Process - Competitive Marketplace Assessment."
2019 Director Compensation
During 2019, Ms. Manning was the only director employed by the Company, and the other directors were not employees of our Company or any subsidiary ("non-employee directors"). During 2019, compensation to our non-employee directors consisted of the following elements:

2019 DIRECTOR COMPENSATION STRUCTURE

Annual Retainer
Chair of the Board	$215,000
All other independent directors	$115,000
Committee Chair Additional Retainer
Audit Committee Chair	$27,500
Compensation Committee Chair	$22,500
Finance, Investment and Risk Management Committee Chair	$22,500
Nominating and Governance Committee Chair	$22,500
Subgroup Member Retainer
Transaction Review Subgroup	$10,000
Technology Subgroup	$10,000
Annual Stock Grants[1]
Chair of the Board	$280,000
All other independent directors	$150,000
1Number of shares issued is based upon the fair market value of the stock on the date of the grant.
We also reimburse directors for reasonable out-of-pocket expenses incurred in connection with attending and participating in Board and Committee meetings and director education programs.
2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
Pina Albo	$75,833	---	---	$75,833
Arnoud W.A. Boot	$152,500	$150,021	---	$302,521
John F. Danahy	$147,500	$150,021	$991	$298,512
Christine R. Detrick	$125,000	$150,021	$843	$275,864
J. Cliff Eason	$215,000	$280,020	$771	$495,791
John J. Gauthier	$115,000	$150,021	---	$265,021
Patricia L. Guinn	$115,000	$150,021	$36,464	$301,485
Alan C. Henderson	$125,000	---	$3,066	$128,066
Hazel M. McNeilage	$115,000	---	---	$115,000
Frederick J. Sievert	$147,500	---	$1,691	$149,191
Stanley B. Tulin	$152,534[4]	$150,021	---	$302,555
Steven C. Van Wyk	$115,000	$150,021	---	$265,021

1.
This column reflects the retainer and fees earned in 2019 for Board and committee service. Payments for retainer and fees were paid net of taxes to Mr. Boot. The 2019 cash retainer was paid in May 2019 to all directors, other than Ms. Albo. Ms. Albo joined the Board on October 1, 2019 and the cash payment made to her consists of a prorated portion of: (i) the annual cash retainer and (ii) the annual stock grant to directors, paid in cash rather than equity because of the timing of Ms. Albo joining the Board.

2.
This column reflects: (i) the award of 989 shares (1,846 shares in the case of Mr. Eason and 692 shares in the case of Mr. Boot, whose stock was issued net of taxes) of common stock on May 22, 2019, at a closing market price of $151.69. Messrs. Henderson and Sievert and Ms. McNeilage elected to defer their stock awards under the Flexible Stock Plan for Directors into the Phantom Stock Plan for Directors.

3.
This column includes reimbursements to the directors for spousal travel expenses incurred in connection with attending the October meeting of the Board of Directors, which was held in one of the Company's global offices outside the United States. Under U.S. tax laws, the amount of such reimbursement for spousal travel must be included on the Form 1099-MISC that is issued annually by the Company to each director. Directors are responsible for paying any taxes they incur because of the reimbursement for spousal travel expenses.

This column also includes a cash true-up payment of $35,000 made to Ms. Guinn.  Ms. Guinn joined the Board on October 19, 2016 and due to an administrative error she did not receive the prorated portion of the annual stock grant to directors for 2016.  Such amount is paid in cash rather than equity because of the timing of Ms. Guinn joining the Board.

4.
In lieu of receiving the annual cash retainer, Mr. Tulin is reimbursed for certain personal travel expenses he incurs to attend Board and committee meetings.  Those expenses usually exceed the amount reimbursable under the Company's travel expense reimbursement policy for directors.  The net expense to the Company is approximately equal to the amount Mr. Tulin would have received if he was paid the annual retainer and reimbursed for travel as permitted in the travel expense reimbursement policy. If Mr. Tulin's expenses do not exceed the amount reimbursable under the policy, Mr. Tulin receives a "make whole payment" based on the average of the director travel expenses incurred during the year. This payment is made in January of the following year.

Director Stock Retention Policy
Our director stock retention policy provides that, subject to certain exceptions for tax obligations and estate planning purposes, a non-employee member of the Board of Directors may not transfer any shares of the Company's common stock which he or she received as compensation for service on the Board of Directors until the value of the total shares held by the director equals or exceeds five times the amount of the annual cash retainer paid to such director.
Directors' Phantom Shares
Non-employee directors may elect to receive phantom shares by deferring all or a portion of their annual compensation (including the stock portion). A phantom share is a hypothetical share of our common stock based upon the fair market value of the common stock at the time of the grant. Phantom shares granted prior to January 1, 2016 are not distributed until the director ceases to serve on the Board, at which time the Company will issue cash or shares of common stock in an amount equal to the value of the phantom shares. Effective January 1, 2016, directors may elect to receive distributions of deferred shares at retirement or five or seven years after retirement pursuant to a post-deferral election. Distributions can be either via shares or cash and may be paid as a single payment or in five substantially similar annual installments.
Since phantom shares can be distributed in cash instead of stock, they are not included as shares beneficially owned by the directors under the beneficial ownership table (page 66). Several directors have elected to participate in the deferral option and the following table illustrates their accumulated phantom share balance as of December 31, 2019:

PHANTOM SHARE OWNERSHIP

Name	Phantom Shares
J. Cliff Eason	30,240
Patricia L. Guinn	1,869
Alan C. Henderson	5,680
Hazel M. McNeilage	989
Frederick J. Sievert	3,634

CORPORATE GOVERNANCE

OVERVIEW

We believe that sound principles of corporate governance are a key element of our business. We expect all directors, officers and employees to conduct business in compliance with the guidelines described below and we survey compliance with these policies on an annual basis.
Governance Guidelines and Charters

We have adopted the following governance policies and guidelines:

•	a Code of Conduct, which applies to all employees and officers of the Company and its subsidiaries;

•	a Directors' Code of Business Conduct and Ethics, which applies to directors of the Company and its subsidiaries;

•
a Financial Management Code of Professional Conduct, which applies to our President and Chief Executive Officer, Chief Financial Officer, Corporate Controller, primary financial officers in each business unit and all professionals in finance and finance-related departments.

We intend to satisfy any disclosure obligations under Item 5.05 of Form 8-K by posting on our website information about amendments to, or waivers from, any provision of the Financial Management Code of Professional Conduct that applies to our President and Chief Executive Officer, Chief Financial Officer or Corporate Controller.

The Board of Directors has adopted Corporate Governance Guidelines and charters for the Audit, Compensation, Finance, Investment and Risk Management and Nominating and Governance Committees.
Director Independence
In accordance with the Corporate Governance Guidelines, the Board undertook reviews of director independence in February 2019 and February 2020. During these reviews, the Board received a report from the Company's General Counsel noting that there were no transactions or relationships between the Company or its subsidiaries and any of the non-employee directors, nor any member of such director's immediate family. The purpose of this review was to determine whether any of those directors had a material relationship with the Company that would preclude such director from being independent under the listing standards of the New York Stock Exchange ("NYSE") or our Corporate Governance Guidelines.
As a result of this review, the Board affirmatively determined, in its judgment, that each of the non-employee directors are independent of the Company and its management under the applicable standards. In 2019, only Ms. Manning, our President and Chief Executive Officer, was not an independent director.
Board Diversity
The Board believes that it is essential that directors represent diverse perspectives, skills and experience. When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Board reviews and discusses many aspects of diversity such as gender, race, national origin, education, professional experience, geographic representation and differences in viewpoints and skills. To the extent possible, director recruitment efforts include several of these factors and the Board strives to recruit candidates that enhance the Board's diversity.

Board Leadership Structure
In recognition of the differences between the two roles and in order to maximize effective Board leadership, our Company has separated the position of Chief Executive Officer ("CEO") and Chair of the Board since we became public in 1993. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chair of the Board provides guidance to the CEO, sets the agenda for Board meetings, presides over meetings of the full Board and presides at the regularly scheduled executive sessions of the independent directors.
Director Orientation and Continuing Education
Within a reasonable period of time following a director's election to the Board, he or she participates in an orientation program which includes, among others, presentations by the Company's executive officers concerning the Company's strategic plans, significant business segments and corporate functions, significant financial, accounting and risk management issues, compliance and ethics programs and policies. New directors also meet with the Company's internal and independent auditors.
In addition, each director is expected to maintain the necessary level of expertise to perform the responsibilities of a director. Each director is encouraged to pursue periodic continuing education programs to assist the director in maintaining the necessary level of expertise.
The Board's Role in Risk Oversight
The Board has an active and ongoing role, as a whole and also at the committee level, in overseeing management of the Company's risks. The following table summarizes each committee's responsibilities regarding risk oversight.
RISK OVERSIGHT

Committee of the Board	Areas of Risk Oversight	Additional Information
Audit	Accounting and financial reporting risk, ethics and compliance matters	Reviews reports on ethics and compliance matters each quarter and assists in monitoring, controlling and minimizing the Company's major financial risk exposures
Compensation	Risks relating to the Company's employee compensation policies, practices, plans and arrangements	Oversees the management of compensation risks, including executive retention
Finance, Investment and Risk Management	Financial risks, investment risks and overall enterprise risk management	Reviews, oversees, monitors and, when appropriate, approves the Company's programs, policies and strategies relating to financial, investment and enterprise risks
Nominating and Governance	Risks associated with corporate governance, the independence of the Board of Directors, leadership development and CEO succession planning
Oversees risks related to governance matters and risks related to the board's leadership and structure (succession planning, board retention, refreshment, development, independence and potential conflicts of interest)

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, committee meetings are scheduled so that the entire Board of Directors (including directors who are not committee members) is able to participate in committee meetings and stay apprised of the risks monitored and discussed by each committee. In addition, each committee provides recommendations to the full Board as required or appropriate.

Risk Considerations in our Compensation Program
The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee considers the Company's long-standing culture, which emphasizes incremental continuous improvement and sustained long-term shareholder value creation, and ensures that these factors are reflected in the design of the Company's compensations plans. Our compensation program is structured so that a considerable amount of our incentive-eligible employees' compensation is tied to the long-term health of the Company. We avoid the type of disproportionately large, annual incentives that could encourage employees to take risks that may not be in our shareholder's long-term interests and we weight our management's incentive compensation toward profitability and long-term performance. We believe this combination of factors encourages our executives and other employees to manage the Company in a prudent manner with a focus on increasing long-term shareholder value. Furthermore, as described in "Compensation Discussion and Analysis" below, the Compensation Committee may exercise full discretion and include subjective considerations in its incentive compensation decisions.
While a significant portion of our executive compensation plan is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. Informed risk-taking is a fundamental and necessary part of our business, and our Compensation Committee focuses on aligning the Company's compensation policies with the Company's long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. The following policies and practices emphasize the Compensation Committee's focus on balancing risk with reward:

Risk Balancing Practices and Policies
Annual Bonus Plan	●	Our Annual Bonus Plan ("ABP") is designed to reinforce our pay-for-performance culture by making a significant portion of management's annual compensation variable.
	●	ABP awards are based solely on Company results or on a combination of Company, business unit and/or individual performance.
●
The ABP aligns annual cash compensation with our short-term business strategies and the targets reflect our short-term goals for adjusted operating income per share, book value per share excluding accumulated other comprehensive income ("AOCI"), new business embedded value and annual adjusted operating consolidated revenue.

	●	The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made.
	●	To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of the target.
Performance Contingent Share Grants	●	Our performance contingent share ("PCS") grants are a three-year performance-driven incentive program that reinforces our intermediate-term strategic, financial and operating goals.
	●	The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made.
	●	To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of target.
●
For grants in 2018 and after, we measure performance for the PCS grants based 33.5% on three-year adjusted operating return on equity, 33.5% on three-year adjusted operating income and 33% on three-year book value per share, excluding AOCI.

Stock Appreciation Rights	●	We believe that Stock Appreciation Rights ("SARs") provide an appropriate vehicle for providing long-term incentives to management because of the economic tie to shareholder value.
●
We believe annual grants of SARs allow us to reward the achievement of long-term goals and are based on our desire to achieve an appropriate balance between the overall risk and reward for short, intermediate and long-term incentive opportunities.

	●	The vesting schedule for SARs grants is four years, 25% of which vests at the end of each year. Upon vesting, the SARs are settled in the equivalent value of unrestricted shares of common stock.
Share Ownership Guidelines	●
Our share ownership guidelines require members of senior management to hold a specified number of shares of Company stock which is based on a multiple of base salary tied to the level of their role and responsibility in the organization.

	●	Share ownership requirements ensure that our senior management has a significant amount of value tied to long-term holdings in Company stock and align their interests with those of our shareholders.
Executive Incentive Recoupment Policy	●	Our Executive Incentive Recoupment Policy permits the Company to recoup all or a portion of incentive awards paid to certain executives upon the occurrence of certain recoupment events.
●
Such events include: (i) a financial restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws; (ii) receiving an incentive award based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; (iii) causing injury to the interests or business reputation of the Company or of a business unit whether due to violations of law, regulatory sanctions or otherwise and (iv) a material violation of the Company's Code of Conduct.

●
The Compensation Committee has express authority to interpret and administer the policy, implement various remedies based on the circumstances triggering the recoupment and make all determinations with respect to the policy in its sole discretion.

Combination of Performance Metrics	●
We use a combination of performance metrics in determining our executives' performance-based compensation that motivate our executives to achieve performance that is in line with the best interests of the Company and our shareholders.

●
By using a variety of performance metrics in our Annual Bonus Plan and our intermediate and long-term performance programs, we mitigate the risk that our executives would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.

Independent Compensation Consultant	●	The Compensation Committee benefits from its use of an independent compensation consulting firm which provides no other services to the Company.

Communications with the Board of Directors
The process for communicating with the Board requires that the General Counsel make a record of the receipt of any such communications. All properly addressed communications will be delivered to the specified recipient(s) not less than once each calendar quarter and will not be directed to or reviewed by management prior to receipt by such person.
Director Access to Management and to Outside Advisors
Directors shall have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Corporate Secretary; provided, that, using his or her best judgment to assure that any such contact would not be disruptive to the business operations of the Company, a director may contact an officer or employee directly, if he or she wishes to do so.
The Board and each committee may obtain advice and assistance from outside advisors as the Board or committee may determine necessary or advisable in connection with the discharge of its duties and responsibilities. Any such advisor may, but need not be, otherwise engaged by the Company for any other purpose. The Company shall pay the fees and costs of any outside advisor including, without limitation, usual and customary expenses and charges, as such compensation shall be determined and agreed by the Board or committee.
Board Meetings

The Board of Directors held a total of seven meetings during 2019. Each director attended at least 75% of the meetings of the Board and committees on which he or she served during 2019. We do not have a policy with regard to attendance by directors at the Annual Meeting of Shareholders. The Chair of the Board attended the 2019 Annual Meeting of Shareholders.
BOARD COMMITTEES
The Board of Directors has the following committees:
•Audit Committee;
•Compensation Committee;
•Finance, Investment and Risk Management Committee; and
•Nominating and Governance Committee.
The Board has also organized a sub-group of directors who meet periodically with members of Company management to discuss significant acquisition opportunities and a sub-group that discusses technological opportunities and advancements. Information about committee membership, independence, qualifications, roles and responsibilities is provided below.

BOARD COMMITTEE MEMBERSHIP

Director	Independent	Audit	Compensation	Finance, Investment and Risk Management	Nominating and Governance
Pina Albo	yes
Christine R. Detrick	yes		member		chair
J. Cliff Eason	yes		member		member
John J. Gauthier	yes	member		member
Patricia L. Guinn	yes	chair		member
Anna Manning	no
Hazel M. McNeilage	yes	member			member
Frederick J. Sievert	yes		chair		member
Stanley B. Tulin	yes		member	chair
Steven C. Van Wyk	yes	member		member
Number of Meetings in 2019		8	6	6	4
2020 Board Committee Changes
Effective January 1, 2020, Mr. Sievert was appointed chair of the Compensation Committee and Ms. Detrick was appointed chair of Nominating and Governance Committee. Effective January 23, 2020, Ms. Guinn was appointed chair of the Audit Committee.
Board Committee Roles & Responsibilities
There are four standing committees of the Board. The Board has adopted written charters for each committee, which are available on our website at www.rgare.com. Each of the committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards, and the Company’s director independence standards. The following describes the roles, responsibilities and independence standards of each committee.
AUDIT COMMITTEE

Roles and Responsibilities
●	Responsible for the appointment, compensation, retention and oversight of the work of our independent auditor.
●	Oversees our accounting and financial reporting processes and policies and the integrity of our financial statements.
●	Supervises the adequacy of our internal controls over financial reporting and disclosure controls and procedures.
●	Pre-approves audit, audit-related and non-audit services to be performed by the Company's independent auditor.
●	Reviews reports concerning significant legal and regulatory matters.
●	Reviews the plans and performance of our internal audit function.
●	Oversees the Company's ethics and compliance policies.
●	Reviews and discusses our filings on Forms 10-K and 10-Q, including the financial information in those filings.
Independence and Financial Literacy
●	The Board has determined that the members are "independent" within the meaning of SEC regulations applicable to audit committees and NYSE listing standards.
●	The Board has determined that all of the members have accounting and related financial management expertise within the meaning of NYSE listing standards.
●	The Board has determined that all the members are qualified as audit committee financial experts within the meaning of SEC regulations.

COMPENSATION COMMITTEE
Roles and Responsibilities
●	Establishes and oversees our general compensation and benefit programs.
●	Reviews and approves the performance and compensation of the CEO, other named executive officers and members of our senior management.
●	Sets performance measures and goals and reviews the attainment of goals under performance-based incentive compensation plans.
Independence
●	The Board of Directors has determined that all of the Committee's members are independent within the meaning of NYSE listing standards.
●
For purposes of its independence determination, the Board considered the enhanced independence standards for compensation committees under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which are required by the SEC for the listing standards of national securities exchanges.

Interlocks and Insider Participation
●	The members of the Compensation Committee are not and have never been officers or employees of the Company or any of its subsidiaries.
●	No directors or executive officers of our Company serve on the compensation committee of another company of which a member of our Compensation Committee is an officer.

FINANCE, INVESTMENT AND RISK MANAGEMENT COMMITTEE
Roles and Responsibilities
●	Assists the Board in connection with its oversight responsibilities for the Company's risk, investment and finance policies, programs, procedures and strategies.
●
Reviews, monitors, and when appropriate, approves the Company's programs, policies and strategies relating to financial and investment risks and overall enterprise risk management Governance Guidelines.

Independence
●	The Board of Directors has determined that all of the Committee's members are independent.

NOMINATING AND GOVERNANCE COMMITTEE
Roles and Responsibilities
●	Develops and implements policies and practices relating to corporate governance.
●	Reviews and monitors implementation of our Corporate Governance Guidelines.
●
Identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes recommendations to the Board regarding such candidates.

●	Prepares and supervises the Board's annual review of director independence and the performance of self-evaluations conducted by the Board and committees.
●
Oversees the succession planning process for our CEO, which includes reviewing development plans for potential successors and development and periodic review of the Company's plans for CEO succession in various circumstances. Evaluates potential internal and external successors for other executive and senior management positions.

Independence
●	The Board of Directors has determined that all of the Committee's members are independent within the meaning of NYSE listing standards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company does not have any agreements, transactions or relationships with related persons such as directors, nominees, executive officers or immediate family members of such individuals. At least annually, we review all relationships between the Company and our directors and executive officers and their immediate family members to determine whether such persons have a direct or indirect material interest in any transaction with us. Our Global Legal Services staff is primarily responsible for developing and implementing processes and controls to obtain information from the directors, nominees and executive officers with respect to related person transactions. If such a transaction arose, our Global Legal Services staff would determine, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to us would be disclosed in the proxy statement or other SEC filings.
The Board has adopted a policy as part of its corporate governance guidelines that requires advance approval by the Board before any of the following persons knowingly enter into any transaction with the Company or any of our subsidiaries or affiliates through which such person receives any direct or indirect financial, economic or other similar benefit or interest. The individuals covered by the policy include any:

•	director,

•	nominee for director,

•	executive officer,

•	holder of more than 5% of our voting securities,

•	immediate family member of such a person, as that term is defined in the policy, and

•	charitable entity or organization affiliated with such person or any immediate family member of such person.
Transactions covered by the policy include any contract, arrangement, understanding, relationship, transaction, contribution or donation of goods or services, but excludes transactions with any charitable entity or organization affiliated with a director, nominee for director, executive officer, 5% security holder or any immediate family member of such a person if the amount involved is $2,500 or less. At this time, the Company is not involved in any transactions that would be covered by this policy.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE ISSUES

Our Company and Board of Directors believe that creating long-term value for our shareholders implicitly requires enacting and executing sustainable business practices and strategies that, while delivering competitive returns, also take into account environmental, social and governance ("ESG") issues. Effectively addressing ESG issues is a key part of building a great company, and doing so means having strong governance, effective management systems and robust controls. We strive to govern the Company in a sustainable manner that recognizes these concerns alongside our long-term operational goals and strategies. We understand that we have a responsibility to monitor and control our ecological and societal impact and adopt responsible practices on environmental, social and governance issues together with our obligations regarding corporate strategy, risks, opportunities and performance.
Environment
The Company is committed to operating in an environmentally responsible manner and strives to be a good steward of the environment. Our headquarters, based in Chesterfield, Missouri, was constructed in line with LEED Gold requirements. The building was designed to be highly energy efficient and includes a unique curtain wall system with ceramic fitting, state of the art HVAC system and a window shade system that automatically adjusts to solar demand changes. The sophisticated building automation system collects information from hundreds of data points, signaling potential inefficiencies or alarms, and automatically adjusts or overrides programmed system functions to optimize operations for maximum energy, economic and environmental efficiencies. The building also has a rain water collection system which utilizes bio-retention ponds that naturally filter and clean the water runoff from the site. In addition, the landscaping was designed with native grasses and plants to minimize the use of irrigation.

Over the past few years we have undertaken a number of other initiatives that exemplify our commitment to the environment, reducing our paper consumption and implementing a robust recycling program.
Social Impact
As a leading global life and health reinsurer, the way we operate, the work we do, and the support we provide to our local communities can all be traced to a desire to extend and improve the individual lives we touch, whether directly or through our business and community partners.
Charitable Giving. We embrace our responsibility as a corporate leader in the communities in which we live and work. The Company participates in charitable activities relevant to our business and linked to our mission, vision and values. The Company and its employees regularly contribute to local, national and regional non-profit organizations that promote health and well-being. A significant portion of those donations come from our Matching Gift Program, which enables employees to donate to the charity of their choice. We also encourage employee volunteerism, partnering with community service organizations to provide opportunities for employees to donate time and talents to assist neighbors in need.
Industry Advancement. We believe strongly in the power of shared knowledge. Our employees are known industry-wide for leadership in industry organizations. The Company regularly releases research to advance the understanding of risk and improve the actuarial, underwriting and claims disciplines.
The Company is a co-founder of the Longer Life Foundation ("LLF"), a non-profit corporation, which collaborates with Washington University in St. Louis. Each year, LLF provides grants to support innovative independent research by scientific, medical and public health experts working to make discoveries that will improve long-term mortality, enhance longevity and promote healthier lives. Since LLF's founding in 1998 the Company has provided grants supporting more than 100 research projects.
Corporate Governance
We believe that sound principles of corporate governance are a key element of our business, and the Board of Directors is deeply involved in providing continuing insight and clarity into our governance process. We expect all directors, officers and employees to conduct business in compliance with the various corporate governance documents and policies we have implemented and survey compliance on an annual basis.
Shareholder Engagement. As part of our ongoing shareholder engagement efforts, we proactively engage shareholders on specific corporate governance issues on a regular basis and as appropriate, and then consider their feedback when gauging whether any new governance proposals are necessary in order to ensure that the Company is in line with market practice and governance guidelines.  For more information on our shareholder engagement program and efforts, see "Shareholder Engagement" below.
Board Evaluations. The Nominating & Governance Committee prepares and supervises the Board's annual review of director independence and the assessment of the Board and committees. The 2019 assessment emphasized topics and issues that were timely and relevant to the Board, such as: meeting agendas and materials; interactions and working relationships among directors and with the CEO and management; strategy execution and oversight of key risks; and Board and committee effectiveness. The assessment is structured in two sections: an "inward-looking" section, in which directors respond to questions directly relating to their roles on the Board; and an "outward-looking" section, which involves questions relating to the Board as a whole.
     After receiving a summary of the assessment results, our Board Chair conducted individual interviews with each director to discuss their responses, recommendations and concerns. This also allows directors an opportunity to raise sensitive subject matters in discussions with the Chair. The responses and the Chair's findings were reported and discussed at the October 2019 Board meeting and any necessary actions or changes will be implemented during 2020.

Responsible Investing
In addition to financial considerations and prudent diversification, we evaluate ESG criteria when making investment decisions. ESG factors are an integral part of our research, analysis, decision making and ongoing monitoring of Company investments. We believe that good governance practices and a commitment to corporate responsibility can enhance investment opportunities and meaningfully affect investment performance. The Company also believes long-term sustainability concerns impact both investors and society and thus should be considered when making investment decisions. Incorporating ESG factors is core to understanding a company’s long-term viability, profit potential and return on investment. These factors are key components of our investment research and decision making.
Enterprise-wide, our investment strategy follows the Principles of Responsible Investment (“PRI”), an initiative in partnership with the United Nations Environment Programme Finance Initiative and the UN Global Compact. As a signatory to the PRI, we have enacted a formal governance structure which aligns our investment processes and achievements with the overarching goals of the responsible investment movement. The Company is committed to tracking and monitoring our responsible investment performance and reporting our progress in responsible investment practices through the PRI investment managers’ disclosure framework.
Diversity and Inclusion
The Company is committed to fostering a culture that is inclusive and collaborative. We believe our culture is one of the many reasons we were recognized by Forbes 2018 Global 2000: World's Best Employers and Best Regarded Companies, among many other industry recognitions.
The Company continues its endeavor to cultivate an environment in which diverse experiences and perspectives are welcomed and employees feel comfortable and encouraged to discuss diversity and inclusion topics. Our diversity and inclusion initiatives are focused in four areas: (i) developing leadership capabilities to better enable an inclusive workplace; (ii) retaining and engaging our workforce; (iii) increasing diversity in the talent pipeline; and (iv) further embedding diversity and inclusion in our culture.
Many actions have been undertaken over the last year to improve diversity and promote inclusion within the Company, including:

•
Diversity and inclusion is a key area of focus for our learning and development strategies. In 2019, 100% of global employees completed our Code of Conduct training, including our commitment to diversity and inclusion, 88% of our workforce completed Respect in the Workplace training and 73% of employees completed our Unconscious Bias training.

•	We published our global pay equity study results and piloted formal career discussions between managers and employees in the U.S.

•
We are committed to creating a workplace that reflects a broad range of diverse characteristics. Talent acquisition teams have partnered with local HR teams around the world to increase our presence at universities and industry events that focus on diverse hiring. To develop diverse talent pools we invest our efforts with organizations and activities where we can reach a spectrum of applicants such as participating in the International Institute of Black Actuaries Summit and, in Japan, the Dive In Festival for diversity & inclusion in insurance.

In addition to our internal initiatives to develop a diverse and inclusive culture, we are committed to giving back to our communities. We partnered with American Heart Association for Go Red Goes for STEM for the third year in a row to educate high school girls regarding opportunities in the industry and our Company, and partnered with Webster University for their globally broadcasted 2019 Diversity Conference.

We derive a great deal of strength from our globally diverse workforce. We have long been committed to cultivating work environments in which all of our employees can discuss diversity and inclusion and ensuring our businesses are representative of the communities we serve. We will continue to prioritize our efforts in creating and sustaining a culture of diversity and inclusion, both in our workplace and in the communities where we do business.
SHAREHOLDER ENGAGEMENT
Fostering long-term and institution-wide relationships with shareholders and maintaining their trust and goodwill is a core objective for the Company. We are committed to engaging in constructive and meaningful dialogue with our shareholders. We value shareholder views and insights and believe that positive, two-way conversation builds informed relationships that promote transparency and accountability.
In order to ensure that our Board and management understand and address the issues that are important to our shareholders, the Company has an ongoing proactive practice of discussing issues such as corporate strategy and financial performance, governance, executive compensation, social and environmental concerns, as well as other important topics with significant shareholders. Such discussions usually include our President and CEO, Chief Financial Officer, Investor Relations Officer and other key members of management. We conduct these meetings in person, via teleconference or one-on-one at conferences throughout the year, or in connection with our annual Investor Day. Feedback and input from our shareholders is formally reported to the Board of Directors on a quarterly basis.
Over the last two years, in addition to our investor relations efforts, and consistent with our approach of proactively engaging shareholders on corporate governance issues, we continued our shareholder engagement program with investors focused exclusively on key governance issues. We reached out to holders of over 55% of the outstanding shares of Company stock and engaged in dialogue with holders of almost 30% of our outstanding shares. The Board of Directors engaged a third party governance advisor to help facilitate the discussions and address shareholder feedback and suggestions.
POLITICAL CONTRIBUTIONS

We have established policies and procedures governing the political activities of the Company and the political action committee sponsored by our Missouri operating company, RGA Reinsurance Company. Due to our position as a leading U.S.-based reinsurer in the global life and health reinsurance industry, we actively follow state, federal and international legislation. On both the state and federal levels, we actively participate in lobbying in the interest of protecting the rights of reinsurance companies and in the pursuit of staying competitive in the international market. Internationally, we work with our trade associations to follow and address issues regarding market access and trade, data transfer and other issues that impact the manner in which we do business in foreign jurisdictions.
Like many large organizations, we have a federal political action committee, created and administered under applicable federal law. RGA Reinsurance Company sponsors the RGA Reinsurance Company Federal Political Action Committee ("RGA PAC"), a non-partisan PAC formed under the federal election laws, which makes contributions to individual candidates pursuant to federal election laws. In appropriate circumstances the RGA PAC may also make contributions to the federal political action committees of trade associations. All contributions are made with the Company's strategic goals in mind and are intended to support candidates who support issues important to the Company and our clients.
The board of the RGA PAC is comprised of Company employees who are members of the RGA PAC. The PAC board regularly reviews the Company's political and lobbying policies and reports of political contributions. The PAC board is advised of the Company's ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the RGA PAC. The RGA PAC files contributions and expenditure reports with the Federal Elections Commission, pursuant to federal regulations.
Under United States federal law, the Company may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition, our Code of Conduct ensures that no Company funds or assets are used for any candidate or nominee for political office, or for any political party or committee, except in compliance with specific Company policies and all applicable laws and regulations. When permitted, the Company makes political contributions to insurance and reinsurance trade associations that are permitted to contribute to individual candidates at the state level who understand the issues most important to us and our clients. We are generally not permitted to make political contributions to candidates for public office in foreign countries and therefore, we do not make any such contributions.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is designed to attract, motivate and retain senior level employees who direct and lead our business and to appropriately reward these individuals for their contribution to the business. Our Board of Directors has delegated to the Compensation Committee the authority to establish and oversee our general compensation program, review the performance and approve the compensation of our Chief Executive Officer and review and approve the compensation of the other named executive officers and members of our senior management. The Compensation Committee also reviews and approves this Compensation Discussion and Analysis (this "CD&A") regarding executive compensation for inclusion in this Proxy Statement. During 2019, the Compensation Committee consisted of Messrs. Danahy (Chair), Eason, Sievert and Tulin and Ms. Detrick. Upon Mr. Danahy's retirement from the Board, Mr. Sievert was appointed Chair of the Compensation Committee, effective January 1, 2020.

The discussion of our compensation practices and related disclosures focus on the compensation of our named executive officers. This discussion is divided into the following sections:

Compensation Disclosure Sections
Overview	page 26
Five Elements of Compensation	page 32
Executive Compensation Process	page 41
2019 Compensation Actions and Results	page 44
Executive Compensation Tables	page 50
Other Executive Compensation Matters	page 61
OVERVIEW
2019 NAMED EXECUTIVE OFFICERS

Name	Title
Anna Manning	President and Chief Executive Officer
Todd C. Larson	Senior Executive Vice President, Chief Financial Officer
Alain P. Néemeh	Senior Executive Vice President, Chief Operating Officer
John P. Laughlin	Executive Vice President, Global Financial Solutions
Tony Cheng	Executive Vice President, Head of Asia

Our Compensation Philosophy and Objectives
The philosophy and objectives of our executive compensation programs are to:

•	Create incentives that will focus executives on, and reward for, increasing long-term shareholder value;

•	Reinforce our pay for performance culture by making a significant portion of compensation variable and based on Company and business unit performance;

•	Align the long-term financial interests of our executives with those of our shareholders through equity-based incentives and by building executive ownership in the Company; and

•	Provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives.
We currently use the following performance measures to determine incentive compensation payouts under our Annual Bonus Plan: (i) adjusted operating income per share; (ii) book value per share excluding accumulated other comprehensive income ("AOCI"); (iii) new business embedded value; and (iv) adjusted operating revenue. Performance contingent shares use the following performance measures: three-year adjusted operating return on equity; (ii) three-year relative return on equity; (iii) three-year adjusted operating revenue growth rate. In addition, our stock appreciation rights are tied to the market price of the Company's common stock.
For a more detailed discussion on and definitions of all our performance metrics, see "Five Elements of Compensation" and "2019 Compensation Actions and Results."
Our Compensation Program and Governance Reflects Market Practices
We have designed our compensation program to drive performance toward achievement of our short, intermediate and long-term goals and to increase long-term shareholder value, while appropriately balancing risk and reward. We regularly review our program to incorporate appropriate compensation practices, which currently include the following:

What We Do
✓
Pay-for-Performance. We have a pay-for-performance executive compensation structure that provides an appropriate mix of short, intermediate and long-term performance incentives, with emphasis on the creation of shareholder value. Our executive compensation is closely aligned with financial performance because the majority of the total compensation for our executives is earned only upon the achievement of corporate, business unit and/or individual performance goals. Other than base salary, we do not provide any fixed compensation.

✓
Use of Multiple Financial Performance Metrics. Our incentive compensation programs utilize multiple financial performance metrics, including adjusted operating income per share, book value per share excluding accumulated other comprehensive income, new business embedded value and adjusted operating revenue for our Annual Bonus Plan and three-year adjusted operating return on equity, three-year adjusted operating income and three-year book value per share excluding AOCI for our Performance Contingent Shares. These financial metrics are focused on performance and creation of long-term shareholder value.

✓
Compensation Benchmarking at Median. The Compensation Committee reviews publicly available information of peer companies to evaluate how our named executive officers' compensation compares to executives in similar positions at other companies and considers that information when establishing compensation. In most markets, we align our executive compensation levels with the market median in order to retain current talent and attract new talent.

✓
Compensation Recoupment Policy. We have an Executive Incentive Recoupment Policy which permits the Company to recoup all or a portion of an incentive award paid to certain executives upon the occurrence of specified recoupment events, including a financial restatement and misconduct. We have incorporated the provisions of this policy into our Flexible Stock Plan and award agreements.

✓
Stock Ownership Guidelines. To further align the long-term interests of our executives and our shareholders, we have robust stock ownership requirements for our executive officers. For additional information, see "Stock Ownership - Executive Stock Ownership Guidelines."

✓	Independent Compensation Consultant. The Compensation Committee benefits from its use of an independent compensation consulting firm which provides no other services to the Company.
✓	Compensation Committee Discretion. Our Compensation Committee has discretion to adjust, reduce or eliminate any Annual Bonus Plan incentive award.
✓	Programs Designed to Manage Dilution Efficiently. We design our long-term incentive programs to manage dilution through the use of stock settled stock appreciation rights and net-settled options.
✓	Shareholder Value. We design our equity compensation programs to appropriately balance short, medium and long-term focus on key drivers of shareholder value creation.

What We Don't Do
X
No Employment Contracts. We do not have any employment or contractual pre-employment severance agreements for our U.S. and Canadian named executive officers and we only offer limited benefits on termination of employment.

X
Limited Perquisites. We do not offer our executives personal benefit perquisites, such as aircraft, cars or apartments and we do not reimburse our executives for personal benefit perquisites such as club dues or other social memberships, except in some foreign countries where such perquisites are required to maintain a local competitive position.

X	No Preferential Payments. We do not pay preferential or above market returns on executive deferred compensation.
X	Limited Benefits Upon Change in Control. We have limited benefits upon change in control and our Flexible Stock Plan does not require that awards automatically accelerate upon a change in control.
X	No Repricing of Grants. Our Flexible Stock Plan prohibits repricing for underwater stock options and stock appreciation rights.
X	No Golden Parachutes or Gross-Ups. We do not have any golden parachute agreements or tax gross-ups for severance payments with our executives.
X
No Speculative Trading. Our Insider Trading Policy prohibits employees and directors from short-selling Company securities, and strongly discourages the use of margin accounts, standing and limit orders or any other transaction where there is no control over the timing of purchases or sales which could result in a trade occurring at a time when the employee is aware of material non-public information or otherwise not permitted to trade.

X
No Unapproved Hedging. Our Insider Trading Policy prohibits employees and directors from engaging in hedging or monetization of Company securities, which can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds. Exemptions to this general prohibition may be sought from the General Counsel on a case-by-case basis and are subject to pre-clearance.

X
Pledging Discouraged. Our Insider Trading Policy strongly discourages employees and directors from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Say on Pay Feedback from Shareholders
A primary focus of our Compensation Committee is whether the Company's executive compensation program serves the best interests of the Company's shareholders. At the Company's 2019 Annual Meeting, a significant majority (98% of votes cast on the proposal) of our shareholders approved the compensation program described in the proxy statement for that meeting. This is consistent with our shareholder feedback at our previous annual meetings:

Annual Meeting Year	Percentage of Votes Cast in Favor of "Say on Pay"
2019	98%
2018	98%
2017	98%
2016	98%
2015	98%
Five Year Average	98%
As part of its ongoing review of our executive compensation program, the Compensation Committee took the votes into consideration, along with an overall review of the compensation program, when making compensation decisions for 2019 and 2020. The Compensation Committee determined that the Company's executive compensation philosophy, objectives and elements continue to be appropriate.
Compensation Pay Mix
The following graph demonstrates 2019 target compensation pay mix by elements for each of our named executive officers:
*Calculation excludes pension and retirement benefits.

Company Performance for 2019
We believe that our compensation philosophy and objectives have resulted in an executive compensation program that has appropriately incented our executives to achieve our business performance objectives. Our compensation decisions are intended to benefit our shareholders and drive long-term shareholder value. Summarized below are some key highlights of our financial performance for 2019:

•	Our full-year total revenue was $14.3 billion and net premiums totaled $11.3 billion in 2019.

•	Our full-year earnings per diluted share: net income $13.62; adjusted operating income[1] $13.35.

•	Our full-year return on equity was 8.4% for 2019 and our full-year adjusted operating return on equity[1] was 10.5%.

•	Book value per share at year-end 2019 was $185.17 including accumulated other comprehensive income ("AOCI"), and $135.10 excluding AOCI.[1]

•	Our dividends for the year totaled $2.60 per share, an increase of 18 percent over the prior year.

For additional information on our 2019 financial performance, see our 2019 Annual Report on Form 10-K.

[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.

How Our Performance Affected 2019 Compensation

Our emphasis on pay for performance and the alignment of compensation with the creation of long-term shareholder value means that a significant portion of the compensation paid to our executives varies based on our corporate performance. Our financial results are reflected in our 2019 compensation payments, as described below.

Annual Bonus Plan. Annual Bonus Plan payouts for the named executive officers were based on an allocation to the Company-specific financial performance metrics listed in the table below. Ms. Manning had an ABP allocation solely based on overall Company financial results. ABP payouts for Messrs. Larson and Néemeh were based on overall Company financial results and individual performance. Messrs. Laughlin and Cheng had ABP allocation based on overall Company financial results and business unit results (Global Financial Solutions and the Asia segment, respectively), as well as individual performance. The weighted average of the Company-specific ABP financial performance metrics for 2019 performance was 138.8% of target.
ABP COMPANY-SPECIFIC PERFORMANCE METRICS

Metric	Weight	Target	2019 Result	Percentage of Target Payout
Adjusted Operating Income Per Share[1]	50%	$13.05/share	$13.35/share	133.0%
Book Value Per Share Excluding AOCI[1]	25%	$132.93/share	$135.10/share	132.6%
New Business Embedded Value	15%	$560.0 million	$662.1 million	141.5%
Adjusted Operating Revenue[1]	10%	$13.8 billion	$14.3 billion	179.7%
Weighted Average				138.8%
[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.

Performance Contingent Share Program. For the 2017-2019 PCS performance period, payouts are based on the metrics listed in the table below. Our three-year adjusted operating return on equity performance and adjusted operating revenue growth rate for the period resulted in payouts of 108.0% and 200.0% of target, respectively. The relative return on equity measure is dependent upon publicly available financial results from our peer companies. Because of the timing for the availability of this information our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2020. Payments for the 2017-2019 PCS grants will not be made until May 2020, after the filing of this Proxy Statement.

2017-2019 PCS PERFORMANCE METRICS

Metric	Weight	Target	2019 Result	Performance Level
Three-Year Adjusted Operating Return on Equity[1]	33.5%	10.5%	10.7%	108.0%
Three-Year Relative Return on Equity	33.5%	50th Percentile	Our performance for the relative return on equity metric for the 2017-2019 PCS grants will not be available until late April 2020.	Our performance for the relative return on equity metric for the 2017-2019 PCS grants will not be available until late April 2020.
Three-Year Adjusted Operating Revenue Growth Rate[1]	33.0%	3.0%	7.1%	200.0%
[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.

FIVE ELEMENTS OF COMPENSATION
Compensation Elements
Our compensation program consists of the following five elements:

Compensation Element			Purpose			Additional Program Information
1.	Base Salary	●	Our base salaries establish a pay foundation at competitive levels as part of a total compensation package that will attract, retain and motivate talented executives.	●		The Compensation Committee considers our executives' base salary compensation compared to that of the Pay Level Peer Group and published surveys.
				●		The Compensation Committee also reviews the recommendations submitted by our Chief Executive Officer for the other named executive officers.
2.	Annual Bonus Plan ("ABP")	●	Our ABP awards are designed to motivate and reward executives for performance on key financial, strategic and/or individual objectives over the year.	●		Our ABP program utilizes multiple performance metrics.
●
This element of compensation holds our executives accountable for Company performance, with payouts varying from target based on actual performance against pre-established and communicated performance goals.
				●		Overall Company adjusted operating income per share performance must meet certain minimum levels, as determined in advance by the Compensation Committee, before any awards are made.
3.	Performance Contingent Shares ("PCS")	●	Our PCS program is designed to focus executives on our strategic, financial and operating goals.	●
For awards granted prior to 2018, PCS performance payouts are based on the following measures: (i) three-year adjusted operating ROE; (ii) three-year relative ROE; and (iii) three-year adjusted operating revenue growth rate.

●
PCS grants are awarded to eligible participants on an annual basis with each grant cycle running for three performance years. Target PCS awards for executives are based on the level, experience and personal performance of the executive and expressed as a percentage of salary.
●
For awards granted in 2018 and onward, PCS payouts are based on the following measures: (i) three-year adjusted operating return on equity, (ii) three-year adjusted operating income, and (iii) three-year book value per share, excluding AOCI.

		●	The PCS grants are ongoing and each year a new three-year cycle begins, giving the Compensation Committee the opportunity to review and update performance measures for new grants.	●
Our PCS program utilizes multiple financial performance metrics. For each performance metric, the Compensation Committee sets award levels with a minimum level of Company performance that must be met before any payment to the individual can be made, as well as a target and a maximum.

		●	The three-year performance and reward period shifts participant focus and effort toward intermediate and longer-term sustained results.	●		If we do not meet minimum performance goals, the awards will not be made, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity.
4.	Stock Appreciation Rights ("SARs")	●	SARs are designed to align the interests of executives with our shareholders by focusing the executives on objectives over a multi-year period, including stock price growth.	●		SARs are granted to executives at an award value divided by Black-Scholes' value of the Company's stock price on the date of grant.
		●	SARs are granted annually and are based on the recipient's role and responsibilities within the Company.	●		The strike price for the SAR is determined by the Company's closing stock price on the award date.
●
SARs vest over a period of four years (25% per year beginning on December 31 of the year granted until fully vested) and remain exercisable for up to 10 years from the award date. Upon vesting they are settled in the equivalent value of unrestricted shares of common stock.
●
Canadian executives receive non-qualified net-settled stock options ("NSOs") in lieu of SARs to alleviate certain negative tax consequences for those individuals. SARs and NSOs are collectively referred to as "SARs."

5.	Retirement and Pension Benefits			●		U.S. and Canadian retirement and pension benefits differ, but generally there are two types of plans:
		●	Provided as another competitive component of the total compensation package that permits us to attract and retain key members of our management.		●	Qualified plans are provided to eligible employees up to specified maximum amounts as determined by federal tax authorities.
					●	Non-qualified plans are provided to eligible employees who earn compensation above the maximum amounts established by federal tax authorities.
				●		Hong Kong benefits are split between:
					●	A mandatory provident fund where employees and employer contribute up to a maximum amount.
					●	A supplementary fund for compensation in excess of the maximum amount applicable to the mandatory provident fund benefit.

Compensation Element #1 - Base Salary
The Compensation Committee begins its annual review of base salary for the named executive officers and senior management through discussion with the CEO on the previous year's expectations, achievements for each executive and their pay histories. The Compensation Committee additionally references the base salary pay levels as compared to similar roles in our Pay Level Peer Group, as well as relevant third party external market data for roles other than the CEO and CFO. The annual base salary determinations for executives are effective each year on or about March 1, following the executive's annual performance review, which includes a discussion about individual results against defined expectations. Adjustments to base salary are made periodically to recognize competitive changes, personal performance or change in position or responsibilities.
Compensation Element #2 - Annual Bonus Plan
Employees of the Company are eligible to participate in our Annual Bonus Plan ("ABP"), which provides annual cash incentive compensation based on one or more of the following factors: our overall performance, the performance of the participant's division, business unit or department and individual performance during the previous year. Under the ABP, participants may receive a cash bonus each year. Actual payouts are capped at 200% of target.
The ABP award is designed to serve as an annual incentive. The target-level financial performance goals established by the Compensation Committee are intended to require substantial efforts by our management team toward our strategic goals, while at the same time they are intended to be within reach if such efforts are made and provide additional rewards for extraordinary achievement. The Compensation Committee establishes ABP objectives for the Company during February of each year and determines results and awards in March of the following year. ABP financial objectives are not tied to any peer group, but are instead tied solely to our financial performance objectives. ABP Company-wide financial objectives are measured using the following components:
2019 COMPANY-WIDE ANNUAL BONUS PLAN METRICS

Component	Weight	Definition
Adjusted Operating Income Per Share[1]	50%	Adjusted operating income per share is our net income per share from continuing operations less realized capital gains and losses and certain other non-operating items.
Book Value Per Share Excluding AOCI[1]	25%	Book value per share is the Company's total equity excluding Accumulated Other Comprehensive Income ("AOCI") divided by total common stock outstanding.
New Business Embedded Value	15%
New business embedded value ("NBEV") is a measure of the value of the profits expected to emerge from new business net of the cost of supporting capital. NBEV is a forward-looking calculation that reflects the lifetime value created through new business sales.

Annual Adjusted Operating Consolidated Revenue[1]	10%
Annual consolidated adjusted operating revenue is total revenues earned by the Company less any excluded transactions undertaken for capital management or risk management purposes during the annual performance period. For 2019, there were no excluded transactions.

[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.
Targets reflect our annual goals for these metrics. The allocation of ABP awards between individual, business unit and overall Company performance varies for each participant based on his or her job responsibilities. In general, allocations for business unit, departmental and individual performance are weighted more heavily for employees with less overall Company responsibility. In contrast, allocations for the Company's overall performance are weighted more heavily for senior executives because their roles involve greater Company-wide responsibility.

Business unit results are based on each business unit's financial performance metrics. Individual performance results are measured by progress on major projects, productivity, leadership, client development or similar goals in which the employee played a major role. While we intend to tie individual performance to clearly articulated and objective measures, it is necessary and at times prudent for management to use a certain degree of discretion in evaluating individual results. Based on these criteria, the Compensation Committee approves a list of senior management participants, which includes (as applicable) individual incentive and/or business unit or division allocations, a minimum performance level that must be met before any payment can be made, as well as a target and a maximum. In addition, overall Company financial performance must meet certain minimum levels, as determined in advance by the Committee, before any awards (including any portion of an award based solely on individual performance) are made under the ABP. Awards are based on a specific target percentage of salary, which varies for each participant.
We consider business unit and individual performance when evaluating total compensation and may from time to time establish a specific ABP allocation for a particular business objective or project. The types of individual performance that may be taken into consideration include contributions toward revenue growth, earnings per share, return on equity capital, expense management, operational activities, risk management or product or client development, as well as intangible items such as progress toward achievement of strategic goals, leadership capabilities, development of staff or progress on major projects in which the individual holds a key role.

Compensation Element #3 - Performance Contingent Shares
Our Performance Contingent Share ("PCS") grants are part of a performance-driven incentive program under our Amended & Restated Flexible Stock Plan ("Flexible Stock Plan"). The Flexible Stock Plan provides for the grant of stock options, stock appreciation rights ("SARs"), net-settled stock options, restricted stock, restricted stock units, performance shares and other stock based awards, as well as cash awards, to our employees. Executives in leadership or senior management roles, or who are considered top subject matter experts within our Company, participate in this program.
The PCS grants are designed to allow us to reward the achievement of specific corporate financial performance goals with equity that is earned on the basis of Company performance. We implemented the PCS program because we believe it is consistent with our pay-for-performance compensation philosophy and achieving the financial performance necessary to increase shareholder value. We believe that the PCS grants require management to focus on growth and return on equity, while the SARs are designed to focus attention on accomplishment of long-term goals that influence the creation of long-term shareholder value.
The Compensation Committee annually evaluates the appropriate mix of pay elements in comparison to the market to remain competitive in our compensation practices and to best support our strategy. We also annually review the PCS performance metrics in order to ensure they accurately align compensation with our intermediate-term goals and make changes or adjustments to such metrics when appropriate.
The following tables describe the performance measures for each of the three-year performance periods for PCS awards granted in 2016 and 2017:

2016-2018 AND 2017-2019 PCS PERFORMANCE METRICS

Component	Weight	Definition
Three-Year Adjusted Operating Return on Equity ("ROE")[1]	33.5%
ROE is calculated as adjusted operating income divided by average shareholders' equity excluding Accumulated Other Comprehensive Income ("AOCI") for the three-year performance period. Adjusted operating income and equity excluding AOCI are non-GAAP financial measures.

Three-Year Relative Return on Equity ("Relative ROE")	33.5%	Relative ROE is the percentile ranking of the Company's ROE relative to the ROE of competitor companies in the Performance Peer Group over the same three-year performance period.
Three-Year Adjusted Operating Revenue Growth Rate[1]	33.0%
Three-year adjusted operating revenue growth rate is the compounded average growth rate of the Company's consolidated adjusted operating revenue over the three-year performance period using the Company's annual consolidated adjusted operating revenue for the fiscal year immediately preceding the date of grant as the base year.

[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.
In October 2017, the Compensation Committee approved three new metrics for the 2018 PCS program in order to better align executives' efforts and decisions with business results over the intermediate-term. Given our unique position as the only U.S. based, global pure life and health reinsurer in the marketplace, the Compensation Committee found it difficult to identify peer companies with comparable profiles to enable the use of a relative performance metric. Therefore, beginning with awards granted in 2018, the Compensation Committee chose three absolute metrics, all measured over a three-year performance period. The PCS performance payouts granted in 2018 and onward are based on the following metrics: (i) three-year adjusted operating return on equity; (ii) three-year adjusted operating income; and (iii) three-year book value per share, excluding AOCI. The following table describes these performance measures:
PCS PERFORMANCE METRICS

Component	Weight	Definition
Three-Year Adjusted Operating Return on Equity[1]	33.5%
This metric is calculated as cumulative Adjusted Operating Income (defined below) for the three-year period divided by average adjusted stockholders’ equity.  Adjusted stockholders’ equity represents total stockholders’ equity excluding AOCI. The average of adjusted stockholders’ equity will use monthly data points during the 3-year measurement period. ROE, AOI and stockholders’ equity excluding AOCI are non-GAAP financial measures.

Three-Year Adjusted Operating Income[1]	33.5%
This metric is calculated as net income excluding substantially all of the after-tax effect of net investment related gains and losses, changes in the fair value of certain embedded derivatives and related deferred acquisition costs, any net gain or loss from discontinued operations, the cumulative effect of any accounting changes occurring after the targets have been established, and other items that management and the Compensation Committee believe are not indicative of the Company’s ongoing operations.

Three-Year Book Value per Share, Excluding AOCI[1]	33.0%
This metric is defined as adjusted stockholders’ equity divided by the end of period outstanding shares of the Company's common stock. Adjusted stockholders’ equity represents total stockholders’ equity excluding accumulated other comprehensive income (“AOCI”). Book value per share and adjusted stockholders’ equity excluding AOCI are non-GAAP financial measures.

[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.

The Compensation Committee sets award levels with a minimum level of Company performance that must be met before any payment to the individual can be made, as well as a target and a maximum. We use linear interpolation to determine the percentage of the target when performance falls between the minimum, target or maximum performance levels. If we do not meet minimum performance goals, payouts under the awards will not be made. If we exceed those performance goals, payouts under the award can be as much as 200% of the targeted award opportunity. As the Compensation Committee considers the targets for a particular performance period, targets are set at amounts or ranges that are generally consistent with our publicly disclosed growth rate goals. The Compensation Committee believes that achievement of the targets will require a high level of financial and operating performance and the goals and ranges established for all PCS grants are challenging but achievable.

PCS grants are not treated as outstanding shares until the performance results over the three-year performance period are calculated and payouts under the awards are made as determined and approved by the Compensation Committee. Payouts are made in fully-vested, unrestricted common stock. Payment is also contingent upon the participant's employment status with the Company at the end of the three-year performance period.
As discussed below under "Executive Compensation Process - Competitive Marketplace Assessment," the Committee determines a target total compensation package for our named executive officers based on an analysis of competitive market conditions and overall Company performance. All participants are required to maintain an acceptable level of performance to be eligible to receive equity incentive awards.
The grants are made pursuant to the terms of our Flexible Stock Plan and award agreements. For awards granted prior to 2019, upon retirement during the performance period, the PCS grant and resulting award are pro-rated based on the number of months of the grant holder's participation during the period, provided that the holder has attained age 55 and a combination of age and years of service with the Company that equals at least 65.
In January 2019, the Compensation Committee approved a revised retiree vesting approach, as well as an updated definition for retirement as it relates to our long-term incentive plan. Effective with the 2019 grant, all long-term incentive awards (both SARs and PCS) will vest 100% post-retirement for those executives who meet our retirement criteria with the following conditions: (i) service condition, whereby the executive must work the entire first calendar year of the performance plan cycle; and (ii) a non-compete condition, whereby if the executive retires and then works for a competitor, the Company has the right to cancel any unvested awards. The long-term incentive plan retirement definition has also been updated to include a minimum length of service condition. The executive must attain a combination of age and years of service that equals at least 65, provided that the maximum number of years of service credited is ten and so long as the executive has been employed by the Company for at least five years.
Compensation Element #4 - Stock Appreciation Rights
Stock Appreciation Rights ("SARs") are granted annually under our Flexible Stock Plan to executives in leadership or senior management roles, or to employees considered top subject matter experts within the Company. The number of SARs granted annually is based on the grant recipient’s position and level of responsibility within the Company. The Compensation Committee considers compensation data of the Pay Level Peer Group and published surveys in determining the total target compensation, inclusive of SARs granted to our named executive officers and other participants. We believe this program focuses participants on our strategic and financial goals while aligning our executives’ interests with those of our shareholders and promoting retention. For more information on our Pay Level Peer Group, see "Executive Compensation Process - Competitive Marketplace Assessment."
The vesting schedule for SARs grants is four years, 25% of which vests on December 31 of each of the first four years. The grant value of a SAR is equal to the NYSE closing price of the Company's common stock on the grant date of the award (i.e., the date of the March Compensation Committee meeting), multiplied by a Black-Scholes Model factor (which calculates the current economic value of a SAR using assumptions that include exercise price, the term of the award, a risk-free rate of interest, dividend yield and observed market volatility). Upon vesting, the SARs are settled in the equivalent value of unrestricted shares of common stock. The SARs expire 10 years after the grant date.
The Company grants non-qualified net-settled stock options for Canadian executives in lieu of SARs to alleviate certain negative tax consequences for these executives. These non-qualified net-settled stock options ("NSOs") are similar to SARs from the recipient's perspective, in that when exercised the executive receives a number of shares with a value equal to the spread between the strike price and the stock price at exercise (less withholdings). Upon net settlement, the NSOs are taxed as stock options under Canadian law, while SARs are taxed as ordinary income. NSOs and SARs have the same impact on the Company and thus, the issuance of these NSOs results in tax efficiencies for the executive with no increased costs for the Company or impact to share usage under the Flexible Stock Plan. For convenience, when we discuss SARs throughout this Proxy Statement, such discussion includes NSOs for our Canadian executives.
For grants made prior to 2019, upon retirement, provided that the participant has attained age 55 and a combination of age and years of service with the Company that equals at least 65, the SARs continue to vest in accordance with the vesting schedule. In January 2019, the Compensation Committee approved an updated definition for retirement as it relates to both SARs and PCS, as described above in "Compensation Element #3 - Performance Contingent Shares."
Compensation Element #5 - Retirement and Pension Benefits
We recognize the importance of providing comprehensive and cost-effective employee benefits to attract, retain and motivate employees. We offer our executives market competitive retirement programs as described below, including defined contribution savings plans, traditional defined benefit and hybrid defined benefit pension plans and an executive deferred savings plan. The Company reviews its retirement and pension benefits programs from time to time and makes adjustments to the design of the programs as necessary to meet these objectives and to remain competitive. Because our named executive officers are United States, Canadian and Hong Kong residents, we have described the benefits in those jurisdictions below.
Qualified and Registered Plans - U.S.
Savings Plan. U.S. based employees of the Company may participate in a qualified 401(k) plan and make pre-tax or after-tax (Roth) elective deferrals to the plan ("Savings Plan"). Employees may contribute up to the maximum allowed by the U.S. Internal Revenue Code. The Company provides matching contributions on elective deferrals up to 5% annually. The Company also provides a 2% fixed employer contribution to employees who work at least 1,000 hours and are employed on December 31. In compliance with the U.S. Internal Revenue Code for 2019, contributions to the Savings Plan cannot be made on cash compensation in excess of $280,000 and employee contributions were limited to a maximum of $25,000 ($19,000 plus an additional $6,000 for those 50 years of age and older).
Employees hired on or after January 1, 2020 who participate in the Savings Plan will be eligible for a 5% Company-provided fixed employer contribution (instead of the 2% fixed employer contribution) if they work at least 1,000 hours and are employed on December 31.
As of December 31, 2019, Ms. Manning and Messrs. Larson and Laughlin participated in the U.S. Savings Plan.
Pension Plan. U.S. based employees, including certain named executive officers, participate in the RGA Performance Pension Plan ("Pension Plan"), a qualified defined benefit plan. The Pension Plan is a widely available retirement plan, for all full-time employees hired before January 1, 2020, that is intended to provide a source of income for employees during retirement. The Pension Plan provides a "Performance Pension Account Benefit," that is generally defined as a lump sum account balance payable on or after termination of employment. The account balance may be converted to an actuarially equivalent annuity benefit.
Employees hired before January 1, 2020 are eligible to participate in the pension plan and accrue benefits under the Performance Pension Account Benefit (subject to the age and service requirements required by the plan to begin participation). Employees hired on or after January 1, 2020 are not eligible to participate in the Pension Plan. Employees rehired with the Company on or after that date will not be eligible to accrue further benefits in the Pension Plan.

As of December 31, 2019, Ms. Manning and Messrs. Larson, Laughlin and Cheng were eligible to receive the Performance Pension Account Benefit. Mr. Cheng does not accrue additional benefits under the plan since his transfer of employment outside of the U.S., but he is vested in a Performance Pension Account Benefit from his service in the U.S.
Qualified and Registered Plans - Canada
Registered Pension Plan. All permanent Canadian employees are required to join the defined contribution plan on their date of hire. Each employee is required to contribute, by payroll deduction, an amount equal to 5% of their annual earnings (base salary and ABP payments), up to 50% of the maximum allowable limit per calendar year as set under the Canadian Income Tax Act. The Company contributes, on behalf of each employee, an amount equal to the required contribution of the employee, up to 50% of the maximum allowable limit per calendar year as set under the Canadian Income Tax Act. For 2019, the maximum allowable limit for combined employer and employee contributions is CAD $27,230. Employer contributions are immediately vested.
Company and employee contributions cannot be accessed by the employee until an employee retires at age 55 or later. Voluntary contributions made by the employee above the required contribution level are permitted under the plan and the employee may withdraw such funds at any time. Upon termination or retirement and subject to applicable legislation and tax withholding, plan participants may purchase a deferred or immediate life annuity contract or transfer the value of the benefit to another registered pension plan, registered retirement savings plan or any form of registered retirement income fund.
In 2019, Mr. Néemeh participated in the Registered Pension Plan. Ms. Manning previously participated in the Registered Pension Plan before her relocation to the U.S., and she continues to maintain an accumulated balance of past employee and employer contributions.
Non-qualified and Supplemental Plans - U.S.
Non-qualified Augmented Plan. The Company's Augmented Benefit Plan ("Augmented Plan") is designed to restore benefits unavailable in the qualified Savings Plan and Pension Plan due to IRS compensation limitations for qualified plans, which was $280,000 for 2019. The Augmented Plan provides U.S. based executives at the vice president level and above benefits based on an employee's annual cash compensation, in accordance with the Internal Revenue Code. The Augmented Plan provides executives the opportunity to receive employer matching, employer non-elective contribution credits, and additional pension plan credits without regard to qualified plan limitations imposed by the IRS.
The Augmented Benefit Plan has two components: a 401(k) Savings component and a Pension component. All contributions to the Augmented Plan are made by the Company. The matching contribution credits in the 401(k) Savings component of the Augmented Plan are only made in the event an employee's compensation for the year has not otherwise been matched with a credit in the Executive Deferred Savings Plan.
The investment fund alternatives in the savings portion of the Augmented Plan are identical to the options in the qualified Savings Plan, except the Augmented Plan includes a fixed rate option, which offers a fixed interest rate set at the beginning of the plan year. The Company credits the employee's non-qualified deferred compensation account with the returns he or she would have received in accordance with the investment alternatives selected by the employee. The Company does not pay above-market or preferential earnings, compensation or returns under the Augmented Plan or any other plan. Distributions from the Augmented Plan cannot be made until the participant is no longer employed by the Company.

As of December 31, 2019, Ms. Manning and Messrs. Larson and Laughlin participated in both components of the Augmented Benefit Plan. For additional details regarding executive participation in our retirement plans, see "Compensation Tables and Other Matters - Pension Benefits in 2019."
Non-qualified Executive Deferred Savings Plan. U.S. employees at the vice president level and above are eligible to participate in our Executive Deferred Savings Plan ("EDSP"), a non-qualified savings plan which allows employees to defer income, including ABP payments, without regard to qualified plan limitations. For the 2019 Plan Year, eligible employees are able to defer up to 50% of their base salary and up to 100% of their ABP payments. Beginning January 1, 2020, employees eligible to participate in the EDSP will be able to defer up to 50% of their base salary and up to 75% of their ABP payments.
The Company credits EDSP accounts with matching contributions equal to the matching contributions unavailable to the employee under the Savings Plan (100% of EDSP deferrals up to 5% of compensation in 2019) due to IRS compensation limits in the Savings Plan. Employees cannot withdraw any amounts from EDSP balances until they are no longer employed by the Company or reach the designated distribution date selected by the employee at the time of their deferral election. With respect to these distributions, participants may elect to receive either a lump-sum payment or 2 to 15 annual installments.
The investment fund alternatives under the EDSP are identical to those in the Savings Plan, except the EDSP includes a fixed rate option, which offers a fixed interest rate set at the beginning of the plan year. The Company credits the participant's non-qualified deferred compensation account(s) with the returns he or she would have received in accordance with the investment alternatives selected by the employee. The Company does not pay above-market or preferential earnings, compensation or returns under EDSP or any other plan.
As of December 31, 2019, Ms. Manning and Messrs. Larson and Laughlin were eligible to participate in the EDSP.
Supplemental Payment Agreement. As previously disclosed in a Current Report on Form 8-K filed on July 25, 2019, the Company agreed to provide a supplemental payment (the "Supplemental Payment") to Ms. Manning upon her retirement from the Company, as an acknowledgment of the financial implications on her retirement benefits with respect to her relocation to the U.S. from Canada in 2016. The Supplemental Payment is designed to supplement the post-retirement benefits she will receive under the Company's U.S. and Canadian retirement and savings plans in order to provide her with an aggregate financial value comparable to that which she would have received under the Company's U.S. retirement and savings plans had she worked in the U.S. for her entire career.
The Supplemental Payment will represent the difference between (i) the value of the Company-provided benefits that she would have received upon her retirement had she worked her entire career (starting upon her hire date in 2007 through retirement) in the U.S., and (ii) the value of Company-provided benefits that she will actually receive upon retirement from the Company. For this purpose, Company-provided benefits include any savings, pension or deferred compensation benefits funded by the Company based on her deferrals of pay, additional non-elective contributions to company retirement accounts and any subsequent investment returns credited to those deferred compensation accounts based on contribution from the Company. The value of any salary deferrals by Ms. Manning, including any subsequent investment return credited to those retirement accounts for those salary deferrals, is not included in the calculation of the Supplemental Payment.
The Supplemental Payment will be made in U.S. dollars and is payable after Ms. Manning’s retirement from the Company as a single lump sum payment.

Non-qualified and Supplemental Plans - Canada
Supplemental Executive Retirement Plan. The Company offers a Supplemental Executive Retirement Plan ("SERP") in Canada to employees at the vice president level and above who are approved by senior management. An employee must also participate in the Registered Pension Plan to participate in the SERP. The SERP offers a traditional defined benefit annuity to participants based on the average of their highest five consecutive years of compensation that is above certain compensation thresholds set out by the plan. The SERP benefit is calculated on a number of factors including the employee's years of credited service and average pensionable earnings, each determined on the date the employee ceases to be an executive in Canada or leaves the Company. Benefits are payable at the time an employee leaves the Company.
Effective January 1, 2020, no new executives may participate in the SERP. Executives hired on or after January 1, 2020 or who are promoted to an eligible executive position after January 1, 2020 will be eligible for a newly established defined contribution supplemental executive retirement plan offered by the Company. In addition, the SERP's accrual formula was changed so that service accruals after December 31, 2019 will accrue a smaller benefit on a participant's final average compensation above a certain level.
An employee who retires on or after age 60 and has completed at least 5 years of uninterrupted employment with the Company is entitled to receive an annual supplementary allowance under the SERP. The allowance is a non-indexed pension that does not increase with inflation. The annual supplementary allowance payable is converted from the employee's accrued life annuity benefit to an actuarial equivalent lump sum or annuity with a term of 10 years of less. All benefits under the SERP are subject to applicable withholding tax and reporting pursuant to the Canadian Income Tax Act and other applicable law.
Under the SERP, an employee may elect to retire at age 50, provided the employee has completed at least 5 years of uninterrupted employment with the Company, and subject to a reduction of the employee's annuity benefit of 0.33% for each month by which the employee retires before age 60.
In 2019, Mr. Néemeh participated in the SERP. Ms. Manning participated in the SERP until her relocation to the U.S. in April 2016. Ms. Manning's accrued benefit in the SERP will be deferred until her retirement. For additional details regarding executive participation in our retirement plans, see "Compensation Tables and Other Matters - Pension Benefits in 2019."
Supplemental Retirement Plan - Hong Kong
The Company offers a supplemental retirement plan to all full-time regular employees in Hong Kong. The plan includes both a mandatory contribution component under the Hong Kong Mandatory Provident Fund ("MPF") system and a voluntary contribution as a supplementary retirement provided by the Company.
Under the plan, both the Company and Hong Kong employees are each required to make regular mandatory contributions calculated at 5% of the employee's relevant income to an MPF plan, subject to the minimum and maximum relevant income levels. The maximum relevant income level is capped at HK$30,000 per month in 2019.
In additional to the mandatory portion, the Company makes contributions at a total of 10.8% of the base remuneration, up to a maximum amount, less any mandatory employer contributions. The maximum amount for calculating the contributions is set at HK$2.5 million per annum. The benefit is subject to a vesting schedule associated with years of continuous service with the Company.
The Hong Kong supplementary retirement plan has a 10 year graded vesting period. Contributions to this supplementary retirement fund are typically not available for use by employees, even after they terminate employment with the Company, until they reach age 65.

As of December 31, 2019, Mr. Cheng participated in the Hong Kong supplementary retirement plan. Mr. Cheng is part of a separate subgroup for which the contributions made to the supplementary retirement fund are not limited to the maximum base salary limitation. The supplementary contribution for Mr. Cheng is based on his full base salary remuneration.
EXECUTIVE COMPENSATION PROCESS
The Role of the Compensation Committee
Our executive compensation program is evaluated and approved by the Compensation Committee with the objective of providing incentive-based compensation that aligns with the business goals of the Company and the interests of our shareholders. The Compensation Committee also determines the compensation of the Chief Executive Officer ("CEO") and evaluates and approves the compensation for the members of senior management of the Company, including our named executive officers.
Timing of Compensation Decisions
In 2019, the Compensation Committee met in early March to approve the regular grants of PCS and SARs awards. Equity grants are effective on and have a grant date of the same day as the Committee meeting. The PCS awards are measured by financial performance over a three-year period. The strike price for grants of SARs is the NYSE closing price of our common stock on the day of the Committee meeting. This timing and process is designed to ensure that our fourth quarter earnings information (typically released in late January) is fully disseminated to the market by the time the SARs strike price is determined.
The Compensation Committee approves compensation for executive officers at its regularly scheduled meeting in March of each year. All compensation and incentive awards are made in consideration of market pay competitiveness and in comparison to Pay Level Peer Group and published survey data.
Compensation Consultants
In forming its recommendations on our overall compensation program, the Committee annually engages an independent consulting firm to provide advice about competitive compensation practices and to determine how our executive compensation compares to that of other comparable companies, including selected publicly held insurance and reinsurance companies. In 2019, Steven Hall & Partners ("SH&P") served as independent advisor to the Compensation Committee. The Committee directly engaged SH&P to advise and assist with decisions relating to our executive compensation program, including providing advice regarding incentive plan design, annual comprehensive competitive market studies, competitive compensation data for directors, technical advice on disclosure requirements relating to executive compensation and to apprise the Compensation Committee of compensation market practices. Annually, SH&P conducted an evaluation of the Pay Level Peer Group and a competitive marketplace assessment of our named executive officers, which included a comparison to our Pay Level Peer Group and published survey data. SH&P also periodically conducted reviews of our incentive plans to ensure a competitive position. Other than work for the Compensation Committee, SH&P provided no other services to the Company or its affiliates. Additionally, the Company's Compensation Committee determined no conflicts of interest existed to prevent SH&P from serving as an independent advisor to the Compensation Committee. SH&P's service to the Compensation Committee ended December 31, 2019.
In December 2019 the Compensation Committee retained Meridian Compensation Partners, LLC ("Meridian") to serve as the independent advisor to the Compensation Committee. Meridian will provide independent advice to the Committee in connection with matters pertaining to executive and director compensation and assist the Committee’s decision making process with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates. Meridian will also advise the Committee on the Company’s executive pay philosophy, compensation peer groups and structure, incentive plan design, and will provide comprehensive competitive market studies and data for employee and director compensation matters.
Management Participation and Involvement in Compensation Decisions
Pursuant to the Compensation Committee charter, the Committee reviews and approves the compensation of our CEO, other named executive officers and senior management. The CEO plays a significant role in the compensation-setting process for the named executive officers (other than the CEO). The CEO and senior management play a significant role in setting compensation for management and all other employees. No member of management is involved in determinations regarding their own pay. The most significant aspects of management's role are:

•	evaluating employee performance;

•	recommending business performance targets, goals and objectives; and

•	recommending salary levels, ABP and equity incentive award targets.
Our CEO and Chief Human Resources Officer work with the Compensation Committee chair to establish the agenda for Committee meetings. The Company prepares relevant information and reports for each Compensation Committee meeting. Our Chief Executive Officer participates in Compensation Committee meetings at the Committee's request to provide:

•	background information regarding our strategic objectives;

•	an evaluation of the performance of the senior management and direct reports; and

•	compensation recommendations as to senior management and direct reports.
Our executives and other members of management are made available to SH&P or any other compensation consultant to provide information regarding position descriptions, compensation history and other information as requested, and to review draft results provided by SH&P.

Competitive Marketplace Assessment
We use three groups of companies to evaluate our compensation practices for purposes such as pay levels, pay design and performance comparisons.
2019 PAY LEVEL PEER GROUP

Purpose:	We use the Pay Level Peer Group to evaluate the overall competitiveness of our compensation packages, as well as individual elements of compensation.
How Peer Companies are Chosen:
We use a group comprised of companies based on industry and size that are appropriate comparators for purposes of evaluating the competitiveness of our pay levels. The selected companies are publicly-traded insurers and reinsurers (life, health and property-casualty), including direct competitors.

Last Evaluated:	In 2019, SH&P performed a comprehensive assessment of this group to determine the continued appropriateness of each constituent.
Peer Group Members:	Aflac, Inc.	CNO Financial Group, Inc.
	American Financial Group, Inc.	Lincoln National Corp.
	American National Insurance Co.	Principal Financial Group, Inc.
	Assurant, Inc.	The Hartford Financial Services Group, Inc.
	Athene Holding Ltd.	Torchmark Corporation
	AXA Equitable Holdings, Inc.	Unum Group
	Brighthouse Financial, Inc.	Voya Financial, Inc.

2019 PAY DESIGN PEER GROUP

Purpose:	The Pay Design Peer Group is used to evaluate market practices with respect to types of pay vehicles utilized, incentive compensation program designs, performance metrics and pay mix.
How Peer Companies are Chosen:
We use the companies in the Pay Level Peer Group, as well as additional companies that were deemed inappropriate comparators for purposes of evaluating pay levels due to size, but which the Compensation Committee believes are useful sources of competitive intelligence regarding pay design and practices.

Last Evaluated:	In 2019, SH&P performed a comprehensive assessment of this group to determine the continued appropriateness of each constituent.
Peer Group Members:	Aflac, Inc.	Metlife, Inc.
	American Financial Group, Inc.	Munich Re
	American National Insurance Co.	Principal Financial Group, Inc.
	Assurant, Inc.	Prudential Financial, Inc.
	Athene Holding Ltd.	Sun Life Financial, Inc.
	AXA Equitable Holdings, Inc.	Swiss Reinsurance Co. Ltd.
	Brighthouse Financial, Inc.	The Hartford Financial Services Group, Inc.
	CNO Financial Group, Inc.	Torchmark Corporation
	Kemper Corporation	Unum Group
	Lincoln National Corp.	Voya Financial, Inc.
Manulife Financial Corp.
2019 PERFORMANCE PEER GROUP

Purpose:	The Performance Peer Group is used to evaluate our relative performance for purposes of determining payments under the 2017-2019 PCS awards.
How Peer Companies are Chosen:
For comparisons of our performance among companies in the life and health insurance and reinsurance industry, we exclude most companies in the property and casualty business because their return profile is not a good comparator; however, we retain two large, global multi-line (property-casualty and life) competitors because they are among the companies against whom we measure our performance and returns.

Last Evaluated:	In 2019, SH&P performed a comprehensive assessment of this group to determine the continued appropriateness of each constituent.
Peer Group Members:	Aflac, Inc.	Principal Financial Group, Inc.
	American National Insurance Co.	Prudential Financial, Inc.
	Assurant, Inc.	Sun Life Financial, Inc.
	CNO Financial Group, Inc.	Swiss Reinsurance Co. Ltd.
	Lincoln National Corp.	The Hartford Financial Services Group, Inc.
	Manulife Financial Corp.	Torchmark Corporation
	Metlife, Inc.	Unum Group
Munich Re

Peer Group Changes
The Compensation Committee regularly reviews the three groups of companies we use to evaluate our compensation practices for purposes such as pay levels, pay design and performance comparisons. In 2019, one peer company, Sun Life Financial, Inc. was removed from the Pay Level Peer Group due to being domiciled in Canada and not providing relevant pay data for comparison purposes. Additionally, Athene

Holding Ltd., AXA Equitable Holdings, Inc., Brighthouse Financial, Inc. and Voya Financial, Inc. were added as Pay Level peers and Pay Design peers.
Due to the minimal number of companies which are both size and industry appropriate, and in order to expand the current Pay Level peer group and protect against future peer attrition due to acquisition and other activity, the Compensation Committee uses an additional group of companies to assist in analyzing the company's pay levels. The above-listed group of Pay Level peers remain the primary peer companies used to benchmark the compensation of our top executives. However, pay levels at these other companies are analyzed to allow a broader scope of companies for validating the Company's pay levels and confirm year-over-year trends.
We plan to continue to review and update these lists periodically in order to ensure that comparators remain appropriate in light of evolving practices with respect to peer group determinations, mergers and acquisitions, divestitures, growth in our size and the size of those companies in the comparator groups and other changes which might affect the appropriateness of a particular comparator.
How We Use Peer Group Data
When making determinations in 2019 relating to base salary, target total cash compensation, intermediate and long-term incentives and target total direct compensation for our named executive officers, we used the competitive compensation analysis provided by SH&P as the beginning reference point. This analysis included a review and assessment of publicly disclosed compensation data for companies in our Pay Level Peer Group as well as publicly available survey data. In most markets, we align our target executive compensation levels with the market median in order to retain current talent and attract new talent. In addition to a review of the competitive compensation data provided by SH&P, we also considered individual performance, internal pay equity among positions and levels and the relative importance of positions. We believe that the compensation strategy we established aligns our target compensation with the market median and should allow us to retain our current talent and attract new talent.
2019 COMPENSATION ACTIONS AND RESULTS
Compensation Element #1 - Base Salary
In determining the base salaries of our named executive officers, the Compensation Committee considers our compensation compared to that of the Pay Level Peer Group, as well as published surveys. The Compensation Committee also considers recommendations submitted to it by our Chief Executive Officer for the other named executive officers.
In the first quarter of 2020, the Committee approved the following base salaries for 2020 for the named executive officers as listed below.
2019 AND 2020 NAMED EXECUTIVE OFFICER BASE SALARIES

Name	2019 Percentage Increase	2019 Base Salary	2020 Percentage Increase	2020 Base Salary
Anna Manning	3.0%	$1,030,000	0%	$1,030,000
Todd C. Larson	4.4%	$600,000	7.5%	$645,000
Alain P. Néemeh	3.3%	$620,000	4.0%	$645,000
John P. Laughlin	3.5%	$595,000	3.4%	$615,000
Tony Cheng	4.0%	$584,039[1]	4.0%	$607,523[1]
1Mr. Cheng's base salary was converted to USD using an average annual foreign exchange rate.

Compensation Element #2 - Annual Bonus Plan ("ABP")
2019 Annual Bonus Plan Awards. In February 2019, the Compensation Committee approved the performance goals and business criteria for the named executive officers under the ABP for 2019, including the minimum, target and maximum ABP opportunities, as a percentage of base salary, as described in the table below. Overall Company financial performance must meet certain minimum levels, as determined in advance by the Compensation Committee, before any payouts under the awards are made. The performance goals the Committee established were meant to require substantial efforts by our management team toward our strategic goals, but at the same time they were intended to be within reach if such efforts are made, and also provide additional rewards for extraordinary achievement. We believe that goals that are too difficult to attain would not have the effect of providing appropriate incentives.

2019 COMPANY ANNUAL BONUS PLAN RESULTS
Metric	Weight	Target	2019 Result	Performance level
Adjusted Operating Income Per Share[1]	50%	$13.05/share	$13.35/share	133.0%
Book Value Per Share Excluding AOCI[1]	25%	$132.93/share	$135.10/share	132.6%
New Business Embedded Value	15%	$560.0 million	$662.1 million	141.5%
Adjusted Operating Revenue[1]	10%	$13.8 billion	$14.3 billion	179.7%
Weighted Average				138.8%
[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.

In March 2020, the Compensation Committee approved the ABP awards for our named executive officers for 2019 performance. Ms. Manning had ABP allocations based 100% on overall Company financial results. Messrs. Larson and Néemeh had ABP allocations based on overall Company financial results and individual performance. Messrs. Laughlin and Cheng had ABP allocations based on overall Company financial results and on business unit results (Global Financial Solutions and the Asia segment, respectively), as well as individual performance. The weighted average of the Company-specific ABP financial performance metrics for 2019 performance was 138.8%.

The following table describes the minimum, target and maximum ABP opportunities for the named executive officers (as a percentage of base salary) as approved by the Compensation Committee in February 2019, and the actual ABP payments for 2019 performance, as approved by the Committee in March 2020:

2019 INDIVIDUAL ANNUAL BONUS PLAN RESULTS
Name	ABP Threshold	ABP Target	ABP Maximum	Actual ABP Percentage for 2019	Actual ABP Payment for 2019
Anna Manning	75%	150%	300%	208.2%	$2,144,954
Todd C. Larson	50%	100%	200%	138.8%	$832,992
Alain P. Néemeh	50%	100%	200%	138.8%	$860,759
John P. Laughlin	50%	100%	200%	169.4%	$1,008,025
Tony Cheng	30%	60%	120%	81.4%	$477,421

2020 Annual Bonus Plan and Opportunities. The 2020 ABP objectives for Ms. Manning will be based 100% on overall Company-specific financial results. Messrs. Larson, Laughlin and Néemeh will have ABP allocations based on overall Company financial results and individual performance. Mr. Cheng will have

ABP allocations based on overall Company financial results and on business unit results for the Asia segment, as well as individual performance. Company-specific financial performance metrics are measured 50% on annual adjusted operating income per share, 25% on book value per share excluding AOCI, 15% on new business embedded value and 10% on adjusted operating revenue. Overall Company earnings per share must meet a certain minimum level, as determined in advance by the Compensation Committee, before any awards are made.

In February 2020, the Compensation Committee approved the performance measures and ABP opportunities for 2020 (as a percentage of base salary).

2020 ANNUAL BONUS PLAN OPPORTUNITIES
Name	ABP Threshold	ABP Target	ABP Maximum
Anna Manning	90%	180%	360%
Todd C. Larson	60%	120%	240%
Alain P. Néemeh	60%	120%	240%
John P. Laughlin	50%	100%	200%
Tony Cheng	30%	60%	120%

Compensation Element #3 - Performance Contingent Shares ("PCS")
2016-2018 PCS Results. In February 2016, the Compensation Committee established the target and range for the following PCS performance measures: (1) three-year adjusted operating ROE; (ii) three-year Relative ROE and (iii) three-year revenue growth rate, for the period beginning in 2016 at levels that were consistent with our intermediate-term goals for those measures. The payout results for the 2016-2018 PCS grants were determined in late April 2019 and payments were made in May 2019. The following table describes the PCS payouts for the 2016-2018 performance period:
2016-2018 PERFORMANCE CONTINGENT SHARE PAYOUT

Name	Percentage Payout	Number of Shares Acquired on Payout	Value Realized on Payout

Anna Manning	135.2%	21,683	$3,240,524
Todd C. Larson	135.2%	7,858	$1,174,378
Alain P. Néemeh	135.2%	7,858	$1,174,378
John P. Laughlin	135.2%	5,301	$792,234
Tony Cheng	135.2%	3,375	$504,394

2017-2019 PCS Results. In February 2017, the Compensation Committee established the target and range for the following PCS performance measures: (i) three-year adjusted operating ROE; (ii) three-year relative ROE and (iii) three-year adjusted operating revenue growth rate. These measures were set for the period beginning in 2017 at levels that were consistent with our intermediate-term goals for those measures. The performance period for the 2017 PCS grant began on January 1, 2017 and ended on December 31, 2019.
In February 2020, the Compensation Committee reviewed the results for the 2017-2019 performance period and determined that our three-year adjusted operating revenue growth rate for the three-year period exceeded the maximum performance level. Our three-year adjusted operating ROE exceeded the target level, but did not reach the maximum performance level. Because the three-year relative ROE measure is dependent upon publicly available financial results of our peer companies, our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2020, after the filing of this Proxy Statement. Payments will be made in May 2020. These payments will be fully disclosed in our 2021 Proxy Statement.

Actual results are interpolated to determine the performance level achieved among the threshold, target and maximum goals established by the Committee. The following table describes the goals established in February 2017 and actual results available as of April 2020:

2017-2019 PCS RESULTS
Performance Measure	Weight	Threshold	Target	Maximum	Actual	Percentage of Target Payout
Three-Year Adjusted Operating Return on Equity[1]	33.5%	8.5%	10.5%	12.5%	10.7%	108.0%
Three-Year Relative Return on Equity	33.5%	25th Percentile	50th Percentile	75th Percentile	TBD	TBD
Three-Year Adjusted Operating Revenue Growth Rate[1]	33.0%	1.0%	3.0%	5.0%	7.1%	200.0%
Weighted Average					TBD	TBD
[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.
For additional information, see "Compensation Tables and Other Matters - SARs and Option Exercises and Stock Vested in 2019."
2018-2020 PCS Awards. In March 2018, the Compensation Committee established the targets and ranges for the following PCS performance measures: (i) three-year adjusted operating return on equity; (ii) three-year adjusted operating income and (iii) three-year book value per share, excluding AOCI. These measures were set for the period beginning in 2018 at levels that are consistent with our intermediate-term goals for those measures. The performance period for the 2018 PCS grant began on January 1, 2018 and will end on December 31, 2020.

2019-2021 PCS Awards. In March 2019, the Compensation Committee established the targets and ranges for the following PCS performance measures: (i) three-year adjusted operating return on equity; (ii) three-year adjusted operating income and (iii) three-year book value per share, excluding AOCI. These measures were set for the period beginning in 2019 at levels that are consistent with our intermediate-term goals for each measure. As a result, the Compensation Committee believes that achievement of the targets will require a high level of financial performance. The performance period for the 2019 PCS grant began on January 1, 2019 and will end on December 31, 2021.

2019-2021 PERFORMANCE CONTINGENT SHARE GRANTS
Performance Measure	Weight	Threshold	Target	Maximum
Three-Year Adjusted Operating Return on Equity[1]	33.5%	9.5%	10.5%	11.5%
Three-Year Adjusted Operating Income[1]	33.5%	$2,451	$2,649	$2,848
Three-Year Book Value Per Share, Excluding AOCI[1]	33.0%	$144.89	$152.52	$160.14
[1]See "Use of Non-GAAP Financial Measures" on page 76 for reconciliations from GAAP figures to adjusted operating figures.
See "Compensation Tables and Other Matters - Grants of Plan-Based Awards in 2019" for a description of the 2019 PCS grants.
2020-2022 PCS Awards. In March 2020, the Compensation Committee the Compensation Committee established the targets and ranges for the following PCS performance measures: (i) three-year adjusted operating return on equity; (ii) three-year adjusted operating income and (iii) three-year book value per share, excluding AOCI. These measures were set for the period beginning in 2020 at levels that are consistent with our intermediate-term goals for each measure. The performance period for the 2020 PCS grant began on January 1, 2020 and will end on December 31, 2022.

2020 PERFORMANCE CONTINGENT SHARE GRANTS

Name	Number of PCS Granted
Anna Manning	36,593
Todd C. Larson	7,799
Alain P. Néemeh	7,799
John P. Laughlin	4,697
Tony Cheng	3,118
Compensation Element #4 - Stock Appreciation Rights ("SARs")
2019 SARs Grant. In March 2019, the Compensation Committee approved the 2019 annual SARs awards for our named executive officers and other company executives. The vesting schedule for the annual SARs grant is four years (vesting 25% at the end of each year). We made these grants because we believe that SARs are an appropriate vehicle for providing long-term value to participants because of the alignment to long-term shareholder value. The SARs granted on March 1, 2019 have a strike price of $145.25, which was the closing price of our stock on the date the grants were approved. See "Compensation Tables and Other Matters - Grants of Plan-Based Awards in 2019" for a description of the 2019 annual SARs grants.
The following table describes the 2019 annual SARs awards for the named executive officers, granted on March 1, 2019:
2019 SARs GRANTS

Name	Number of SARs Granted
Anna Manning	37,215
Todd C. Larson	8,187
Alain P. Néemeh*	8,460
John P. Laughlin	5,905
Tony Cheng	3,882
*Mr. Néemeh received net-settled stock options in lieu of SARs.

2020 SARs Grant. In March 2020, the Compensation Committee approved the 2020 annual SARs awards for the named executive officers, as follows:
2020 SARs GRANTS

Name	Number of SARs Granted
Anna Manning	95,388
Todd C. Larson	20,330
Alain P. Néemeh*	20,330
John P. Laughlin	12,243
Tony Cheng	8,127
*Mr. Néemeh received net-settled stock options in lieu of SARs.
The vesting schedule for the annual SARs grant is four years (vesting 25% at the end of each year). The SARs have a strike price of 117.85, which was the closing price of our stock on March 6, 2020 the date the grants were approved.
Compensation Element #5 - Retirement and Pension Benefits
For 2019 and in compliance with the terms of the plans described herein, our named executive officers received Company contributions (where applicable) based upon their completion of a year of credited service and compensation (base pay and ABP payments) earned. Additionally, the contributions made by the Company on their behalf were in compliance with the U.S. Internal Revenue Code for US executive officers, the Canadian Income Tax Act and other provincial legislation for the Canadian executive officers and the Basic Law of Hong Kong and the Hong Kong Mandatory Provident Fund Schemes Authority Ordinance (Cap 485) for the Hong Kong executive officers.
U.S. Plans
Under the qualified and non-qualified Pension Plans and Savings Plans, and assuming a retirement on December 31, 2019, the named executive officers would be eligible to receive the benefits listed below:
Qualified and Non-qualified Pension Plans. As of the completion of 2019, Ms. Manning and Messrs. Larson and Laughlin met the vesting requirements of the plans and are therefore eligible to receive their Performance Pension Account benefits in both the U.S. Pension Plan and the Augmented Benefit Plan upon the termination of their employment with the Company and in accordance with the terms of the plans. Mr. Cheng met the vesting requirements of the U.S. Pension Plan and is eligible to receive his Performance Pension Account benefit upon the termination of his employment with the Company in accordance with the terms of the plan.
Qualified and Non-qualified Savings Plans. As of the completion of 2019, Ms. Manning and Messrs. Larson and Laughlin met the vesting requirements of the plans and are therefore eligible to receive the benefits from both the U.S. Savings Plan and the Augmented Benefit Plan upon the termination of their employment with the Company in accordance with the terms of the plans.
Canadian Plans
Under the Registered Pension Plan and the SERP, and assuming a retirement on December 31, 2019, the Canadian named executive officers who would be eligible to receive benefits are listed below:
Registered Pension Plan. Ms. Manning meets the vesting and early retirement eligibility requirements and is eligible to receive the benefits in accordance with the plan guidelines. Mr. Néemeh does not yet meet the early retirement eligibility criteria.
Supplemental Executive Retirement Plan. Ms. Manning and Mr. Néemeh meet the vesting and early retirement eligibility requirements and are eligible to receive the benefits in accordance with the plan guidelines.
Hong Kong Plan
As of the completion of 2019, Mr. Cheng met the vesting requirements of the plan and is therefore eligible to receive benefits from the employer voluntary contribution supplementary benefit fund upon the termination of his employment with the Company, in accordance with the terms of the plan. Mr. Cheng will be eligible to receive benefits from the employee and employer mandatory contribution benefit fund upon his retirement, based on the provisions set forth in the Hong Kong Mandatory Provident Fund.
Other Retirement Benefits
Ms. Manning is eligible to receive the benefits provided in the Supplemental Payment Agreement, dated July 25, 2019, in accordance with the terms set out therein. Information on the Supplemental Payment Agreement can be found under "Compensation Element #5 - Retirement and Pension Benefits - Non-qualified and Supplemental Plans - U.S. - Supplemental Payment Agreement."

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the portions of this Compensation Discussion and Analysis described in Regulation S-K Item 402(b) be included in this Proxy Statement. This report is provided by the following independent directors, who comprise the Committee as of the date of this Proxy Statement:

Frederick J. Sievert, Chair
Christine R. Detrick
J. Cliff Eason
Stanley B. Tulin

COMPENSATION TABLES AND OTHER MATTERS

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus[2]	Stock Awards[3]	Option Awards[4]	Non-Equity Incentive Plan Compensation[5]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6]	All Other Compensation[7]	Total
Anna Manning President and CEO	2019	$1,025,385	---	$3,375,029	$989,547	$2,144,954	$404,102	$177,258	$8,116,275
	2018	$992,308	---	$2,812,518	$1,017,261	$1,308,840	$375,734	$193,761	$6,700,422
	2017	$950,000	---	$2,433,807	$881,403	$2,400,574	$273,375	$102,364	$7,041,523
Todd C. Larson Sr. EVP and CFO	2019	$596,154	---	$742,518	$217,692	$832,992	$315,487	$101,994	$2,806,837
	2018	$566,538	---	$646,931	$233,982	$501,722	$299,764	$85,405	$2,334,342
	2017	$516,923	---	$468,030	$169,499	$808,616	$192,427	$100,251	$2,255,746
Alain P. Néemeh Sr. EVP and COO	2019	$616,667	---	$767,211	$224,951	$860,759	$2,105,409	$50,893	$4,625,890
	2018	$597,250	---	$719,952	$260,415	$523,536	$652,226	$50,960	$2,804,339
	2017	$580,667	---	$525,107	$190,178	$1,154,196	$1,048,173	$47,642	$3,545,963
John P. Laughlin EVP, GFS	2019	$591,924	$1,000,000	$535,537	$157,014	$1,008,025	$465,909	$76,250	$3,834,659
	2018	$570,385	---	$517,484	$187,178	$816,914	$416,198	$61,362	$2,569,521
	2017	$541,923	---	$408,748	$148,032	$859,743	$386,542	$57,481	$2,402,469
Tony Cheng EVP, Head of Asia	2019	$580,299	$800,000	$352,086	$103,222	$477,421	$634	$288,940	$2,602,602

1.
This column includes any amounts deferred at the election of the executive officers under the Company's Executive Deferred Savings Plan and retirement Savings Plan. For 2019, the base salary for Mr. Néemeh was determined in USD and converted to CAD on a monthly basis. For 2019, the base salary for Mr. Cheng was determined in HKD and converted to USD using an average monthly foreign exchange rate.

2.
Pursuant to the terms of two Cash Retention Award Agreements, entered into separately between the Company and Messrs. Laughlin and Cheng on January 9, 2015, Mr. Laughlin received a gross cash payment of $1,000,000 and Mr. Cheng received a gross cash payment of $800,000, less applicable withholding taxes and deductions, in January 2020, following the completion of their continuous employment terms, as set forth in the agreements.

3.
This column represents the grant date fair value of PCS units granted in such year, using probable outcomes of performance conditions, in accordance with Accounting Standards Codification: 718 – Compensation – Stock Compensation ("ASC 718"). For additional information on the valuation assumptions, refer to note 17 of the Company's financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. See also "Grants of Plan-Based Awards in 2019" for information on awards made in 2019. These amounts reflect the grant date fair value for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

4.
This column represents the grant date fair value of SARs granted in such year, in accordance with ASC 718. For additional information on the valuation assumptions, refer to note 17 of the Company's financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. See also "Grants of Plan-Based Awards in 2019" for information on SARs granted in March 2019. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that may be recognized by the named executive officers.

5.
Includes for all named executive officers, cash incentives earned for performance during each fiscal year and paid in March of the following year (including any incentives deferred at the election of the executive officers) under the Annual Bonus Plan.

6.
This column represents the sum of the change in pension value in each fiscal year for each of the named executive officers. The increase in pension value for 2019 is attributable to additional service and compensation as well as an increase due to assumptions and age. The Company does not pay above-market or preferential earnings on any account balances; therefore, this column does not reflect any amounts relating to nonqualified deferred compensation earnings. See the "Pension Benefits in 2019" and "Nonqualified Deferred Compensation in 2019" tables for additional information.

The change in pension value for Mr. Néemeh represents the sum of the change in pension value in each fiscal year for the defined benefit executive retirement plan (SERP). The change in pension value for the Canadian executive retirement plan (SERP) is due to changes in interest rate assumptions, as well service accrual and changes in the average pensionable earnings. The accumulated value of the Canadian SERP is calculated by converting the participant’s accrued annuity benefit under the plan to an actuarial equivalent present value amount as of the measurement date.  The interest rate assumption used for this conversion has a material impact on the calculation.  As a result, significant changes in interest rates from year to year can lead to material changes to the accumulated value of the benefit.
The change in pension value for Ms. Manning represents the sum of the change in pension value for the U.S. Pension Plans (which recognizes only three years of service) as well as the Canadian SERP. Ms. Manning has not accrued additional benefits under the Canadian SERP plan since her transfer to the U.S. in April 2016. However, the present value of the plan benefit is affected by changes in interest rate assumptions.
For Ms. Manning, this column also includes a supplemental payment to be paid upon her retirement from the Company, as an acknowledgment of the financial implications on her retirement benefits with respect to her relocation to the U.S. from Canada in 2016. The supplemental payment represents the difference between (i) the value of the Company-provided benefits that she would have received upon her retirement had she worked her entire career (starting upon her hire date in 2007 through retirement) in the U.S., and (ii) the value of Company-provided benefits that she will actually receive upon retirement from the Company. For this purpose, Company-provided benefits include any savings, pension or deferred compensation benefits funded by the Company based on her deferrals of pay, additional non-elective contributions to company retirement accounts and any subsequent investment returns credited to those deferred compensation accounts based on contribution from the Company. The value of any salary deferrals by Ms. Manning, including any subsequent investment return credited to those retirement accounts for those salary deferrals, is not included in the calculation of this supplemental payment. This payment will be a single lump sum payment made in U.S. dollars after Ms. Manning’s retirement from the Company. See "Compensation Element #5 - Retirement and Pension Benefits - Non-qualified and Supplemental Plans - U.S. - Supplemental Payment Agreement" for more information.
Mr. Cheng accrued a benefit in the U.S. pension plan prior to his transfer outside of the country in 2002. Mr. Cheng does not accrue additional benefits in the plan, but his Performance Pension Account continues to increase with interest each year.

7.
Amount includes contributions by the Company to the officers' accounts in qualified and nonqualified plans for the 2019 plan year. Includes life insurance premiums paid by the Company on behalf of Ms. Manning in the amount of $10,674, Mr. Larson in the amount of $6,623 and Mr. Laughlin in the amount of $15,732. Amount also includes additional disability premiums paid by the Company on behalf of Mr. Néemeh in the amount of $33,585, as well as Company contributions of $10,242 to the Registered Pension Plan. Amount includes Company contributions on behalf of Mr. Cheng to the Mandatory Provident Fun in the amount of $62,672.

Includes Company contributions for 2019 under the Savings Plan of $19,600 for Ms. Manning and Messrs. Larson and Laughlin. Also includes Company contributions for 2019 under the Augmented Savings Plans of $41,084 for

Ms. Manning, $16,704 for Mr. Larson, $27,838 for Mr. Laughlin. Includes Company matching contributions for 2019 under the Executive Deferred Savings Plan ("EDSP") of $102,711 for Ms. Manning and $41,759 for Mr. Larson.
In 2019, Mr. Cheng received a total of $219,182 for local allowances, of which $35,390 was for education and $183,792 was for housing. Allowances are benefits offered to select executives in Hong Kong and are reviewed on an annual basis to ensure compensation in Hong Kong remains market competitive.
In 2019, the Company paid out 50% of an accrual related to a sabbatical program that was frozen in 2004 and since discontinued. Messrs. Larson and Laughlin participated in the program at the time and received payments of $17,308 and $13,080 respectively in 2019.
Amount includes foreign tax preparation taxable benefit amount grossed up for taxes for Ms. Manning and Mr. Néemeh in the amount of $1,357 and $1,150, respectively. Amount also includes professional dues paid by the Company on behalf of Ms. Manning for $1,831, Mr. Néemeh for $807, and Mr. Cheng for $960. Amount also includes fees paid by the Company for parking for Mr. Néemeh in the amount of $4,732. Amount includes fees paid by the Company for club memberships including the use of a gym for Mr. Cheng in the amount of $6,126. Amount also includes physical activity reimbursement for Mr. Néemeh in the amount of $377.

    Grants of Plan-Based Awards in 2019
This table provides the following information about equity and non-equity awards granted to the named executive officers in 2019: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the Annual Bonus Plan award granted in 2019 for the 2019 performance period; (3) estimated future payouts under equity incentive plan awards, which consist of potential payouts under the PCS grants in 2019 for the 2019-2021 performance period; (4) all other option awards, which consist of the SARs granted to the named executive officers in 2019; (5) the strike price of the SARs granted, which reflects the closing price of Company stock on the date of grant and (6) the grant date fair value of each equity grant calculated under ASC 718.
GRANTS OF PLAN-BASED AWARDS IN 2019

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards¹			Estimated Future Payments Under Equity Incentive Plan Awards (Number of Shares)²			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options[3]	Exercise of Base Price of Option Awards[4]	Grant Date Fair Value of Stock and Option Awards[5]
		Threshold	Target	Maximum	Threshold	Target	Maximum
Anna Manning	3/1/2019	$772,500	$1,545,000	$3,090,000	---	---	---	---	---	---	---
		---	---	---	11,618	23,236	46,472	---	---	---	$3,375,029
		---	---	---	---	---	---	---	37,215	$145.25	$989,547
Todd C. Larson	3/1/2019	$300,000	$600,000	$1,200,000	---	---	---	---	---	---	---
		---	---	---	2,556	5,112	10,224	---	---	---	$742,518
		---	---	---	---	---	---	---	8,187	$145.25	$217,692
Alain P. Néemeh	3/1/2019	$310,000	$620,000	$1,240,000	---	---	---	---	---	---	---
		---	---	---	2,641	5,282	10,564	---	---	---	$767,211
		---	---	---	---	---	---	---	8,460	$145.25	$224,951
John P. Laughlin	3/1/2019	$297,500	$595,000	$1,190,000	---	---	---	---	---	---	---
		---	---	---	1,844	3,687	7,374	---	---	---	$535,537
		---	---	---	---	---	---	---	5,905	$145.25	$157,014
Tony Cheng	3/1/2019	$175,911	$351,821	$703,642	---	---	---	---	---	---	---
		---	---	---	1,212	2,424	4,848	---	---	---	$352,086
		---	---	---	---	---	---	---	3,882	$145.25	$103,222

1.
These columns reflect the potential value of the payment for 2019 performance under the ABP for each named executive if the minimum, target or maximum goals are satisfied. The potential payments are performance-driven and are therefore completely at risk. The performance measures, salary and ABP multiples for determining the payments are described in the CD&A. The ABP payment amount for actual 2019 performance was determined in March 2020 based on the metrics described in the CD&A and is included in the "Summary Compensation Table" in the column titled "Non-Equity Incentive Plan Compensation."

2.
This column reflects the number of PCS units granted in March 2019, which may convert into shares of Company stock at the end of the three-year performance period if the specified performance levels are achieved. The performance period commenced January 1, 2019 and ends December 31, 2021. If the threshold level of performance is met, the award of shares starts at 50% (target is 100% and maximum is 200%).

3.	This column reflects the number of SARs granted in March 2019, which vest and become exercisable in four equal annual installments of 25%, beginning on December 31, 2019.

4.
This column reflects the strike price per share of common stock for the SARs granted, which is the closing price of the common stock on March 1, 2019, the date the Compensation Committee approved the grants.

5.
This column reflects the full grant date fair value of PCS units under ASC 718 and the full grant date fair value of SARs under ASC 718 granted to the named executive officers in 2019. See notes 3 and 4 of the "Summary Compensation Table" for a discussion of fair value calculation related to the PCS and SARs respectively. For PCS units with the grant date of March 1, 2019, fair value is calculated using the closing price of Company stock of $145.25.

For SARs with a grant date of March 1, 2019, fair value is calculated using the Black-Scholes value of $26.59. For additional information on the valuation assumptions, refer to note 17 of the Company's financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. These amounts reflect the grant date fair value, and do not correspond to the actual value that will be recognized by the named executive officers. For example, the PCS units are subject to specified performance objectives over the performance period, with 33.5% tied to Three-Year Adjusted Operating Return on Equity, 33.5% tied to Three-Year Adjusted Operating Income and 33% tied to Three-Year Book Value per Share, Excluding AOCI.
Outstanding Equity Awards at 2019 Year-End
The following table provides information on the 2019 year-end holdings of SARs, stock options and PCS by our named executive officers. This table includes vested and unvested SARs and option awards and unvested PCS grants with performance conditions that have not yet been satisfied. The vesting schedule for each grant is described in the footnotes following this table, based on the grant date. The market value of the stock awards is based on the closing market price of Company stock as of December 31, 2019, which was $163.06. The PCS grants are subject to specified performance objectives over the performance period. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the CD&A.

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

Option Awards[1]						Stock Awards
Grant Date	Number of Securities of Underlying Unexercised Options (Exercisable)[2]	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units or Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3]	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3]
Anna Manning
3/7/2014	5,514			$78.48	3/7/2024
3/6/2015	8,340			$90.06	3/6/2025
12/1/2015		153,453		$93.21	12/1/2025
3/4/2016	26,681			$93.53	3/4/2026
3/3/2017	20,939	6,980		$129.72	3/3/2027
3/2/2018	14,008	14,008		$150.87	3/2/2028			18,642	$3,039,765
3/1/2019	9,303	27,912		$145.25	3/1/2029			23,236	$3,788,862
Todd C. Larson
2/22/2011	5,753			$59.74	2/22/2021
2/28/2012	7,324			$56.65	2/28/2022
2/21/2013	7,799			$58.77	2/21/2023
3/7/2014	3,848			$78.48	3/7/2024
3/6/2015	3,926			$90.06	3/6/2025
3/4/2016	9,669			$93.53	3/4/2026
3/3/2017	4,026	1,343		$129.72	3/3/2027
3/2/2018	3,222	3,222		$150.87	3/2/2028			4,288	$699,201
3/1/2019	2,046	6,141		$145.25	3/1/2029			5,112	$833,563
Alain P. Néemeh
3/7/2014	5,514			$78.48	3/7/2024
3/6/2015	8,340			$90.06	3/6/2025
12/1/2015		102,302		$93.21	12/1/2025
3/4/2016	9,669			$93.53	3/4/2026
3/3/2017	4,518	1,506		$129.72	3/3/2027
3/2/2018	3,586	3,586		$150.87	3/2/2028			4,772	$778,122
3/1/2019	2,115	6,345		$145.25	3/1/2029			5,282	$861,283
John P. Laughlin
2/22/2011	5,753			$59.74	2/22/2021
2/28/2012	7,324			$56.65	2/28/2022
2/21/2013	7,799			$58.77	2/21/2023
3/7/2014	5,514			$78.48	3/7/2024
3/6/2015	5,623			$90.06	3/6/2025
3/4/2016	6,523			$93.53	3/4/2026
3/3/2017	3,516	1,173		$129.72	3/3/2027
3/2/2018	2,577	2,578		$150.87	3/2/2028			3,430	$559,296
3/1/2019	1,476	4,429		$145.25	3/1/2029			3,687	$601,202
Tony Cheng
3/6/2015	3,411			$90.06	3/6/2025
3/4/2016	4,152			$93.53	3/4/2026
3/3/2017	2,460	820		$129.72	3/3/2027
3/2/2018	1,692	1,692		$150.87	3/2/2028			2,252	$367,211
3/1/2019	970	2,912		$145.25	3/1/2029			2,424	$395,257

1.
Prior to February 2011, the Company granted stock options as the form of our long-term equity incentive awards. The terms and conditions of the stock option grants are substantially similar to our SARs grants. The option awards also used an exercise price that was set at the closing price on the day of the award (the date of the February Compensation Committee meeting) and also expire 10 years after grant date. The vesting schedule for grants of stock options was five years, no portion of which vested in the first year, and 25% of which vested at the end of each of the four remaining years.

2.
Stock options vest and become exercisable in four equal annual installments of 25%, on December 31 of the second, third, fourth and fifth years. SARs, which were first granted in 2011, generally vest over four years (25% of which vests at the end of each of the first four years). The December 2015 SARs granted to Ms. Manning and Mr. Néemeh vest fully on November 30, 2020.

3.
These columns reflect the number of shares and estimated market value of PCS grants. Because the relative return on equity measure is dependent upon public availability of financial results from our peer companies, our performance for the relative return on equity metric will not be approved by the Compensation Committee until late April 2020, after the filing of this Proxy Statement. Payments will be made in May 2020. These payments will be fully disclosed in our 2021 Proxy Statement. See "SARs and Option Exercises and Stock Vested in 2019" for more information on the payout of those awards. SEC rules require disclosure of the number of shares and estimated market value of PCS grants based on the next higher performance measure (target or maximum) that exceeds the previous fiscal year's performance. Accordingly, the number of shares and estimated market value for the PCS grants made in 2018 are disclosed assuming they are awarded at the target (100%) level and the 2019 grants are disclosed assuming they are awarded at the target (100%) level. The market or payout value is estimated using the closing price, $163.06, of our common stock on December 31, 2019. The performance period for the 2018-2020 PCS grant is January 1, 2018 through December 31, 2020. The performance period for the 2019-2021 PCS grant is January 1, 2019 through December 31, 2021.

SARs and Option Exercises and Stock Vested in 2019
2019 SARs and Option Exercises - The following table provides information for the named executive officers regarding SARs and stock option exercises during 2019, including the number of shares acquired upon exercise and the value realized.
2019 SARS AND OPTION EXERCISES

	Option and SARs Awards[1]		Stock Awards[2]
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Anna Manning	36,435	$3,987,930	21,683	$3,240,524
Todd C. Larson	4,836	$470,500	7,858	$1,174,378
Alain P. Néemeh	—	—	7,858	$1,174,378
John P. Laughlin	9,089	$1,033,989	5,301	$792,234
Tony Cheng	3,169	$227,122	3,375	$504,394

1.
Ms. Manning exercised 36,435 options on November 14, 2019 with an average market value for the shares of $165.80. Mr. Larson exercised 4,836 options on February 15, 2019 with an average market value for the shares of $144.39. Mr. Laughlin exercised 2,753 options February 7, 2019 with an average market value for the shares of $143.19, 3,000 options on June 28, 2019 with an average market value for the shares of $156.81, 1,336 options November 14, 2019 with an average market value for the shares of $165.60 and 2,000 options on November 27, 2019 with an average market value for the shares of $167.60. Mr. Cheng exercised 3,169 options on May 6, 2019 with an average market value for the shares of $150.15

2.
These columns represent amounts paid for the settlement of our PCS awards for the 2016-2018 performance period, paid in May 2019. Since the PCS Relative ROE measure is dependent upon public availability of financial results from our peer companies, our performance for the relative return on equity metric for the 2017-2019 PCS grant will not be approved by the Compensation Committee until late April 2020, after the filing of this Proxy Statement and the settlement of PCS awards for the 2017-2019 performance period will not be made until May 2020, so this information is not currently available for the 2017-2019 performance period. These payments will be fully disclosed in our 2021 Proxy Statement.

2016-2018 Performance Contingent Share Payout. Since the calculation of the PCS Relative ROE measure is dependent upon public availability of financial results from our peer companies, the payout results for the 2016-2018 PCS grants were not determined until late April 2019 and payments were not made until May 2019, after the 2019 Proxy Statement was published. Therefore, we are disclosing information regarding that PCS payout in the following table:
2016-2018 PERFORMANCE CONTINGENT SHARE PAYOUT

Name	Percentage Payout	Number of Shares Acquired on Payout	Value Realized on Payout

Anna Manning	135.2%	21,683	$3,240,524
Todd C. Larson	135.2%	7,858	$1,174,378
Alain P. Néemeh	135.2%	7,858	$1,174,378
John P. Laughlin	135.2%	5,301	$792,234
Tony Cheng	135.2%	3,375	$504,394

2017-2019 Performance Contingent Share Payout. Since the calculation of the PCS Relative ROE measure is dependent upon public availability of financial results from our peer companies, our performance for the relative return on equity metric for the PCS awards for the 2017-2019 performance period will not be determined until late April 2020 and payments will not be made until May 2020, after the filing of this Proxy Statement. These payments will be fully disclosed in our 2021 Proxy Statement.

Pension Benefits in 2019
RETIREMENT PLAN ACCUMULATED BENEFITS

Name	Plan Names	Years of Service Credited	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year
Anna Manning	Performance Pension Plan	3	$89,424	---
	Augmented Benefit Plan	3	$866,732	---
	RGA Canada Supplemental Executive Retirement Plan (SERP)	9	$2,130,879	---
	Supplemental Payment	13	$17,000	---
Todd C. Larson	Performance Pension Plan	24	$417,924	---
	Augmented Benefit Plan	24	$1,336,975	---
Alain P. Néemeh	RGA Canada Supplemental Executive Retirement Plan (SERP)	23	$7,050,402	---
John P. Laughlin	Performance Pension Plan	24	$571,896	---
	Augmented Benefit Plan	24	$2,393,825	---
Tony Cheng	Performance Pension Plan	—	$16,499	---

1.
The accumulated benefit for the U.S. plans is based on service and compensation (as described above) considered by the plans for the period through December 31, 2019. The present value has been calculated assuming the earliest retirement age at which the participant can elect an unreduced benefit. For additional discussion of the assumptions, see note 10 of the Company's financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. As described in such note, the interest assumptions for the qualified pension plan and the augmented benefit plan are 3.06% and 2.86%, respectively.

For Mr. Cheng, the Performance Pension Plan represents his accrued benefit in the U.S. pension plan prior to his transfer outside of the country in 2002. Mr. Cheng does not accrue additional benefits in the plan, but his Performance Pension Account continues to increase with interest each year. For Mr. Laughlin, the Augmented Benefit Plan includes additional amounts credited when he joined the company in 1995, payable as a monthly benefit at the later of age 65 or his retirement from the Company.
The accumulated benefit for the Supplemental Payment to Ms. Manning is calculated based on the actual retirement benefits accumulated by Ms. Manning to date, as well as a projection of her employer-provided retirement benefits had she been employed in the U.S. since her original hire date with the Company. The calculation of the accumulated value of the benefit is based on her actual earnings up through December 31, 2019, currency exchange rates effective for each year to convert her Canadian earnings to U.S. dollars, and assumed annual return on her defined contribution benefits of 4% before 2015 and 4.5% after 2016.
For Canadian executives participating in the SERP, the accumulated benefit is based on credited service and pensionable earnings up to December 31, 2019 (except for Ms. Manning for which earnings are credited up until her date of transfer to the U.S. in 2016). The present value of the accumulated benefit is calculated using an interest rate of 2.4% for the first 10 years and 2.5% thereafter.
Performance Pension Account Benefits
The Performance Pension Account Benefit payable to eligible employees, including certain executives, upon termination of employment is the sum of (1) and (2) as follows:

(1) Participants earn base credits for each Year of Accrual Service (as defined below) completed under the plan. The credit is a percentage of the employee's Final Average Annual Compensation (as defined below) based on the participant's age on January 1 of the Pension Plan year.

(2) Additional excess compensation credits are earned on Final Average Annual Compensation that is greater than 60% of the prevailing Social Security Wage Base (as defined below), rounded to the next $100.

See table below for detail on base and excess compensation credits.

Age on January 1 of the Plan Year in which the Year of Accrual Service is Earned	Base Credits - Percentage of Final Average Annual Compensation Credited	Excess Compensation Credits - Percentage of Final Average Annual Compensation Credited
Up to 35	2%	1%
35 – 44	4%	2%
45 – 54	6%	3%
55 or over	8%	4%
For certain Company employees who were employees prior to January 1, 1996, the Pension Plan provides a "Traditional Benefit" paid exclusively in the form of an annuity. None of our named executive officers have accrued a Traditional Benefit annuity in the Pension Plan.
The Pension Plan's Traditional Benefit required employees to reach age 55 with 10 years of service to be eligible for early retirement. Pension Plan participants with a Performance Pension Account Benefit may elect to receive their Performance Pension Account Benefit as a lump sum or an annuity at any time after their termination of employment, subject to the three-year vesting requirement of the plan.
"Final Average Annual Compensation" means the average of compensation received (base salary and ABP award) during the 5 consecutive years of accrual service within the last 10 calendar year period immediately preceding termination of employment which produces the highest average amount (or during all the years of accrual service if less than 5). "Year of Accrual Service" means a year is credited for each plan year after an employee becomes a plan participant in which the participant is credited with at least 1,000 hours of service. "Social Security Wage Base" means for any year the maximum amount of compensation which may be considered wages for such year for purposes of assessing FICA (Federal Insurance Contributions Act) taxes.

Nonqualified Deferred Compensation in 2019
2019 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY1	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[4]
Anna Manning	$116,711	$161,680	$25,771	$0	$471,360
Todd C. Larson	$55,759	$60,291	$70,547	$0	$695,585
John P. Laughlin	$0	$27,853	$394,555	$(434,727)	$3,153,388

1.	The amounts in this column are also included in the Summary Compensation Table in the "Salary" column (i.e., contributions to the EDSP).

2.
The amounts in this column reflect 2018 contributions credited to the participant's account during 2019. For reasons related to the timing of the contributions, the amounts will not match the amounts in the Summary Compensation Table's "All Other Compensation" column, which are contributions for 2019 which are actually made in 2020.

3.	Reflects earnings credited to the participant's account during 2019 in connection with the investment selections chosen from time to time by the participant.

4.
The aggregate balance at last fiscal year-end column reflects the following amounts that were reported in the Summary Compensation Table in 2018 for Ms. Manning in the amount of $167,197, Mr. Larson in the amount of $508,988, Mr. Laughlin in the amount of $3,165,708. The amount reported in for Mr. Laughlin includes a dormant EDSP, which is a non-qualified deferred compensation plan assumed by the Company when Mr. Laughlin joined the Company in 1995. Participants are not allowed to make deferral contributions into this plan.

OTHER EXECUTIVE COMPENSATION MATTERS
Additional Compensation Disclosures
Generally No Employment or Severance Agreements. We do not have employment, severance or change-in-control agreements with any of our U.S. or Canadian named executive officers. The Company has an employment agreement with Mr. Cheng, which is standard practice for international employees at his seniority in Hong Kong, but it does not entitle him to any severance or particular benefits upon termination or a change of control.
Perquisites. We do not provide personal-benefit perquisites to our U.S. and Canadian named executive officers or their families, such as airplanes, cars or apartments, and we do not reimburse these executive officers or any such employees for personal-benefit perquisites such as club dues or other social memberships. In some countries outside North America, it is our practice to provide remuneration and benefit packages that are competitive against the local or regional market to senior leaders, such as housing, club and car allowances. Executive officers and other employees may seek reimbursement for business-related expenses in accordance with our business expense reimbursement policy. Our Hong Kong named executive officer received local market-competitive allowances for education and housing.
Compensation Recovery. Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer.
Additionally, our Executive Incentive Recoupment Policy permits the Company to recoup all or a portion of incentive awards paid to certain executives upon the occurrence of certain recoupment events. Such events include: (i) a financial restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws; (ii) receiving an incentive award based on materially inaccurate financial statements or any other materially inaccurate performance; (iii) causing injury to the interests or business reputation of the Company or of a business unit and (iv) a material violation of the Company's Code of Conduct. The Company can recoup incentive awards for up to four years following the payment of an award. The policy applies to an identified group of current and former officers and employees of the Company, as determined by the Board or the Compensation Committee from time to time based on position, responsibility, level, title, business unit and/or compensation. The Compensation Committee has express authority to interpret and administer the policy and to make all determinations with respect to the policy in its sole discretion.
Deductibility of Compensation. Prior to 2018, Section 162(m) of the Internal Revenue Code limited a publicly held corporation’s ability to take a tax deduction for compensation paid to certain covered executive officers ("covered employees") in excess of $1 million. The exemption from Section 162(m)'s deduction limit for performance-based compensation was repealed pursuant to U.S. Tax Reform, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Notwithstanding changes to the tax deductibility requirements of Section 162(m), the Compensation Committee continues to believe that a significant portion of our executive officers’ compensation should be tied to measures of performance of our business. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's business needs.

Termination or Change of Control Payments

As described above, the named executive officers do not have employment, severance or change of control agreements with the Company. The information below describes and quantifies certain compensation that may or will become payable under existing plans and agreements if the named executive officer's employment had terminated on or by December 31, 2019, due to a change of control, disability or death, given the executive's compensation and service levels as of such date and, when applicable, based on the Company's closing stock price on December 31, 2019 or actual date of disability, death, etc. These benefits are in addition to benefits available generally to salaried employees such as distributions under the 401(k) and pension plans, retiree medical benefits, disability benefits and accrued vacation pay.
Change of Control. In connection with a change of control (as defined below), the Compensation Committee has the authority to fully vest any unvested stock options or SARs granted before the change of control if the Committee determines such vesting is necessary to protect the rights of the named executive officers and other executives following such change of control. Our Flexible Stock Plan and award agreements provide that the Compensation Committee may (i) accelerate the vesting periods, (ii) arrange for us to purchase the options so the named executive officer receives the value that he or she would have attained had the option been currently exercisable, (iii) make such adjustments to the options then outstanding as the Committee deems appropriate to reflect such change of control or (iv) cause the options then outstanding to be assumed, or new options substituted therefore, by the surviving corporation in such change. Our SARs agreements allow awards to automatically accelerate upon a change of control. In addition, our Flexible Stock Plan and PCS grant agreements provide that upon a change of control, as soon as practicable following the end of the applicable three-year performance period, we must deliver to the named executive officer the number of shares that coincides with the target award for each outstanding grant of PCS.
Disability or Death. If one of the named executive officers were to become disabled or die, the vesting of any unvested stock options and SARs granted before the date of such event may be accelerated in the Committee's sole discretion. In addition, he or she would receive a pro rata proportion of the shares of common stock that would have been issued under any award of PCS at the end of the three-year performance period. The pro rata proportion is determined based on the number of calendar months in the performance period during which he or she was employed, divided by 36 months (the total number of months in the three-year performance period). To the extent that the transfer of one of the named executive officers' stock options and SARS is permitted at death by the Flexible Stock Plan or under another agreement, (i) the named executive officer's stock options and SARs shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the named executive officer, such beneficiary shall succeed to the rights of the deceased to the extent permitted by law and the Flexible Stock Plan. If no such designation of a beneficiary has been made, the named executive officer's legal representative shall succeed to the options and SARs, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by the Flexible Stock Plan or under another agreement.
Retirement. For grants awarded in 2018 and earlier, upon the "retirement" of a named executive officer, unvested stock options and SARs may be accelerated in the Committee's sole discretion and in accordance with the vesting schedule and provisions specified in the respective option grant agreement(s). For grants awarded in 2019 and later, upon the "retirement" of a named executive officer, unvested stock options and SARs will vest 100% in accordance with the vesting schedule and provision specified in the respective grant agreement(s). Upon retirement, the pro rata distribution provisions described above under "Disability or Death" apply to any PCS grants. Due to the number of factors that affect the nature, amount and timing of the vesting and exercise of stock options or SARs, or the actual award following a PCS performance period, the amounts paid to or received by the named executive officer may differ and are undeterminable until actually realized.

The named executive officers may participate in deferred compensation plans that permit deferral of certain compensation. They also participate in our defined contribution and defined benefit retirement plans. The last column of the table under "Nonqualified Deferred Compensation in Fiscal 2019" reports each named executive's aggregate balance at December 31, 2019, under each nonqualified deferred compensation or defined contribution plan. The named executive officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment or reaching a certain date selected by the executive at the time when they elect to defer compensation. The table under "Pension Benefits in Fiscal 2019" describes the general terms of each pension plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer's accumulated pension benefit.
Definitions. "Change of Control" is defined in our Flexible Stock Plan and, for this discussion, means (i) the acquisition, without Board approval, of more than 20% of our outstanding common shares through a tender offer, exchange offer or otherwise, (ii) our liquidation or dissolution following a sale or other disposition of all or substantially all of our assets, (iii) a merger or consolidation involving us which results in us not being the surviving corporation or (iv) a change in the majority of the members of our Board of Directors during any two-year period not approved by at least two-thirds of the directors who were members at the beginning of the two-year period.
"Retirement" is defined in the respective equity incentive grant agreements and means termination of employment status after the participant has attained a combination of age and years of service that equals at least 65; provided that the maximum number of years of service credited for purposes of this calculation shall be ten. Thus, the named executive officers who satisfy the definition and are eligible for the benefits above associated with retirement as of December 31, 2019, include Ms. Manning and Messrs. Larson and Laughlin.
The following table provides the value of equity awards that could accelerate and become exercisable or vested upon the occurrence of a change of control or if the named executive officer had become disabled or died as of December 31, 2019. The value calculations are based upon our stock price as of December 31, 2019 ($163.06) and in the case of options reflect the payment of the respective option exercise price.
VALUE OF EQUITY AWARDS UPON CERTAIN EVENTS

Name	Change of Control		Disability or Death
	Options/SARs	PCS/RSU (full award at target)	Options/SARs	PCS (pro rata)
Anna Manning	$11,619,275	$9,887,958	$11,619,275	$6,346,298
Todd C. Larson	$193,423	$2,121,084	$193,423	$1,331,861
Alain P. Néemeh	$7,352,723	$2,299,472	$7,352,723	$1,465,632
John P. Laughlin	$149,414	$1,674,300	$149,414	$1,086,927
Tony Cheng	$99,827	$1,121,853	$99,827	$735,851

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (the "pay ratio rules"), we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of Ms. Anna Manning, our President and Chief Executive Officer (our "CEO"). This regulation requires us to identify our median employee by using consistently applied compensation measures and then determine the ratio of our CEO's total annual compensation to the compensation of this employee. The pay ratio information included in this disclosure is a reasonable estimate calculated in a manner consistent with the pay ratio rules.

The pay ratio rules permit the use of a determined median employee for up to three years, unless there has been a meaningful change to a company's employee population, or a change in employee compensation arrangements that such company believes would result in a significant modification to the pay ratio disclosure. The total number of Company employees (at parent company and consolidated subsidiaries worldwide) as of October 31, 2018 was 3,002 individuals. As of October 31, 2019, there were 3,426 individuals working for the parent company and consolidated subsidiaries worldwide, a 14.1% change from the previous year. This employee population change was the result of both strategic acquisitions and organic growth.
As a result of the increase in our employee population, we determined that it was appropriate to select a new median employee for 2019 CEO pay ratio calculations. The median employee was selected from those individuals whose compensation is determined by the Company, which includes all of our regular employees, temporary fixed-term employees, temporary student employees, interns and coop employees who were working for the Company on October 31, 2019.
We used base salary and ABP payments to calculate our median employee, as these compensation measures apply consistently to all employees, across all locations of our employee population. The base salary of any permanent full-time employee who did not work the full year was annualized. We did not make any cost-of-living adjustments for non-U.S. employees in determining each employees' annual compensation. For foreign employees, a year-to-date average exchange rate was used for base salary and the spot rate for March 1, 2019 was used for the ABP payment.
We combined all of the elements of the median employee's compensation for 2019, in accordance with the requirements of the pay ratio rules, resulting in annual total compensation of $113,479. The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $8,116,274 in 2019. Based on this information, for 2019 the ratio of the annual total compensation of our CEO as compared to our median employee was 72:1.

Year	CEO Pay Ratio
2019	72:1
2018	62:1
2017	66:1

ITEM 2 – SHAREHOLDERS' ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory basis (i.e., non-binding), the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative disclosures).
The Company has a "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of the named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to our ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Compensation Discussion and Analysis – Overview" for an overview of the compensation of the named executive officers.
A primary focus of the Compensation Committee is whether the Company's executive compensation program serves the best interests of the Company's shareholders. At the Company's 2019 Annual Meeting, a significant majority (98% of votes cast on the proposal) of our shareholders approved the compensation program described in the proxy statement for that meeting. This is consistent with our shareholder feedback at our previous annual meetings:

Annual Meeting Year	Percentage of Votes Cast in Favor of "Say on Pay"
2019	98%
2018	98%
2017	98%
2016	98%
2015	98%
Five Year Average	98%
As part of its ongoing review of our executive compensation program, the Compensation Committee took the votes into consideration, along with an overall review of the compensation program, when making compensation decisions for 2019 and 2020. The Compensation Committee determined that the Company's executive compensation philosophy, objectives and elements continue to be appropriate.
We are asking our shareholders to approve the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" and "Compensation Tables and Other Matters" discussions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will carefully consider those shareholders' concerns when making future compensation decisions for the named executive officers and will evaluate whether any actions are necessary to address those concerns.
Vote Required
If a quorum is present, the vote required to approve this Item 3 is a majority of the common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors
The Board of Directors recommends that shareholders vote FOR the proposal to approve the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

ITEM 3 - AMENDED & RESTATED ARTICLES OF INCORPORATION
The Company is seeking approval to amend and restate the Company’s Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to provide that special meetings of the shareholders may be called from time to time as permitted by the Company’s Amended & Restated Bylaws (the "Bylaws") and to remove certain outdated and unnecessary provisions from the Articles of Incorporation (the "Charter Proposal").
Currently, our Articles of Incorporation provide that a special meeting of the shareholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chair of the Board of Directors or the President. The Bylaws similarly provide that special meetings of the shareholders, unless otherwise prescribed by statute or by the Articles of Incorporation, may only be called by the Chair of the Board of Directors or by the President or by a majority of the entire number of the Board of Directors.
Our Board of Directors believes that amending the Articles of Incorporation to provide that special meetings of the shareholders may be called from time to time as permitted by the Bylaws eliminates the duplication between the current provisions in the Articles of Incorporation and the Bylaws, and provides the Board of Directors and shareholders with the flexibility to change the provisions governing how special meetings may be called in the future by simply amending the Bylaws.
Our Board of Directors also believes that the Articles of Incorporation as currently in effect may confuse shareholders and other third parties because of certain outdated and unnecessary provisions. Amending and restating the Articles of Incorporation to eliminate such provisions may serve to avoid any confusion. The Amended and Restated Articles of Incorporation eliminate references to (i) our prior capital structure and the conversion to the current capital structure in Article Three, (ii) our original incorporator in Article Five, (iii) the phase-in provisions relating to the declassification of our Board of Directors in Article Six and (iv) the five percent ownership provisions in Article Fourteen, which have previously expired.
We do not intend for the Charter Proposal to make any substantive change to the Articles of Incorporation except to reflect that special meetings of the shareholders may be called from time to time as permitted by the Bylaws. Further, we do not intend for the Charter Proposal to make any substantive change to the current process for calling special meetings of the shareholders given that the Bylaws reflect the same process for calling special meetings of the shareholders as is currently set forth in the Articles of Incorporation. Accordingly, we believe the Charter Proposal will not adversely affect the rights or preferences of shareholders.
This general description of the Charter Proposal is qualified in its entirety by reference to the text of the Amended and Restated Articles of Incorporation attached as Appendix A to this proxy statement. In order to facilitate review by our shareholders, Appendix A is marked to reflect all changes to be made to our existing Articles of Incorporation as a result of the Charter Proposal. Additions are indicated by underlining and deletions are indicated by strike-outs. If the Charter Proposal is approved by shareholders, it will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Missouri. If the Charter Proposal is not approved, the existing Articles of Incorporation will remain unchanged.
Vote Required
If a quorum is present, the vote required to approve this Item 3 is at least a majority of all the issued and outstanding shares of common stock whether or not represented in person or by proxy at the Annual Meeting.

Recommendation of the Board
The Board of Directors has approved the Charter Proposal and recommends that shareholders vote FOR the Charter Proposal.

AUDIT MATTERS

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed our 2019 audited financial statements with Company executives. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed as required by auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), SEC Rule 2-07 of Regulation S-X, Statement of Auditing Standards ("SAS") No. 114, "The Auditor's Communication With Those Charged With Governance." The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB Rule 3526, and has discussed with those accountants their independence. Based on those reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

Patricia L. Guinn, Chair
John J. Gauthier
Hazel M. McNeilage
Steven C. Van Wyk

ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The final item to be acted upon at the Annual Meeting is the ratification of the appointment of Deloitte & Touche LLP and their related entities (collectively, "Deloitte") as the Company's independent auditor for the year ending December 31, 2020. The Audit Committee has appointed Deloitte subject to shareholder ratification. Deloitte has served as independent auditor of the Company since 2000. Its long-term knowledge of the Company and its subsidiaries, combined with its insurance industry expertise, has enabled it to carry out its audits of the Company's financial statements with effectiveness and efficiency.
In considering Deloitte's appointment, the Audit Committee reviewed the firm's qualifications and competencies, including the following factors:

•	Deloitte's status as a registered public accounting firm with the PCAOB, as required by Sarbanes-Oxley and the Rules of the PCAOB;

•	Deloitte's independence and its processes for maintaining its independence;

•	the results of the independent review of the firm's quality control system;

•	the key members of the engagement team for the audit of the Company's financial statements;

•	Deloitte's approach to resolving significant accounting and auditing matters including consultation with the firm's national office; and

•	Deloitte's reputation for integrity and competence in the fields of accounting and auditing.

The Audit Committee assures the regular rotation of the audit engagement team partners as required by law. The Audit Committee approves Deloitte's audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Under procedures adopted by the Audit Committee, the Audit Committee reviews, on an annual basis, a schedule of particular audit services that the Company expects to be performed and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the Company may engage the independent auditor to perform and an estimated amount of fees for each of those services.
All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
Representatives of Deloitte will attend the 2020 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.
The aggregate fees billed to us for the years ending December 31, 2019 and 2018 by Deloitte are set forth below. These fees have been approved by the Company's Audit Committee in accordance with its Pre-Approval Policy.
AUDITOR FEES

Fee	Fiscal Year
	2019	2018
Audit Fees[1]	$10,733,066	$10,421,792
Audit Related Fees[2]	774,015	1,630,153
Total audit and audit-related fees	11,507,081	12,051,945
Tax Fees[3]	243,103	63,906
Other	—	—
Total Fees	$11,750,184	$12,115,851

1.	Includes fees for the audit of our Company's and its subsidiaries' annual financial statements, reviews of our quarterly financial statements and Sarbanes-Oxley Section 404 attestation.

2.
Includes fees for services rendered by Deloitte for matters such as assistance with internal control reporting requirements, certain accounting consultations on potential acquisition, reinsurance transactions, new accounting standards and International Financial Reporting Standards, and services associated with SEC registration statements, periodic reports and securities offerings.

3.	Includes fees for tax services rendered by Deloitte such as consultation related to tax planning and compliance.

Vote Required
If a quorum is present, the vote required to approve this Item 4 is a majority of the common stock represented in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors
The Board of Directors has approved the proposal regarding the appointment of Deloitte and recommends that shareholders vote FOR the proposal.

STOCK OWNERSHIP

SECURITIES OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of December 31, 2019, certain information with respect to: (1) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock and (2) the ownership of common stock by (i) each of our directors and nominees, (ii) each of our named executive officers and (iii) all directors, nominees and executive officers as a group.
BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 2019

Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[2]
Significant Shareholders
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	6,139,457[3]	9.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,985,193[4]	9.6%
Directors, Nominees and Named Executive Officers:
Non-Employee Directors
Pina Albo	---	*
Arnoud W.A. Boot	6,301	*
John F. Danahy	18,456[5]	*
Christine R. Detrick	6,027	*
J. Cliff Eason	10,646	*
John J. Gauthier	3,516	*
Patricia L. Guinn	1,949	*
Alan C. Henderson	20,715[6]	*
Hazel M. McNeilage	527	*
Frederick J. Sievert	8,872	*
Stanley B. Tulin	7,342	*
Steven C. Van Wyk	989	*
Named Executive Officers
Anna Manning	126,162[7]	*
Todd C. Larson	78,825[8]	*
Alain P. Néemeh	71,234[9]	*
John P. Laughlin	76,377[10]	*
Tony Cheng	24,461[11]	*
All directors and executive officers as a group (24 persons)	615,353[12]	0.98%
*Less than 1%.

1.
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options or SARs) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group. No director, nominee or named executive officer owns more than 1% of our outstanding common stock.

2.	Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned and none of the shares listed are pledged as security.

3.	As reported on Schedule 13G/A filed February 10, 2020, Blackrock, Inc. and its subsidiaries have sole voting and dispositive power over all the beneficially owned shares.

4.
As reported on Schedule 13G/A filed February 12, 2020, The Vanguard Group, Inc. shares dispositive voting power of 23,874 shares with Vanguard Fiduciary Trust Company, its wholly-owned subsidiary and 52,183 shares with Vanguard Investments Australia, Ltd., its wholly-owned subsidiary.

5.	Includes for Mr. Danahy 13,862 shares owned by John F. Danahy 2015 Grantor Retained Annuity Trust, of which Mr. Danahy is trustee.

6.	Includes for Mr. Henderson 3,000 shares owned by Bess L. Henderson Trust, of which Mr. Henderson is trustee and primary beneficiary.

7.	Includes for Ms. Manning 84,785 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

8.
Includes for Mr. Larson a total of 47,613 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days. Mr. Larson shares voting and investment power for 4,928 shares with his spouse.

9.	Includes for Mr. Néemeh 33,742 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

10.	Includes for Mr. Laughlin 46,105 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

11.	Includes for Mr. Cheng 12,685 shares of common stock subject to stock options and/or SARs that are exercisable within 60 days.

12.	Includes a total of 321,297 shares of common stock subject to stock options, restricted share units and/or SARs that are exercisable within 60 days.

EXECUTIVE STOCK OWNERSHIP GUIDELINES
In order to further align the interests of our management and our shareholders, our executive stock ownership guidelines provide that our senior executives should hold a specified number of shares of Company stock, expressed as a multiple of such executives' base salary, as follows:

Position	Share Ownership Requirement
President & Chief Executive Officer	8x Base Salary
Senior Executive Vice President	5x Base Salary
Executive Vice President	2x - 4x Base Salary
Senior Vice President	1x - 2x Base Salary
The number of shares includes only those shares of common stock that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net shares (net of applicable taxes for PCS and, for SARs and stock options, the net of exercise cost and taxes) from any SARs and stock option exercise or award of PCS until they satisfy the applicable stock ownership requirement.
As of December 31, 2019, Messrs. Larson, Néemeh and Laughlin met their respective ownership requirements. Due to her promotion in 2017, Ms. Manning is subject to significantly higher ownership requirements and has not yet met her stock ownership requirement. As of December 31, 2019, Mr. Cheng had not yet reached his ownership requirement.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging
The Company’s Insider Trading Policy (the "Policy") prohibits directors, executive officers, employees, and others from engaging in short sale transactions in Company securities and prohibits the purchase or use, directly or indirectly, of financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities (including prepaid variable forward contracts, equity swaps, collars, and exchange funds). In addition, the Policy strongly discourages holding the Company’s securities in margin accounts or pledging Company securities as collateral. These restrictions are intended to prevent a misalignment of interests with the Company’s shareholders or the appearance of such a misalignment. An exception to the general ban on hedging may be sought from the General Counsel on a case-by-case basis, subject to pre-clearance procedures.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received or that were filed with the SEC, or written representations from certain reporting persons, we believe that all our directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2019.

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1. Who is entitled to vote and how many votes do I have?

If you are a holder of record of Company common stock at the close of business on March 17, 2020, you are eligible to vote at the 2020 Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

2. How do I vote?

Your vote is important. Please cast your vote as soon as possible using one of the following methods.

By Telephone or Internet. All shareholders of record also can vote by touchtone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly. You can vote via the Internet (www.proxyvote.com) or via telephone by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on May 19, 2020.

By Written Proxy. All shareholders of record can vote by written proxy card. If you received a proxy card or voting instruction form in the mail, you may vote by completing, signing, dating and returning your proxy card in the return envelope provided to you in accordance with the instructions provided with the proxy card. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

At the Meeting. All shareholders of record may vote at the meeting. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. The proxy committee will vote your shares according to your directions.

3. How do I attend a virtual meeting?

Due to health and safety concerns regarding the COVID-19 outbreak, we will be hosting a virtual Annual Meeting of Shareholders live via the Internet this year. To attend the Annual Meeting via the Internet please visit www.virtualshareholdermeeting.com/RGA2020 and be sure to have the information that is printed on your notice card. Shareholders will be afforded the same rights and opportunities to participate in the virtual meeting as they would at an in-person meeting. We expect to return to the use of the in-person meeting format for the 2021 Annual Meeting of Shareholders.

4. Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting:

•	Vote again by telephone or at the Internet website.

•	Mail a revised proxy card or voting instruction form that is dated later than the prior one.

•	Vote at the Annual Meeting.

•	Notify the Company's Corporate Secretary in writing that a prior proxy is revoked or voting instructions are changed.

Please note that, in order to be counted, the revocation or change must be received by 11:59 p.m., Eastern Time, on May 19, 2020.

5. What is a Broker Non-Vote?

A "broker non-vote" occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of independent auditors is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are "non-discretionary" items—brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

6. Who pays for the solicitation of proxies?

The Company pays the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone and other electronic means or in person.

7. How do I comment on Company business?

We collect comments from the proxy card if you vote by mailing the proxy card. You may also mail comments to our Corporate Secretary at our corporate headquarters. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns.

8. Where can I find additional information about the Company?

The Company's website, www.rgare.com, contains additional information about the Company, including:

●	This Proxy Statement and our 2019 Annual Report to Shareholders;
●	Our Code Conduct, the Directors' Code of Business Conduct and Ethics and our Financial Management Code of Professional Conduct (see page 14);
●
Our Board's Corporate Governance Guidelines and charters for the Audit, Compensation, Nominating and Governance and Finance, Investment and Risk Management Committees.  The committee charters include a detailed description of the roles and responsibilities of each committee (see page 18);

●	The process by which interested parties and shareholders can communicate with our directors and the Board; and
●	Additional financial information can be found in the Quarterly Financial Supplement on the Investor Relations portion of the website in the "Quarterly Results" tab in the "Featured Report" section.
Information on our website does not constitute part of this Proxy Statement.

You may also write us at our corporate headquarters, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017, to receive the following information, without charge:

Shareholder Request	RGA Contact
A copy of any of the codes of conduct or governance documents described above	Investor Relations
A copy of our Articles of Incorporation, Bylaws, this Proxy Statement, form of proxy card and our Annual Report to Shareholders	Corporate Secretary
Interested parties and shareholders may communicate directly with our Chair of the Board, Mr. Eason	General Counsel

VOTING

Each share of common stock outstanding at the close of business on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Under Missouri corporate law, the approval of any action taken at the Annual Meeting is based on votes cast. If a quorum is present, the votes necessary to approve Items 1, 2 and 4 or to act on any other matters properly brought before the meeting, are the affirmative votes of the holders of a majority of the shares of our common stock entitled to vote which are present in person or represented by proxy at the 2020 Annual Meeting. If a quorum is present, the affirmative vote of the holders of at least a majority of all the issued and outstanding shares of common stock, whether or not present in person or represented by proxy at the Annual Meeting, is required to approve Item 3.

Shareholder approval occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. "Votes cast" on these proposals means votes "for" or "against" a particular proposal. Abstentions and broker non-votes are not considered votes cast on these proposals and therefore have no effect on the outcome of these proposals. In uncontested elections, directors are elected by a majority of votes cast. Shares represented by proxies which are marked or voted "withhold authority" with respect to the election of any one or more nominees for election as Directors (Item 1), proxies which are marked or voted "abstain" on the proposal to approve the Company’s executive compensation (Item 2), or the proposal to ratify the appointment the Company’s independent auditor (Item 4), and proxies which are marked or voted to deny discretionary authority on any other matters will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to approve the Company’s executive compensation, against the proposal to ratify the appointment of the Company’s independent auditor and against any such other matters, respectively.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters, except in the case of Item 3. Please note that brokers cannot vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

Because Item 3 requires the affirmative vote of the holders of at least a majority of all the issued and outstanding shares of common stock, whether or not present in person or represented by proxy at the Annual Meeting, abstentions and broker non-votes will have the same effect as votes against such proposals.

We know of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies. Voting results will be disclosed in our Current Report on Form 8-K filed with the SEC within four business days following the 2020 Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.

SHAREHOLDER PROPOSALS
Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Securities Exchange Act of 1934) for presentation at the 2021 Annual Meeting must be received by us by December 9, 2020, for inclusion in our Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. We currently anticipate that the 2021 Annual Meeting will be held in-person on May 19, 2021.
In order for a shareholder to bring business before a shareholder meeting, timely notice must be given to us within the time limits described above. Such notice must include a description of the proposed business, any material interest of the shareholder proponent or beneficial owner (or their respective affiliates, associates and those with whom they are acting in concert) in the proposed business; the text of the proposal or business (including the text of any resolutions proposed); and a description of all agreements and arrangements between or among such shareholder, beneficial owner and their respective affiliates, associates and those with whom they are acting in concert, and any other person in connection with the proposal. Required disclosures should be updated and supplemented, if necessary, so that they are accurate as of the record date for a meeting and as of ten business days prior to the meeting. The shareholder proposing business or making a nomination (or a qualified representative of the shareholder) must appear at the applicable meeting of shareholders to present such business or nomination in order for it to be considered.
The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement. In each case, the notice must be given to our Secretary at our corporate headquarters.

USE OF NON-GAAP FINANCIAL MEASURES

The Company uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under the Company's management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company's continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company's underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform, and other items that management believes are not indicative of the Company's ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income. Reconciliations from GAAP net income are provided in the following tables.

Book value per share excluding AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average shareholders' equity excluding AOCI.

Effective with the first quarter of 2017, the Company modified the labeling of its non-GAAP measure "operating income" to "adjusted operating income."

Reinsurance Group of America, Incorporated and Subsidiaries
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)

Net income to adjusted operating income	Twelve Months Ended December 31
	2019	2018	2017
GAAP net income	$870	$716	$1,822
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(43)	121	10
Capital (gains) losses on funds withheld, included in investment income	4	(2)	(10)
Embedded derivatives:
Included in investment related (gains) losses, net	(13)	22	(115)
Included in interest credited	36	(14)	(26)
DAC offset, net	(25)	8	70
Investment income on unit-linked variable annuities	(21)	5	(7)
Interest credited on unit-linked variable annuities	21	(5)	7
Interest on uncertain tax provisions	14	—	—
Non-investment derivatives	2	—	1
Uncertain tax positions and other tax related items	8	(62)	(1,039)
Adjusted operating income	$853	$789	$713

Earnings per share	Twelve Months Ended December 31
	2019	2018	2017
Diluted earnings per share from adjusted operating income	$13.35	$12.12	$10.84
Earnings per share from net income:
Basic earnings per share	$13.88	$11.25	$28.28
Diluted earnings per share	$13.62	$11.00	$27.71
Weighted average number of common and common
Equivalent shares outstanding (diluted)	63,882	65,094	65,753

Book value per share	At December 31
	2019	2018	2017	2016
Common shares outstanding	62,656	62,814	64,452	64,303

Book value per share	$185.17	$134.53	$148.48	$110.31
Less:
Accumulated currency translation adjustments	$(1.46)	$(2.69)	$(1.34)	$(2.68)
Unrealized appreciation of securities	$52.65	$13.63	$34.14	$21.07
Pension and postretirement benefits	$(1.12)	$(0.80)	$(0.78)	$(0.67)
Book value per share excluding AOCI	$135.10	$124.39	$116.46	$92.59

APPENDIX A - Marked Amended & Restated Articles of Incorporation

In order to facilitate review by our shareholders, the following document is marked to reflect all changes to be made to our existing Articles of Incorporation as a result of the Charter Proposal. Additions are indicated by underlining and deletions are indicated by strike-outs in red.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

ARTICLE ONE
NAME

The name of the corporation (hereinafter referred to as the “Corporation”) is: Reinsurance Group of America, Incorporated.

ARTICLE TWO
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in this state is 120 South Central Ave., St. Louis, Missouri 63105. The name of its registered agent at such address is CT Corporation System.

ARTICLE THREE
CAPITAL STOCK

A.    Class and Number of Shares. The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue is 150,000,000 shares, consisting of 140,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”) ($1,500,000.00 aggregate total).

~~Immediately upon effectiveness of these Amended and Restated Articles of Incorporation (the “Effective Time”), and without any further action on the part of the Corporation or its shareholders, each share of class A common stock, par value $0.01 per share, of the Corporation (the “Old Class A Common Stock”), issued and outstanding immediately prior to the Effective Time, including Old Class A Common Stock into which shares of class B common stock, par value $0.01 per share, of the Corporation (the “Old Class B Common Stock”) were converted pursuant to their terms (the “Conversion”), shall automatically be redesignated as one fully paid and nonassessable share of Common Stock.~~

~~Each certificate formerly representing a share or shares of Old Class A Common Stock (or Old Class B Common Stock, if not theretofore replaced by a certificate representing Old Class A Common stock as a result of the Conversion) shall automatically represent from and after the Effective Time, without any further action on the part of the Corporation or any holder thereof, a number of shares of Common Stock equal to the number of shares of Old Class A Common Stock (or Old Class B Common Stock, if not theretofore replaced by a certificate representing Old Class A Common stock as a result of the Conversion) represented by such certificate immediately prior to the Effective Time; provided, however, that if the Bylaws of the Corporation provide for the issuance of uncertificated shares, and any shares of Common Stock (or any stock into which such Common Stock may be converted or exchanged) are issued in uncertificated form in accordance with the Bylaws of the Corporation, then, without any further action on the part of any holder thereof, the Corporation shall cause to be sent to such holder a statement of such holdings, which statement shall include any legends that would be set forth on certificates, if such holder’s shares were represented thereby~~

~~For clarification purposes, references to “New Common Stock” in Article Fourteen shall mean shares of Old Class A Common Stock or Old Class B Common stock prior to the Effective Time and shares of Common Stock at or after the Effective Time.~~

B.    Voting Rights of the Common Stock. Each holder of the Common Stock shall be entitled to one vote per share of Common Stock on all matters to be voted on by the shareholders.

C.    Issuance of Preferred Stock, Rights and Preferences Thereof. The Preferred Stock may be issued from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. Without limiting the generality of the foregoing, in the resolution or resolutions providing for the issuance of such shares of each particular series of Preferred Stock, subject to the requirements of the laws of the State of Missouri, the Board of Directors is also expressly authorized:

(i)    To fix the distinctive serial designation of the shares of the series;

(ii)    To fix the consideration for which the shares of the series are to be issued;

(iii)    To fix the rate or amount per annum, if any, at which the holders of the shares of the series shall be entitled to receive dividends, the dates on which and the conditions under which dividends shall be payable, whether dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends shall be cumulative;

(iv)    To fix the price or prices at which, the times during which, and the other terms, if any, upon which the shares of the series may be redeemed;

(v)    To fix the rights, if any, which the holders of shares of the series have in the event of dissolution or upon distribution of the assets of the Corporation;

(vi)    From time to time to include additional shares of Preferred Stock which the Corporation is authorized to issue in the series;

(vii)    To determine whether or not the shares of the series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Preferred Stock of the Corporation, now or hereafter authorized, or any new class of Preferred Stock of the Corporation hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange rate shall be exercised;

(viii)    To determine if a sinking fund shall be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

(ix)    To fix the other preferences and rights, privileges and restrictions applicable to the series as may be permitted law.

ARTICLE FOUR
ADDITIONAL PROVISIONS REGARDING
CERTAIN SHAREHOLDER RIGHTS

A.    Preemptive Rights. All preemptive rights of shareholders are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of stock or other security or securities of the Corporation shall have any preferential or preemptive right to acquire additional shares of stock or any other security of the Corporation.

B.    Cumulative Voting. All cumulative voting rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security of the Corporation shall carry with it and no holder or owner of any Common Stock, Preferred Stock or any other security shall have any right to cumulative voting in the election of directors or for any other purpose.

ARTICLE FIVE
INCORPORATOR

~~The name and place of residence of the incorporator is:~~

~~Donna J. Holsten~~
~~6140 Wanda~~
~~St. Louis, Missouri 63116~~
Reserved.

ARTICLE SIX
DIRECTORS

A.    Number and Classes of Directors. The number of directors to constitute the Board of Directors of the Corporation is ten. Thereafter, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. ~~Beginning with the annual meeting of shareholders that is held in calendar year 2019 (the “2019 Annual Meeting”), and at each annual meeting of shareholders thereafter,~~ Directors shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, removal or disqualification~~; provided, however, that any Director in office immediately prior to the 2019 Annual Meeting who was elected to a term that does not expire at the 2019 Annual Meeting shall continue to hold such office until the end of the term for which such Director was elected, with such Directors to hold office until their successors are elected and qualified~~. As used in these Articles of Incorporation, the term “entire Board of Directors” means the total number of Directors fixed by, or in accordance with, these Articles of Incorporation or the Bylaws of the Corporation.

B.    Removal of Directors. Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, (1) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his term of office only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose (such vote being in addition to any required class or other vote); and (2) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his term of office, as provided by law, in the event that the Director fails to meet any qualifications stated in the Bylaws for election as a Director or in the event that the Director is in breach of any agreement between the Director and the Corporation relating to the Director’s service as a Director or employee of the Corporation.

C.    Nominations. Subject to the rights, if any, of holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any shareholder of record entitled to vote generally in the election of Directors. Any shareholder who otherwise desires to nominate one or more persons for election as a Director at any meeting of shareholders held at any time may do so only if the shareholder has delivered timely notice of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, such notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which the notice of the date of meeting was mailed or public disclosure was made, whichever occurs first. A shareholder’s notice to the Secretary shall set forth: (1) the name and address of record of the shareholder who intends to make the nomination; (2) a representation that the shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice; (4) the name, age, business and residential address, and principal occupation or employment of each proposed nominee; (5) the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice; (6) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; (7) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (8) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish any other information it may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should make that determination, he shall so declare at the meeting and the defective nomination shall be disregarded.

D.    Vacancies. Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason, including vacancies which occur by reason of an increase in the number of Directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office (although less than a quorum). Any Director so elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, removal or disqualification.

ARTICLE SEVEN
DURATION

The duration of the Corporation is perpetual.

ARTICLE EIGHT
PURPOSES

The Corporation is formed for the following purposes:

1.    To purchase, take, receive, subscribe or otherwise acquire, own, hold, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of, and otherwise deal in and with the shares or other interests in, or obligations of, other domestic and foreign corporations, associations, partnerships or individuals;

2.    To be a general or limited partner in any general or limited partnership;

3.    To take such actions and transact such other business as are incidental to and connected with the purposes set forth above; and

4.    To do anything permitted of corporations pursuant to the provisions of The General and Business Corporation Law of Missouri, as amended from time to time.

ARTICLE NINE
SHAREHOLDERS’ MEETINGS

A.    Special Meetings. A special meeting of the shareholders may be called ~~only~~ from time to time as permitted by the ~~Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors or the President~~Bylaws of the Corporation. Only such business shall be conducted, and only such proposals shall be acted upon, as are specified in the call of any special meeting of shareholders.

B.    Annual Meetings. At any annual meeting of shareholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting by the Board of Directors or by a shareholder of record entitled to vote at such meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of (1) the day on which notice of the date of the annual meeting was mailed or (2) the day on which public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting; (b) the name and address of record of the shareholder proposing the business and any other shareholders known by such shareholder to be supporting the proposal; (c) the class and number of shares of the capital stock which are beneficially owned by the shareholder on the date of the shareholder notice and by any other shareholders known by such shareholder to be supporting the proposal on the date of the shareholder notice; and (d) any material interest of the shareholder in the proposal.

The Board of Directors may reject any shareholder proposal submitted for consideration at the annual meeting which is not made in accordance with the terms of this Article Nine or which is not a proper subject for shareholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any shareholder proposal, the presiding officer of the annual meeting may, if the facts warrant, determine and declare at the annual meeting that the shareholder proposal was not made in accordance with the terms of this Article Nine and, if he should make that determination, he shall so declare at the meeting and the business or proposal shall not be acted upon. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, filed and received as herein provided.

C.    Action by Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE TEN
AMENDMENT OF BYLAWS

The Bylaws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the Bylaws as they exist from time to time may be adopted, by the affirmative vote of a majority of the entire Board of Directors or by the affirmative vote of the holders of record of outstanding shares representing a majority of all the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE ELEVEN
AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, directors and officers of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote) the affirmative vote of the holders of record of outstanding shares representing a majority of all the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions of these Articles of Incorporation.

ARTICLE TWELVE
INDEMNIFICATION AND RELATED MATTERS

A.    Actions Involving Directors and Officers. The Corporation shall indemnify each person (other than a party plaintiff suing on his own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for‑profit or not‑for‑profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

B.    Actions Involving Employees or Agents.

1.    The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his own behalf or in right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for‑profit or not‑for‑profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

2.    To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B (1) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or preceding.

C.    Determination of Right to Indemnification in Certain Circumstances. Any indemnification required under Section A of this Article or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

D.    Advance Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article.

E.    Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

F.    Indemnification Agreements Authorized. Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

G.    Standard of Conduct. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article (including without limitation pursuant to any agreement entered into pursuant to Section F of this Article) from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

H.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation against any claim, liability or expense asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

I.    Certain Definitions. For the purposes of this Article:

1.    Any director or officer of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation is or was a shareholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

2.    References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

3.    The term “other enterprise” shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term “serving at the request of the corporation” shall include, without limitation, any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, a director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan; the term “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

J.    Survival. Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

K.    Liability of the Directors. It is the intention of the Corporation to limit the liability of the directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should The General and Business Corporation Law of Missouri or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors of the Corporation shall be so eliminated or limited without the need for amendment of these Articles or further action on the part of the shareholders of the Corporation.

ARTICLE THIRTEEN
EXCULPATION

The liability of the Corporation’s directors to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under

~~the Missouri~~The General and Business Corporation Law of Missouri. Any repeal or modification of this Article Thirteen by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
~~ARTICLE FOURTEEN~~
~~FIVE PERCENT OWNERSHIP~~

~~A. In order to preserve the Tax Benefits to which the Corporation or any direct or indirect subsidiary thereof is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”) and the Treasury Regulations promulgated thereunder, the Corporation Securities shall be subject to the following restrictions:~~

~~(i) Certain Definitions. For purposes of this Article Fourteen, the following terms shall have the meanings indicated (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):~~

~~(a) “5% Transaction” means any Transfer or purported Transfer of Corporation Securities described in Section A.(ii) of this Article Fourteen, which Transfer is prohibited and/or void under the provisions of such Section A.(ii) of this Article Fourteen.~~

~~(b) “Additional Split-Off” has the meaning set forth in the Recapitalization and Distribution Agreement.~~

~~(c) “Agent” means any agent designated by the Board of Directors of the Corporation pursuant to Section B.(ii) of this Article Fourteen.~~

~~(d) “Corporation Securities” means (I) shares of New Common Stock, (II) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (III) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Corporation, and (IV) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).~~

~~(e) “Debt Exchange” has the meaning set forth in the Recapitalization and Distribution Agreement.~~

~~(f) “Excess Securities” has the meaning set forth in subsection B.(i) of this Article Fourteen.~~

~~(g) “End Date” has the meaning set forth in the Recapitalization and Distribution Agreement.~~

~~(h) “Five-Percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).~~

~~(i) “MetLife” means MetLife, Inc., a Delaware corporation.~~

~~(j) “Percentage Stock Ownership” means the percentage stock ownership interest as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).~~

~~(k) “Permitted Transfer” means a Transfer of Corporation Securities (A) after the Restriction Release Date, (B) pursuant to any (1) merger, consolidation or similar transaction approved in advance by the Board of Directors or (2) tender or exchange offer made pursuant to the applicable~~

~~rules and regulations of the Exchange Act, for any or all outstanding New Common Stock in which a majority of each class of the outstanding New Common Stock has been validly tendered and not withdrawn and in which offer the offeror or an affiliate thereof has committed to consummate a merger with the Corporation in which all of the New Common Stock not so acquired in such offer is (subject to any applicable dissenters’ rights) converted into the same type and amount of consideration paid for New Common Stock accepted in such tender or exchange offer, (C) pursuant to the exercise of any option or warrant outstanding on the effective date of these Amended and Restated Articles of Incorporation to purchase Corporation Securities from the Corporation, (D) pursuant to the Split-Off or any Additional Split-Off or any Public Debt Exchange, (E) any issuance of Corporation Securities by the Corporation or any of its subsidiaries, or (F) pursuant to any Private Debt Exchange, the Transfer from MetLife of Old Class B Common Stock to its immediate transferees, but not to the transferees of such immediate transferees.~~

~~(l) “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation § 1.382-3(a)(1), or otherwise and shall include any successor (by merger or otherwise) of any such entity.~~
~~(m) “Private Debt Exchange” has the meaning set forth in the Recapitalization and Distribution Agreement.~~

~~(n) “Prohibited Distribution” has the meaning set forth in subsection B.(ii) of this Article Fourteen.~~

~~(o) “Public Debt Exchange” has the meaning set forth in the Recapitalization and Distribution Agreement.~~

~~(p) “Purported Transferee” has the meaning set forth in subsection B.(i) of this Article Fourteen.~~

~~(q) “Prohibited Transfer” means any 5% Transaction (other than a Permitted Transfer).~~

~~(r) “Recapitalization and Distribution Agreement” means the Recapitalization and Distribution Agreement, dated as of June 1, 2008, by and between the Corporation and MetLife, as it may be amended from time to time.~~

~~(s) “Restriction Release Date” means the earlier of (x) September 13, 2011, or (y) such other date as the Board of Directors may determine in good faith that this Article Fourteen is no longer in the best interests of the Corporation and its shareholders.~~

~~(t) “Section 382” means Section 382 of the Code, or any comparable successor provision.~~
~~(u) “Split-Off” has the meaning set forth in the Recapitalization and Distribution Agreement.~~

~~(v) “Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.~~

~~(w) “Transfer” means any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, whether voluntary or involuntary, and whether by operation of law or otherwise, by any Person other than the Corporation. A Transfer also shall include the creation or grant of an option, warrant or right (including an~~

~~option within the meaning of Treasury Regulation Section 1.382-4(d)(9)) by any Person other than the Corporation, but only if such option, warrant or right would be deemed exercised pursuant to Treasury Regulation Section 1.382-4(d)(2)(i).~~

~~(ii) Transfer Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, that is not a Permitted Transfer shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such Corporation Securities to the Purported Transferee to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i), or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased.~~

~~(iii) The restrictions set forth in Section A.(ii) of this Article Fourteen shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors or a duly authorized committee thereof. In considering whether to approve any such transfer, the Board of Directors may take into account both the proposed Transfer and potential future Transfers. The Board of Directors may exercise the authority granted by this Section A(iii) of this Article Fourteen through duly authorized officers or agents of the Corporation.~~

~~(iv) Each certificate representing shares of Corporation Securities issued prior to the Restriction Release Date shall contain the legend set forth below, evidencing the restrictions set forth in this Section A of this Article Fourteen and Sections B and C of this Article Fourteen:~~

~~“The transfer of securities represented by this certificate is (and other securities of the Corporation may be) subject to restriction pursuant to Article Fourteen of the Corporation’s Amended and Restated Articles of Incorporation. The Corporation will furnish a copy of its Amended and Restated Articles of Incorporation setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to the holder of record of this Certificate without charge upon written request addressed to the Corporation at its principal place of business.”~~

~~With respect to any shares of Corporation Securities that are not evidenced by a certificate, but are uncertificated securities, the foregoing legend shall be set forth in the initial statement of holdings.~~

~~B.    Treatment of Excess Securities.~~

~~(i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, such Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any; provided, however, that the Transferor of such Excess Securities shall not be required to disgorge, and shall be permitted to retain for its own account, any proceeds of such Transfer, and shall have no further rights, responsibilities, obligations or liabilities with respect to such Excess Securities, if such Transfer was a Prohibited Transfer. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Section B of this Article Fourteen shall also be a Prohibited Transfer.~~

~~(ii) If the Corporation determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to the Agent designated by the Board of Directors. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s length transactions (over the New York Stock Exchange or other national securities exchange, if possible, or otherwise privately); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific timeframe if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section B.(iii) of this Article Fourteen if the Agent rather than the Purported Transferee had resold the Excess Securities. Disposition of Excess Securities by the Agent pursuant to this Section B.(ii) of this Article Fourteen shall be deemed to occur simultaneously with the Prohibited Transfer to which the Excess Securities relate.~~

~~(iii) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (x) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (y) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value of the Excess Securities (1) calculated on the basis of the closing market price for the Corporation Securities on the New York Stock Exchange, or such other national securities exchange on which the Corporation Securities are then listed or admitted to trading, on the day before the Prohibited Transfer, (2) if the Corporation Securities are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by NASDAQ or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, at the time of the Prohibited Transfer to the Purported Transferee), which amount (or fair market value) shall be determined by the Board of Directors in its discretion; and (z) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 5% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (y) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section B of this Article Fourteen inure to the benefit of the Corporation.~~

~~(iv) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to Section B.(ii) of this Article Fourteen, then the Corporation shall use its best~~

~~efforts to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.~~

~~(v) The Corporation shall make the written demand described in Section B.(ii) of this Article Fourteen within 30 days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of Sections A and B of this Article Fourteen shall apply nonetheless.~~
~~(vi) Anything herein to the contrary notwithstanding, the Agent shall not act or be treated as acting as an agent for or on behalf of the Purported Transferee or for or on behalf of the Corporation and shall have no right to bind any of them, in contract or otherwise, but shall act only to carry out the ministerial functions assigned to it in this Section B of this Article Fourteen.~~

~~C.    Board Authority. The Board of Directors shall have the power to determine all matters necessary for assessing compliance with Sections A and B of this Article Fourteen, including, without limitation, (i) the identification of any Five-Percent Shareholder, (ii) whether a Transfer is a 5% Transaction, a Prohibited Transfer or a Permitted Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (iv) whether an instrument constitutes Corporation Securities, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section B.(iii) of this Article Fourteen, and (vi) any other matters which the Board of Directors determines to be relevant; and the good-faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of Sections A and B of this Article Fourteen. Nothing contained herein shall limit the authority of the Board of Directors to take such other action, in its discretion, to the extent permitted by law as it deems necessary or advisable to protect the Corporation, any direct or indirect subsidiary thereof and the interests of the holders of the Corporation’s securities in preserving the Tax Benefit. Without limiting the generality of the foregoing, in the event of a change in law or Treasury Regulations making one or more of the following actions necessary or desirable, the Board of Directors may (i) accelerate the Restriction Release Date, (ii) modify the specific application of the Transfer restrictions set forth in Section A.(ii) of this Article Fourteen, or (iii) modify the definitions of any terms set forth in this Article Fourteen; provided that (1) the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or advisable to preserve the Tax Benefit under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefit; and (2) no such modification shall limit or restrict the scope of clauses (D) or (F) of the definition of “Permitted Transfer” in Section A(i)(k) of this Article Fourteen prior to the End Date (as defined in the Recapitalization and Distribution Agreement).~~

~~D.    Miscellaneous. Any provision in this Article Fourteen which is judicially determined to be prohibited, invalid or otherwise unenforceable (whether on its face or as applied to a particular shareholder, transferee or Transfer) under the laws of the State of Missouri shall be ineffective to the extent of such prohibition, invalidity or unenforceability without prohibiting, invalidating or rendering unenforceable the remaining provisions of this Article Fourteen and of these Amended and Restated Articles of Incorporation, which shall be thereafter interpreted as if the prohibited, invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the Corporation’s use of the Tax Benefits without any Section 382 limitation.~~

Reinsurance Group of America, Incorporated®

16600 Swingley Ridge Road
Chesterfield, Missouri 63017-1706 U.S.A.

www.rgare.com

REINSURANCE GROUP OF AMERICA, INCORPORATED
16600 SWINGLEY RIDGE ROAD
CHESTERFIELD, MO 63017-1706
ATTN: WILLIAM L. HUTTON

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2020 for shares held directly and by 11:59 P.M. ET on May 17, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/RGA2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2020 for shares held directly and by 11:59 P.M. ET on May 17, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D05377-P35031

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**REINSURANCE GROUP OF AMERICA, INCORPORATED**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Pina Albo | ☐ | ☐ | ☐ |
| 1b. Christine R. Detrick | ☐ | ☐ | ☐ |
| 1c. J. Cliff Eason | ☐ | ☐ | ☐ |
| 1d. John J. Gauthier | ☐ | ☐ | ☐ |
| 1e. Anna Manning | ☐ | ☐ | ☐ |
| 1f. Hazel M. McNeilage | ☐ | ☐ | ☐ |
| 1g. Steven C. Van Wyk | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

| **The Board of Directors recommends you vote FOR proposals 2, 3 and 4.** | For | Against | Abstain |
|---|---|---|---|
| 2. Advisory vote to approve named executive officer compensation. | ☐ | ☐ | ☐ |
| 3. Approve the Company's Amended & Restated Articles of Incorporation. | ☐ | ☐ | ☐ |
| 4. Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2020. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D05378-P35031

**REINSURANCE GROUP OF AMERICA, INCORPORATED**
**Annual Meeting of Shareholders**
**May 20, 2020 2:00 PM (CDT)**
**This proxy is solicited by the Board of Directors**

The undersigned does hereby appoint Todd C. Larson, John W. Hayden and William L. Hutton, or any of them, the true and lawful attorneys in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of REINSURANCE GROUP OF AMERICA, INCORPORATED (the "Company") to be held May 20, 2020, commencing at 2:00 p.m., St. Louis time, live via webcast at www.virtualshareholdermeeting.com/RGA2020, and at any and all adjournments or postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion of such other business as may properly come before the meeting.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**